Table of Contents

Post-Qualification Offering

Circular Amendment No. 1
File No. 024-11200

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR	JUNE [ ], 2021 SUBJECT TO COMPLETION

200,000,000 Shares

Representing Limited Liability Company Interests

This Offering Circular relates to the offering and sale of up to 200,000,000 unit-denominated common limited liability company interests, which we refer to as shares, in SavvyShares LLC, which we refer to as SavvyShares, our Company, we, us or our, for an aggregate, maximum gross dollar offering of $50,000,000. The shares will not be offered for cash but in exchange for data, including behavior data tracked through software installed to a Member’s phone, tablet or computer (our “App”), data obtained from self-reported surveys and interviews, behavior data obtained from third parties with a member’s consent, and any other social or related data satisfying our requirements, which we refer to as Member Data. See “Securities Being Offered—Consideration” for information on the data required to be provided to the Company for each type of Member Data, beginning on page 42.

The aggregate offering price or aggregate sales for our shares is based on the fair value of Member Data as established by bona fide sales of the Member Data made within a reasonable time, or in the absence of such bona fide sales, as determined by an accepted standard. See “Securities Being Offered—Value of Consideration” beginning on page 45. Based on these valuations, each share is deemed to have an offering price of $0.25 per share, which we refer to as the Purchase Price.

This Offering is being made pursuant to Tier 2 of Regulation A, promulgated under the Securities Act of 1933, as amended.

This Offering began promptly following the date the initial Offering Circular for this Offering was qualified by the Securities and Exchange Commission on July 14, 2020, and will continue until the earliest of the sale of all shares offered hereby, thirty-six months from the initial qualification date of this Offering (or such later date as permitted by Rule 251(d)(3)(F) of Regulation A), or the decision by our Manager to terminate the Offering. We are offering the shares directly to the public and no minimum number of shares are required to be sold. No underwriter, broker or dealer is involved in this offering and no underwriting, brokerage or dealer commissions will be paid in connection with this Offering.

We are governed by the terms of our Limited Liability Company Operating Agreement, or our Operating Agreement, and are managed by SavvyShares PBC, a Delaware public benefit corporation, which we refer to as our Manager, under the terms of a Management Agreement, which we refer to as our Management Agreement. See “Our Management Agreement” beginning on page 56. With limited exceptions, our Manager has the unilateral right to modify the Operating Agreement and Management Agreement, without the consent of any of our members. See “Our Limited Liability Company Operating Agreement—Unilateral Modification” beginning on page 52 and “Our Management Agreement— Amendment, Modification, or Waiver” beginning on page 56.

Our and our Manager’s principal executive office is located at 404 Camino Del Rio South, Suite 505, San Diego, California 92108, our phone number is (619) 234-5884, and our website is located at www.savvyshares.com.

Our shares will not have any voting, consent or management rights relating to the management and operation of the Company, except to appoint a liquidator upon the dissolution of the Company if we do not have a manager at that time. Holders of shares will not be legally entitled to any profits we or our Manager derive from our database or our respective businesses, and will only be entitled to receive dividends and distributions as and when determined by our Manager, as our Manager, through its unilateral right to modify the distribution provisions of our Operating Agreement, has effective discretion not to pay dividends or distributions even if profits are otherwise available for distribution to our members pursuant to our Operating Agreement. See “Securities Being Offered—Dividends and Distributions” beginning on page 47, “Our Limited Liability Company Agreement—Distributions and Dividends” beginning on page 49, and “Risks Related to our Securities—The declaration of distributions is at the discretion of our Manager” on page 15. Our shares are transferable only under limited circumstances. Due to the foregoing and our governance provisions, including the elimination of our Manager’s fiduciary duties, our members have extremely limited rights and remedies, which primarily consists of a member’s right to terminate his or her Purchaser Consent and have all of his or her Member Data removed, i.e., to withdraw his or her data from our database and resign as a member of our Company, or to have us remove selected Member Data. See “Our Limited Liability Company Operating Agreement” beginning on page 49.

Our shares are non-transferable, except as may be required by law (for example, in the case of an individual’s bankruptcy or pursuant to a court order), and may be subject to automatic or elective redemption in the event of an unauthorized transfer, whether voluntary or by operation of law. See “Our Limited Liability Company Operating Agreement—Redemption Rights” beginning on page 50. No public market currently exists for our shares, and a public market for our shares will not develop, whether on a securities exchange, automated quotation system or otherwise.

Financial returns from the shares are highly speculative and you should not participate in this Offering if you expect a financial return. See “Risk Factors” beginning on page 5.

Generally, no sale may be made to under Regulation A if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. We deem this limitation to not apply to non-cash consideration, and therefore we deem this limitation to not limit the number of shares that you may purchase in this offering.

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION. THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURITIES OFFERED HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE REGULATORY AUTHORITY NOR HAS ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

	Number of Shares	Purchase Price	Underwriting discount and commissions (1)	Proceeds to issuer (2)(3)
Per share	1	$0.25	N/A	$50,000,000
Maximum Offering	200,000,000	$50,000,000	N/A	$50,000,000

(1)	No underwriter, broker or dealer is involved in this Offering and there will be no underwriting, brokerage or dealer commissions paid in connection with this Offering.

(2)	The amounts shown are deemed proceeds before deducting our offering expenses which may include legal, accounting, printing, due diligence, marketing, consulting, finder’s fees, selling and other costs incurred in this Offering.

(3)	We will receive Member Data instead of cash as consideration for the sale of shares. We have set the Purchase Price of shares for Member Data based on our management’s evaluation of the fair value of each type of Member Data.

The date of this Preliminary Offering Circular is [_______________], 2021

THIS OFFERING CIRCULAR CONTAINS FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, OUR COMPANY, OUR BUSINESS PLAN AND STRATEGY, AND OUR INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO OUR MANAGER. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT OUR MANAGER’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE OUR COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

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SUMMARY OF INFORMATION IN OFFERING CIRCULAR

As used in this Offering Circular, references to our “Company,” “SavvyShares” “we,” “our”, or “us” refer to SavvyShares LLC, a Delaware limited liability company, unless the context otherwise indicated.

You should carefully read all information in this Offering Circular, including the financial statements and their explanatory notes, prior to making an investment decision.

The Company

Organization:

We were organized under the laws of the State of Delaware on January 2, 2020. Our principal executive office is located at 404 Camino Del Rio South, Suite 505, San Diego, California 92108.

We have not generated revenues from unrelated parties to date. Our only activities from January 2, 2020 (inception) through the initial qualification of this Offering were organizational activities. We will rely on our Manager to fund our plan of operations for the next twelve months and until we are able to generate significant revenues.

Capitalization:	Our Limited Liability Company Operating Agreement, which we refer to as our Operating Agreement, does not restrict the number of common limited liability company interests, which we refer to as our shares, that we may issue. As of the date of this Offering Circular, no shares are issued and outstanding. Our Operating Agreement authorizes our Manager to designate and issue preferred limited liability company interests and other classes and series of equity securities.

Manager and Conflicts of Interest:

We are managed by SavvyShares PBC, a Delaware public benefit corporation, which we refer to as our Manager, under the terms of a Management Agreement, which we refer to as our Management Agreement. Our Manager’s principal executive office is located at 404 Camino Del Rio South, Suite 505, San Diego, California 92108.

Our Manager may modify the terms of our Operating Agreement and our Management Agreement, including the compensation paid to the Manager, unilaterally. Such modifications generally, but not always, require advance notice to members. See “Unilateral Modification of Rights” below.

We have potential conflicts of interest with Luth Research, which is under common control with the Manager. See “Interest of Management and Others in Certain Transactions and Conflicts of Interest—Conflicts of Interest” beginning on page 38.

Our Business

Description of Business:	We seek to buildhave built and offered customers access to the world’s first and largest database of Member Data (as defined herein) owned (as described in this Offering Circular) by a community comprised of its members, which we refer to as our Database, and we are focused on growing and developing the Database. Our Database is and will be comprised of various types of data captured or delivered depending on the methodology and submitted into the Database, including behavior data tracked through our App, data obtained from self-reported surveys and interviews, behavior data obtained from third parties with a member’s consent, and any other social or related data satisfying our requirements. Through community participation, we aim to create a dynamic, secure, and longitudinal database along with a supporting ecosystem geared towards the compilation of behavioral insights. By making the Database available to third parties, with our members’ consent, we are facilitating insights which lead to greater predictive power of behavioral information for client applications.

The Offering

Class of Securities Offered:	Unit-denominated common limited liability company interests in SavvyShares LLC, which we refer to as shares.

Number of Shares Offered:	Up to 200,000,000 shares.

Purchase Price:

Each share will be offered in exchange for specific types of data that meet our requirements, which we refer to as Member Data, as described under “Securities Being Offered—Consideration” beginning on page 42. Luth Research, LLC, which we refer to as Luth Research, is under common control with the Manager and currently offers cash incentives for all types of data that we accept as Member Data. We will therefore allocate the number of shares offered for each Member Data type based on the cash value paid by Luth Research to its panel members providing equivalent data to Luth Research, with each share equivalent to $0.25 in cash value, which we refer to as the Purchase Price. In lieu of any fractional share to which a member would otherwise be entitled, we will round up to the next full share.

If at any time we decide to change the $0.25 per share Purchase Price or change the method of allocating the number of shares for each Member Data type, we will file either an offering circular supplement under Rule 253(g)(2) or a post-qualification amendment, depending on the facts and circumstances at the time of such change. We have no present intention to change the $0.25 per share purchase price, and Luth Research advises us that it has no present intention to change the cash value it pays to its panel members providing equivalent data to Luth Research.

Use of Proceeds:	We will not receive cash proceeds from the sale of shares in this Offering. The Member Data will be used to build our Database. See “Use of Proceeds” beginning on page 21.

Shares Outstanding:	As of May 31, 2021, we have issued 201,794 shares.

Number of shares after the Offering:	If the Company is successful in selling all 200,000,000 shares offered hereby, then after the completion of this Offering there will be 200,000,000 shares issued and outstanding.

Termination of the Offering:	This Offering will continue until the earliest of the sale of all of the shares offered hereby, thirty-six months from the initial qualification of this Offering (or such later date is permitted by Rule 251(d)(3)(F) of Regulation A), or the decision by our Manager to terminate this Offering.

Market for our shares:	Our shares will be non-transferable, except as may be required by law (for example, in the case of an individual’s bankruptcy or pursuant to a court order), and will not be listed for trading on any exchange or automated quotation system.

Company Offering:	We are offering the shares directly to the public and no minimum number of shares are required to be sold. No underwriter, broker or dealer is involved in this Offering and there will be no underwriting, brokerage or dealer commissions paid in connection with this Offering.

Risk Factors:	Our services will involve the storage and transmission of Member Data, and theft and security breaches expose us to a risk of loss of this information, improper use and disclosure of such information, litigation, and potential liability. If your Member Data is somehow made public or made available through a security breach, it may be used to identify you and identify your behavioral information, among other consequences. See “Risk Factors” beginning on page 5 for an expanded discussion of these and other risks, which should be considered carefully before deciding to purchase shares.

The Shares

Unilateral Modification of Rights:

Our Manager has the right to modify our Operating Agreement (subject to limited exceptions) and the Management Agreement, including the payment and distribution provisions, the compensation paid to our Manager, and our license to the Database IP, unilaterally (i.e., without the consent of any of our members). Our Manager may not, however, modify either the limitation of liability of our members for the debts, obligations or liabilities of our Company, or the basic right of a member to withdraw his or her Member Data from our Database by electing to terminate his or her Purchaser Consent with regard to all of his or her Member Data or to have us remove selected Member Data.

All descriptions of the terms of our Operating Agreement, the Management Agreement, the license to Database IP, the terms of the shares and the rights of our members made in this Offering Statement should be read subject to both the Manager’s unilateral modification right and your basic right to terminate your Purchaser Consent and to have us remove selected Member Data.

If our Manager believes that the modification may reasonably have an adverse effect on the rights or obligations of any member (in the case of the Operating Agreement) or our Company (in the case of the Management Agreement), we will provide our members not less than 30 days’ advance notice of the modification, thereby giving members the opportunity to have us remove all or some of their Member Data from our Database before the effective date of the changes. If our Manager reasonably believes that a modification will not have an adverse effect on the rights or obligations of any member or the company, we are not required to give advance notice of the modification to members.

See “Our Limited Liability Company Operating Agreement—Unilateral Modification” beginning on page 52 and “Our Management Agreement— Amendment, Modification, or Waiver” beginning on page 56.

Purchaser Consent:	By purchasing any shares in this Offering, the purchaser is granting us certain rights to his or her Member Data used to purchase those shares pursuant to the SavvyShares Consent, which we refer to as the Purchaser Consent. See “Purchaser Consent” beginning on page 58 and “Securities Being Offered—Purchaser Consent” beginning on page 47.

Voting Rights:	Our members will not have any voting, consent or management rights relating to the management and operation of our Company, except to appoint a liquidator upon the dissolution of our Company if we do not have a Manager at that time. See “Securities Being Offered—Voting Rights” beginning on page 47.

Dividends and Distributions:

We are required under our Operating Agreement to effect a distribution of accumulated net earnings at least once annually, subject to the availability of sufficient funds for such purpose. Our Manager may elect not to make an annual distribution if, after payment of all estimated costs to be incurred in effecting the distribution, the distribution would be less than $0.25 per share. See “Securities Being Offered—Dividends and Distributions” beginning on page 47 and “Risks Related to our Securities—The declaration of distributions is at the discretion of our Manager” on page 15. Upon request of a member, our Company may accrue declared distributions in an account for the benefit of the member. The member may then request payout from the account at any time.

Distributions may never be declared and our Manager has the unilateral right to modify the terms of our Operating Agreement relating to distributions, generally, but not always, with advance notice to members. See “Unilateral Modification of Rights” above. While our Manager currently does not intend to modify the distribution provisions of our Operating Agreement to reduce or eliminate the frequency or amount of distributions to our members, as noted, our Manager has the unilateral right to do so. Examples of possible modifications include increasing the minimum distribution amount if our distribution costs increase, providing for non-cash distributions to our members, or reflecting the creation and issuance of a new class of limited liability company interests.

Redemption Rights:

A member may elect at any time to terminate his or her Purchaser Consent for us to use his or her Member Data or to remove selected (or all) of his or her Member Data from our Database, which will have the effect of revoking his or her Purchaser Consent as it relates to such Member Data (but not any other Member Data not removed). Such an election will result in the redemption of all of the member’s shares (in the event of termination of his or her Purchaser Consent) or of all of the shares purchased with the affected Member Data (in the case of removing Member Data). No consideration will be paid to members if their shares are redeemed. Upon certain other events, such as the death of a member, a fraudulent data submission or an invalid data submission, or an attempted or involuntary transfer of shares, we will either automatically redeem the affected shares, or have the option to redeem them. Subject to certain exceptions at the election of a member, including the affirmative election by a member to donate the Member Data to us, if any shares are effectively redeemed, either by a member or by us, our right to use the associated Member Data will be cancelled and the data may be removed from our Database or archived. See “Our Limited Liability Company Operating Agreement—Redemption Rights” beginning on page 50.

Our Manager has the right to modify these provisions of the Operating Agreement as described under “Unilateral Modification of Rights” above; however, the Operating Agreement may not be amended without the affected member’s consent to remove the basic right of the member at any time to terminate his or her Purchaser Consent or to have us remove any selected portion of his or her Member Data. See “Our Limited Liability Company Operating Agreement—Unilateral Modification.”

Transfer of shares:	The shares are non-transferable, except as may be required by law (for example, in the case of an individual’s bankruptcy or pursuant to a court order) or with our Manager’s consent (which our Manager does not currently anticipate granting). See “Our Limited Liability Company Operating Agreement—Transfer of Shares” and “—Redemption Rights” beginning on page 50.

RISK FACTORS

In evaluating the Company and an investment in any shares, careful consideration should be given to the following risk factors, in addition to the other information included in this Offering Circular. Each of these risk factors could materially adversely affect the Company’s business, operating results or financial condition, as well as adversely affect the distributions available for our shares and their value. The following is a summary of the most significant factors that make the future availability of distributions on the shares, and hence their value, highly speculative. The Company is also subject to many risks to which other companies in its industry, and companies in the United States generally, are exposed, which risks are not described below. These include risks relating to economic downturns, political and economic events, and technological developments. Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Company

If our efforts to attract and retain members are not successful, our number of members and the amount of Member Data in our Database could fail to grow or decline and our potential to earn revenues may be materially affected.

We are dependent on third party clients to pay for data discovery activities involving the Database. We must attract members to grow the Database and make it attractive to these third parties. If the public does not perceive our mission or our services to be reliable, valuable or of high quality, we may not be able to attract or retain members and create a viable Database, and our ability to earn revenues could be materially adversely affected.

Privacy concerns relating to our Database or App could damage our reputation and deter current and potential members from contributing additional Member Data to the Database. If our security measures are breached resulting in the improper use and disclosure of Member Data, our Database may be perceived as not being secure, users and customers may curtail or stop using the Database, and we may incur significant legal and financial exposure.

Concerns about our practices with regard to the collection, use, disclosure, or security of Member Data or other privacy related matters, even if unfounded, could damage our reputation and adversely affect our operating results.

Our services will involve the storage and transmission of Member Data, and theft and security breaches expose us to a risk of loss of this information, improper use and disclosure of such information, litigation, and potential liability. Any systems failure or compromise of our security that results in the release of Member Data, or in our or our users’ ability to access such data, could seriously harm our reputation and brand and, therefore, our business, and impair our ability to attract and retain members. Additionally, if your Member Data is somehow made public or made available through a security breach, it may be used to identify you and potentially others associated with you. We will use technical, physical, and administrative controls to protect member personal information and Member Data from unauthorized access or disclosure and to ensure the appropriate use of this information. We also will require any partners that we work with to have similar controls.

We may experience cyber-attacks of varying degrees. Our security measures may also be breached due to employee error, malfeasance, system errors or vulnerabilities, including vulnerabilities of our vendors, suppliers, their products, or otherwise. Such breach or unauthorized access, increased government surveillance, or attempts by outside parties to fraudulently induce employees, users, or customers to disclose sensitive information in order to gain access to Member Data could result in significant legal and financial exposure, damage to our reputation, and a loss of confidence in the security of the Database that could potentially have an adverse effect on our business. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, become more sophisticated, and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Additionally, cyber-attacks could also compromise trade secrets and other sensitive information and result in such information being disclosed to others and becoming less valuable, which could negatively affect our business. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed and we could lose members and customers.

If we cease to continue as a going concern, due to lack of funding or otherwise, you may lose your entire investment in the company.

Our financial statements have been prepared on a going concern basis. Our Company has no plans to raise capital to fund its operations, and we are therefore dependent on our Manager for all organizational expenses and presently dependent on our Manager for all operational expenses. Our Manager covered our expenses through the qualification of this Offering pursuant to our Operating Agreement. We are obligated to promptly reimburse our Manager for all our expenses advanced by our Manager, in accordance with our Management Agreement. Our dependence on our Manager for funding of these expenses raises substantial doubt about our ability to continue as a going concern.

Our Manager’s capacity to fund all of our organizational expenses and to fund our operational expenses and the development expenses through the time when we generate significant revenues from operations is dependent on our Manager’s existing cash resources and its ability to obtain additional capital financing from investors sufficient to meet our needs and the needs of our Manager’s other operations. Our Manager presently intends to seek equity or convertible debt capital from unaffiliated investors, but it presently has no financing commitments. Our Manager may also receive capital from Luth Research or its affiliate; however, Luth Research and its affiliates are not obligated to provide capital to our Manager. Our Manager intends to raise capital that, combined with its existing cash resources, will be sufficient to fund all of our organizational expenses and to fund our operational expenses and the development expenses through the time when we generate significant revenues, at which time our revenues may be used to pay both our operational expenses and the management fee to our Manager (which management fee may then fund further development expenses). However, there can be no assurance that our Manager will be successful in its fundraising efforts. If our Manager is not successful in its intended fundraising efforts, our Manager may be required to delay various planned expenditures for development and marketing of our Database, which delays could materially adversely delay or eliminate generation of revenues and potentially jeopardize our ability to continue as a going concern.

Our success depends on the growth of markets for analysis of opinion and behavior data.

We are currently targeting customers for data discovery activities involving our Database, including market research organizations, media outlets, retailers, branded suppliers of products and services and government institutions. Our customers may use de-identified information from our Database for research and for a wide variety of applications. These markets are new and emerging, and they may not develop or reach their full potential as quickly as we anticipate. The development of the market for survey and behavior information and the success of our Database depends in part on the following factors:

●	demand by clients for opinion and behavior information;
●	the usefulness of opinion and behavior information in identifying market characteristics and trends;
●	the ability of us and our customers to successfully analyze the information we provide;
●	the ability of researchers to convert opinion and behavior information into valuable information; and
●	the development of software tools to efficiently search, correlate and manage our Member Data and the de-identified information we provide to our customers.

In addition, factors affecting research and development spending generally, such as changes in the regulatory environment affecting privacy and security, could harm our business. If our target markets do not develop in a timely manner, demand for our service may grow at a slower rate than we expect, or may fall, and we may not generate cash for distributions to members.

The market for data measurement and analytics products is highly competitive, and if we cannot compete effectively, our revenues could decline and our business could be harmed.

The market for audience and advertising measurement products is highly competitive and is evolving rapidly. We compete primarily with providers of research intelligence and related analytical products and services. We also compete with providers of marketing services and solutions, with full-service survey providers, and with internal solutions developed by customers and potential customers.

A few of our competitors offer cash in exchange for Member Data, and our success will be dependent on our ability to encourage Members to receive shares rather than the historic consideration of receiving discounted products, gift cards, points or cash. Luth Research is one such competitor in that it currently offers cash in exchange for data equivalent to Member Data. We are promoting this Offering and the Database to Luth Research’s existing panelists, but we cannot assure you that any such panelists will choose to receive shares in lieu of the cash consideration that Luth Research has provided and will continue to provide during the pendency of this Offering. We do not know the extent of the demand for receipt of shares in exchange for Member Data.

Additionally, our Manager, or an affiliate (including Luth Research) may purchase access to the Member Data in the Database for purposes of providing services to its customers, which our Manager or an affiliate is permitted to perform under our Management Agreement provided that less than 50% of the total data for the project is derived from the Database.

Some of our competitors have longer operating histories, access to larger customer bases and substantially greater resources than we do. As a result, these competitors may be able to devote greater resources to marketing and promotional campaigns, panel retention, panel development or development of systems and technologies than we can. In addition, some of our competitors may adopt more aggressive pricing policies. Some of our competitors have started to provide some services competitive with ours at no cost to customers, and this practice may expand and impair our ability to sell our services to customers.

Furthermore, large software companies, other internet portals and database management companies may enter our market or enhance their current offerings, either by developing competing services or by acquiring our competitors, and could leverage their significant resources and pre-existing relationships with our current and potential customers. Finally, consolidation of our competitors could make it difficult for us to compete effectively.

If we are unable to compete successfully against our current and future competitors, we may not be able to retain and acquire customers, and we may consequently experience a decline in revenues, reduced operating margins, loss of market share and diminished value from our products.

Our business may be harmed if we change our methodologies or the scope of information we collect.

We may in the future change our methodologies or the scope of information we collect. Such changes may result from identified deficiencies in current methodologies, development of more advanced methodologies, changes in our business plans, changes in technology used by websites, browsers, mobile applications, servers, or media we measure, integration of acquired companies or expressed or perceived needs of our customers, potential customers or partners. Any such changes or perceived changes, or our inability to accurately or adequately communicate to our customers and the research industry such changes and the potential implications of such changes on the data we make available to customers, may result in customer dissatisfaction, particularly if certain information is no longer collected or information collected in future periods is not comparable with information collected in prior periods. As a result of future methodology changes, some of our customers that may also supply us with data may decide not to continue buying products or services from us or may decide to discontinue providing us with their data to support our products. Such customers may elect to publicly air their dissatisfaction with the methodological changes made by us, which may damage our brand and harm our reputation.

Part of our business plan depends on effectively operating with mobile operating systems, hardware, networks, regulations, and standards that we do not control. Changes in our App or to those operating systems, hardware, networks, regulations, or standards may seriously harm our user retention, growth, and engagement.

Our App must remain interoperable with the popular mobile operating systems, currently Android and iOS, application stores, computer operating systems and related hardware. The owners and operators of such operating systems and application stores, including Google and Apple, each have approval authority and provide consumers with products that may compete with ours. Additionally, mobile devices are manufactured by a wide array of companies. Those companies have no obligation to test the interoperability of new mobile devices with our App, and may produce new products that are incompatible with or not optimal for our App. We have no control over these operating systems, application stores, or hardware, and any changes to these systems or hardware that could degrade our products’ functionality, or give preferential treatment to competitive products, could seriously harm our App’s usage on mobile devices.

Failure to comply with federal, state and local laws and regulations or our contractual obligations relating to data privacy, data redemption, protection and security of Member Data, and civil liabilities relating to breaches of privacy and security of Member Data, could damage our reputation and harm our business.

A variety of federal, state and local laws and regulations govern the collection, use, retention, sharing and security of Member Data. We collect Member Data from and about our members when they purchase shares and maintain that data in our Database. Claims or allegations that we have violated applicable laws or regulations related to privacy, data protection or data security could in the future result in negative publicity and a loss of confidence in us by our members and potential new members, and may subject us to fines and penalties by regulatory authorities. In addition, we have privacy policies and practices concerning the collection, use, disclosure and redemption of Member Data as part of our agreements with our members, including ones posted on our website. Several Internet companies have incurred penalties for failing to abide by the representations made in their privacy policies and practices. In addition, our use and retention of Member Data could lead to civil liability exposure in the event of any disclosure of such information due to hacking, malware, phishing, inadvertent action or other unauthorized use or disclosure. Several companies have been subject to civil actions, including class actions, relating to this exposure.

A number of new laws coming into effect and/or proposals pending before federal, state and foreign legislative and regulatory bodies will likely affect our business. For example, the State of California recently enacted the California Consumer Privacy Act (“CCPA”), which came into effect in 2020. The CCPA creates new data access and opt-out rights for consumers, which created new requirements for us and other companies that operate in California. See “Description of Business — Government Regulation.”

We have incurred, and will continue to incur, expenses to comply with data privacy, protection and security standards and protocols for Member Data imposed by law, regulation, self-regulatory bodies, industry standards and contractual obligations. Such laws, standards and regulations, however, are evolving and subject to potentially differing interpretations, and federal, state and provincial legislative and regulatory bodies may expand current or enact new laws or regulations regarding privacy matters. We may accept members from other countries in the future, which may subject us to the personal, medical, health and other data privacy, protection and security laws of those countries, We are unable to predict what additional legislation, standards or regulation in the area of privacy and security of personal information could be enacted or its effect on our operations and business.

If we are unable to satisfy data privacy, protection, security, and other government- and industry-specific requirements, our growth could be harmed.

We need or may in the future need to comply with a number of data protection, security, privacy and other government- and industry-specific requirements, including those that require companies to notify individuals of data security incidents involving certain types of personal data and including privacy regulations related to health and medical information. These requirements could lead to legislative, judicial and regulatory limitations on our ability to collect, maintain and use information about consumers’ behavior or media consumption. In addition, security compromises could harm our reputation, erode user confidence in the effectiveness of our security measures, negatively impact our ability to attract new members, or cause existing members to withdraw their Member Data from our Database.

In addition to laws governing data privacy, protection and security, our business is subject to complex and evolving U.S. and foreign laws and regulations regarding intellectual property, advertising, competition, consumer protection, securities and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, or declines in user growth or engagement, or otherwise harm our business.

We are subject to a variety of laws and regulations in the United States and abroad that involve matters central to our business, which are not limited to those governing data privacy data protection and security. These include intellectual property, advertising, marketing, distribution, electronic contracts and other communications, competition, protection of minors, consumer protection, taxation and securities law compliance. Expansion of our activities in certain jurisdictions, or other actions that we may take, may subject us to additional laws, regulations, or other government scrutiny. In addition, foreign competition, securities and other laws and regulations can impose different obligations or be more restrictive than those in the United States.

We are currently accepting only members who are resident in the United States, but if we accept European members, the European General Data Protection Regulation (GDPR) will apply to us. The GDPR increases privacy rights for individuals in Europe, extends the scope of responsibilities for data controllers and data processors and imposes increased requirements and potential penalties on companies offering goods or services to individuals who are located in Europe or monitoring the behavior of such individuals (including by companies based outside of Europe). Noncompliance can result in penalties of up to the greater of €20 million, or 4% of global company revenues.

These U.S. federal and state and foreign laws and regulations, which in some cases can be enforced by private parties in addition to government authorities, are constantly evolving and can be subject to significant change. As a result, the application, interpretation, and enforcement of these laws and regulations are often uncertain, particularly in the evolving industry in which we operate, and may be interpreted and applied inconsistently from country to country and inconsistently with our current policies and practices.

Legislative bodies or regulatory authorities may extend existing or adopt additional laws and regulations that adversely affect our market opportunities or services. Regulatory approval processes may be expensive, time-consuming and uncertain, and our failure to obtain or comply with these approvals or clearances could harm our business, financial condition or operating results. These laws and regulations, as well as any associated inquiries or investigations or any other government actions, may be costly to comply with and may delay or impede our international growth, result in negative publicity, increase our operating costs, require significant management time and attention, and subject us to remedies that may harm our business.

Our current lack of geographic diversity exposes us to risk.

Our operations are currently geographically limited to the United States and we are currently only accepting members who are resident in the United States and are not currently offering shares to purchasers in Arizona, North Dakota or Texas. As a result of this geographical concentration, our Database may lack data diversification desired by our customers. We plan to expand our operations and member admissions internationally in order to increase the diversity of our Database, and if and when we do, such expansion would subject us to additional laws and regulations, such as data privacy, health and securities laws and regulations, place increased responsibilities on our Manager, divert resources from other operations and expose us to new risks of foreign operations.

If we experience excessive rates of member attrition, our ability to attract customers or to enable data discovery could fail.

Members may elect to have their Member Data removed from our Database at any time. We must continually add new members both to replace members who choose to remove their data and to increase our member base. Members may choose to remove their Member Data for many reasons. If members are concerned about privacy and security and do not perceive our services to be reliable, if we fail to keep members engaged and interested in our mission and purpose, if we fail to generate sufficient cash to make distributions to members, or if we simply lose our members’ attention, we could fail to populate the Database with sufficient Member Data and our ability to earn revenues may be materially affected.

If members do not recurrently provide us with certain types of Member Data, we could fail to create a longitudinal database.

Certain types of our Member Data, such as behavior data or self-reported data, will need to be contributed by Members recurrently in order for such data to provide full value to our potential customers. If our members fail to provide us with suitable longitudinal data, we will not be able to create a longitudinal Database and our ability to earn revenues may be materially affected.

Unfavorable media coverage could negatively affect our business.

Unfavorable publicity regarding, for example, our privacy practices, terms and conditions, regulatory activity, the actions of third parties, the use of our products or services for illicit, objectionable, or illegal ends or the actions of other companies that provide similar services to us, could adversely affect our reputation. Such negative publicity also could have an adverse effect on the size, engagement, and loyalty of our member base and result in member attrition and decreased revenue, which could adversely affect our business and financial results.

Challenges in acquiring Member Data could materially adversely affect our ability to retain and expand our Database, and therefore could materially affect our business, financial condition and results of operations.

In order to expand our Database, we must continue to expend resources to make the submission of Member Data as user-friendly as possible. We, and our members, may face legal, logistical, cultural and commercial challenges in procuring Member Data. We may need to expend significant resources on user interfaces (including our App) for evolving platforms, such as mobile devices. In addition, we will implement screening procedures to validate and process Member Data, and Members may find our screening procedures and validation process to be long or cumbersome. Inconveniences to our members or potential members at any stage of the process may materially challenge our growth.

If we fail to respond to technological developments or evolving industry standards, our products may become obsolete or less competitive.

Our future success will depend in part on our ability to develop new and modify or enhance our existing products and services, including without limitation, our data collection technologies and approaches, in order to meet customer needs, add functionality and address technological advancements. For example, if certain proprietary hand-held mobile devices become the primary mode of receiving content and conducting transactions on the internet, and we are unable to adapt to collect information from such devices, then we would not be able to fully report on digital usage activity and would only be able to rely on personal computer data. To remain competitive, we will need to develop new products that address these evolving technologies and standards across the universe of digital media including social media sites, television, online, and mobile usage. However, we may be unsuccessful in identifying new product opportunities, developing or marketing new products in a timely or cost-effective manner, or obtaining the necessary access to data or technologies needed to support new products, or we may be limited in our ability to operate due to patents held by others. In addition, our product innovations may not achieve the market penetration or price levels necessary for profitability. If we are unable to develop timely enhancements to, and new features for, our existing methodologies or products or if we are unable to develop new products and technology that keep pace with rapid technological developments or changing industry standards, our products may become obsolete, less marketable and less competitive, and our business will be harmed.

Furthermore, the market for our products is characterized by changes in protocols and evolving industry standards. For example, industry associations such as the Advertising Research Foundation, the Insights Association, the Internet Advertising Bureau, as well as internationally-based industry associations (such as the European Society for Opinion and Marketing Research, or ESOMAR) have independently initiated efforts to either review market research methodologies across the media that we measure or develop minimum standards for such research. Failure to achieve accreditation may adversely impact the market acceptance of our products. Meanwhile, successful accreditation may lead to costly changes to our procedures and methodologies.

If we fail to ensure that the Member Data in our Database is of high quality, our ability to attract customers or to enable research discovery could suffer.

The reliability of our Member Data depends upon the integrity and the quality of the process of accepting Member Data into our Database. We will take certain measures to validate the Member Data submitted by our members and potential members to assure a high quality of data in our Database including requiring members to provide supporting information along with submissions, employing spam-blocking techniques, cross-checking data, assessing overlap and generally confirming that data is submitted in accordance with our terms for such data type. We must continue to invest in our quality control measures relating to the Database in order to provide a high quality product to potential customers.

Our failure to attract, integrate and retain highly qualified key personnel could harm our business.

To execute our growth plan, our Manager or Luth Research (which will supply personnel and shared services to our Manager) must attract and retain highly-qualified personnel. Competition for employees with appropriate qualifications is intense, and our Manager may not be successful in attracting and retaining qualified personnel. Our competitors may have greater resources than our Manager has. Our unique business structure may make it more difficult for our Manager to attract and incentivize top talent. If our Manager fails to attract new personnel, or fails to retain and motivate its current personnel, our business and future growth prospects could be materially adversely affected.

We depend on the continued service and performance of the key personnel of our Manager and Luth Research. The loss of key personnel, including key members of our Manager’s management team, as well as certain key marketing, product development or technology personnel, could disrupt our operations and have a material adverse effect on our ability to operate or grow our business.

Any continued service outages or a significant disruption in service on our websites or in our Database could damage our reputation and result in a loss of Members, which would harm our business and operating results.

Our brand, reputation and ability to attract, retain and serve our members depends upon the reliable performance of our Database, websites, App, network infrastructure and content delivery processes. Interruptions in these systems, whether due to system failures, computer viruses or physical or electronic break-ins, could affect the security or availability of our Database and websites and prevent our members and customers from accessing our data and using our services. Problems with the reliability or security of our systems may harm our reputation and cause members to revoke consent to our use of, or to remove selected portions of, their Member Data, and the cost of remedying these problems could negatively affect our business, financial condition and results of operations.

Unfavorable economic conditions, including as a result of health and safety concerns around the ongoing COVID-19 pandemic, could adversely affect our business, financial condition and results of operations.

Our results of operations have been, and could continue to be, adversely affected by general conditions in the global economy, including conditions that are outside of our control, such as the impact of health and safety concerns from the current outbreak of the COVID-19 coronavirus. The COVID-19 pandemic has resulted in extreme volatility and disruptions in the capital and credit markets. We anticipate additional shifts in pricing and/or demand among affected clients as the trajectory of the pandemic and future economic outlook remain uncertain.

As a result of orders issued by federal, state and local health agencies, the Company’s business operations and those of its potential customers and data providers were significantly curtailed during 2020 and we have operated as a fully remote enterprise. The COVID-19 pandemic had a materially adverse impact on the Company’s business operations during 2020. In early 2021, health agencies in areas that we operate approved vaccines for combating the COVID-19 virus. While administration of the vaccines has begun, government-imposed restrictions aimed at mitigating the spread of the virus across the Company’s key markets and the related volatility are expected to continue to negatively impact its future operating results. While the Company expects the impacts of COVID-19 to continue to have an effect on its business, the extent of the impact will depend on future developments, including the duration of the pandemic and related government restrictions, all of which are uncertain and cannot be predicted.

In addition, we cannot predict whether future developments associated with the COVID-19 pandemic will materially adversely affect our long-term liquidity position. We are actively monitoring the situation and the impact on financial condition, liquidity, operations, suppliers, industry and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity for fiscal year 2021 or beyond.

Expenses or liabilities resulting from litigation could materially adversely affect our results of operations and financial condition.

We may become party to various legal proceedings and other claims that arise in the ordinary course of business or otherwise in the future. Such matters are subject to many uncertainties and outcomes are not predictable. In addition, any such claims or litigation may be time-consuming and costly, divert management resources, require us to change our products and services, require us to redeem shares of members, or have other adverse effects on our business. If one or more of these legal matters resulted in an adverse monetary judgment against us, such a judgment could have a material adverse effect on our results of operations and financial condition.

If we are unable to manage our marketing and advertising expenses, it could materially harm our results of operations and growth.

We plan to rely in part on our marketing and advertising efforts to attract new members. Our future growth and profitability, as well as the maintenance and enhancement of our brand, will depend in large part on the effectiveness and efficiency of our marketing and advertising strategies and expenditures. If we are unable to maintain our marketing and advertising channels on cost-effective terms, our marketing and advertising expenses could increase substantially, and our business, financial condition and results of operations may suffer. In addition, we may be required to incur significantly higher marketing and advertising expenses than we currently anticipate if excessive numbers of members withdraw their Member Data from our Database.

Risks Related to Intellectual Property

We have a non-exclusive license to the Database IP and other intellectual property rights used to conduct our business. Our Manager may grant additional non-exclusive licenses to third parties.

Our Manager and its licensors may make, use, offer to sell, or sell the intellectual property that powers our database, or the Database IP, without our consent and without accounting to us. We cannot assure that our Manager or its licensors will not grant additional licenses in the future to third parties, including potential direct competitors to our business. Any such licenses may enable third parties to develop and market products competitive with ours, provided that they do not infringe our other intellectual property rights, which could materially adversely affect our revenue, financial condition and results of operations.

Our Manager may unilaterally change the terms of our license to the Database IP.

Our Manager effectively has the right to modify the terms of our license to the Database IP and other intellectual property rights, unilaterally. See “Our Management Agreement—Amendment, Modification, or Waiver” beginning on page 56. As a result, our Manager may revoke our right to use the Database IP, which could have a materially adverse effect on our business.

If our intellectual property and technologies are not adequately protected to prevent use or appropriation by our competitors, the value of our brand and other intangible assets may be diminished, and our business may be materially affected.

Our future success and competitive position depend in part on our and our Manager’s ability to protect our respective proprietary technologies and intellectual property. At the present time, all of our intellectual property is owned or licensed by our Manager and licensed to us. Our Manager and its licensors rely and expect to continue to rely on a combination of confidentiality and license agreements with its employees, consultants and third parties with whom it has relationships, as well as on the protections afforded by trademark, copyright, patent and trade secret law, to protect its and our proprietary technologies and intellectual property. Because certain of the trademarks we use contain words or terms that have a common usage, our Manager may have difficulty registering them in certain jurisdictions.

There can be no assurance that the steps we, our Manager or any of our Manager’s licensors take will be adequate to protect our technologies and intellectual property, that patent and trademark applications will lead to issued patents and registered trademarks in all instances, that others will not develop or patent similar or superior technologies, products or services, or that the patents, trademarks and other intellectual property we use do not infringe or misappropriate others’ rights or will not be challenged, invalidated or circumvented by others. Furthermore, the intellectual property laws of other countries from which our websites may be accessed may not protect our products and intellectual property rights to the same extent as the laws of the United States.

In addition, third parties may knowingly or unknowingly infringe our patents, trademarks and other intellectual property, and litigation may be necessary to protect and enforce our intellectual property rights. We are dependent on our Manager or its licensors to commence litigation. Neither our Manager nor its licensors have an obligation to us to do so, and we currently have no agreement with our Manager or its licensors with respect to the allocation of costs for litigation to protect intellectual property we use. Any intellectual property litigation could be very costly and could divert management attention and resources. If the protection of our technologies and intellectual property is inadequate to prevent use or appropriation by third parties, the value of our brand and other intangible assets may be diminished and competitors may be able to mimic our services and methods of operations more effectively. Any of these events would have a material adverse effect on our business, financial condition and results of operations.

We also expect that the more successful we are, the more likely it will become that competitors will try to develop products that are similar to ours, which may infringe on our proprietary rights. It may also be more likely that competitors will claim that our products and services infringe on their proprietary rights. If we or our Manager is unable to protect our proprietary rights or if third parties independently develop or gain access to our or similar technologies, our business, revenues, reputation and competitive position could be harmed.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information. Failure to protect our proprietary information could make it easier for third parties to compete with our products and harm our business.

In order to protect our proprietary technologies and processes, we and our Manager will rely in part on security measures, as well as confidentiality agreements with our and its respective employees, licensees, independent contractors and other advisors. These measures and agreements may not effectively prevent disclosure of confidential information, including trade secrets, and may not provide an adequate remedy in the event of unauthorized use or disclosure of confidential information. We or our Manager could lose future trade secret protection if any unauthorized disclosure of trade secrets occurs. In addition, others may independently discover our or our Manager’s confidential and proprietary know-how or technologies, and in such cases, neither we nor our Manager could assert any trade secret claims against them. Laws regarding trade secret rights in certain markets in which we operate may afford little or no protection to our or our Manager’s trade secrets. The loss of trade secret protection could make it easier for third parties to compete with our products by copying functionality. In addition, any changes in or unexpected interpretations of the trade secret and other intellectual property laws in any country in which we or our Manager operate may compromise our or our Manager’s ability to enforce our trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights. Depending on the nature of the trade secret, we may be dependent on our Manager or its licensors to bring any such litigation. Neither our Manager nor its licensors have any obligation to do so, and we currently have no agreement with our Manager or its licensors with respect to the allocation of costs for litigation to protect trade secrets that our Manager licenses to us. Failure to obtain or maintain trade secret protection could materially affect our business, revenues, reputation and competitive position.

Intellectual property claims against us could be costly and result in the loss of significant rights related to, among other things, our websites, content, and marketing and advertising activities.

Trademark, copyright, patent and other intellectual property rights are important to us and other companies. Our intellectual property rights extend to our technologies, business processes and the content on our websites and social media accounts. We currently license the technology that enables our Database and the software that powers our website from our Manager. We may also use intellectual property licensed from third parties in merchandising our products and marketing and advertising our services. From time to time, third parties may allege that we have violated their intellectual property rights. Our Manager is obligated to indemnify us for claims of infringement based on the intellectual property, including software, licensed from the Manager, subject to various exceptions. If there is a valid claim against us for infringement, misappropriation, misuse or other violation of third-party intellectual property rights, and we are or our Manager is unable to obtain sufficient rights or develop non-infringing intellectual property or otherwise alter our business practices on a timely basis, our business and competitive position may be materially adversely affected.

Many companies are devoting significant resources to obtaining patents that could affect many aspects of our business. There are numerous patents that broadly claim means and methods of conducting business on the Internet and elsewhere. We have not exhaustively searched patents relevant to our technologies and business. If we are forced to defend ourselves or our Manager against intellectual property infringement claims, we will be reliant upon our Manager to do so, and whether the claims are made with or without merit or are determined in our favor, we may face costly litigation, diversion of technical and management personnel, limitations on our ability to use our current websites or the Database or inability to market or provide our products or services. As a result of any such dispute, we or our Manager may have to develop non-infringing technology, pay damages, enter into royalty or licensing agreements, cease providing certain products or services, adjust our merchandizing or marketing and advertising activities or take other actions detrimental to our business to resolve the claims. These actions, if required, may be costly or unavailable on terms acceptable to us. In addition, co-branding, distribution and other partnering agreements may require us to indemnify our partners for third-party intellectual property infringement claims, which could increase the cost to us of an adverse ruling in such an action.

In addition, as a publisher of online content, we face potential liability for negligence, copyright, patent or trademark infringement or other claims based on the nature and content of data and materials that we publish or distribute. These claims could arise with respect to both institutional and user-generated content. Litigation to defend these claims could be costly and any other liabilities we incur in connection with the claims may have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Securities and this Offering

You should not rely on the Purchase Price as being an accurate measure of the current value of our shares. Additionally, we are dependent on Luth Research, which will compete with us, to independently determine the value of our shares.

Our Manager has determined the offering price per share, or the Purchase Price, to be $0.25, and has determined to allocate the number of shares offered for each Member Data type based on the cash value paid by Luth Research to its panel members providing equivalent data to Luth Research in bona fide transactions. In certain circumstances, such as a customer requirement for Member Data from a specialized subset of our members, there may not have been bona fide transactions with Luth Research for the same Member Data. In those cases, the Manager will determine the share allocation based on the relative value of the Member Data sought compared the most similar Member Data type for which Luth Research has had bona fide transactions within a reasonable period of time.

We are therefore dependent on Luth Research for the determination of the allocation of shares to be offered for Member Data.

Luth Research is under common control with our Manager and is also a competitor. Luth Research may in the future develop cash payout policies in response to competitive marketplace dynamics that have a different, and potentially adverse, effect on our company’s competitive position in the marketplace. Alternatively, competitive marketplace dynamics may make it desirable for us to alter our share allocations when Luth Research does not see a comparable need to alter its cash payouts. Our Manager has not determined how any such conflicts of interest in pricing policies would be addressed, and we cannot assure you that our Manager would address them in a favorable manner to our members. If we are unable to compete successfully against our current and future competitors (including Luth Research), we may not be able to retain and acquire customers, and we may consequently experience a decline in revenues, reduced operating margins, loss of market share and diminished value from our products.

The Purchase Price is not a representation or indication that, among other things: a stockholder would ultimately realize distributions per share with a discounted cash value equal to the Purchase Price, whether from cash flows or upon a hypothetical sale of our Company (which is not anticipated) to a third party; or that a third party would offer or continue to offer the Purchase Price per share for rights similar to those given to the Company via a member’s Purchaser Consent.

While we have no current intention of changing the $0.25 per share Purchase Price in the offering or our method of allocating shares for the various Member Data types, we reserve the ability to do so at any time. If we effect either such change, it may have a material effect on our business model, on our members that own shares (via changes in dilution from future share offerings) and on our future ability to attract customers and Member Data for such customers. We believe such effects would depend on changes in our gross margins, if any, the extent to which existing stockholders contribute additional Member Data and receive additional shares, change in the extent to which existing stockholders elect to redeem their shares, if any, and the extent to which the value of our offers, and the resulting revenues, derive from pre-existing Member Data in our database versus new Member Data. We are unable to predict the extent to which these effects would help or harm our existing or future members.

There is no trading market for our shares and our shares are non-transferable.

There is no trading market for our shares and our shares are non-transferable, except as required by law (for example, in the case of an individual’s bankruptcy or pursuant to a court order) or with our Manager’s consent (which our Manager does not currently anticipate granting). See “Our Limited Liability Company Operating Agreement – Transfer of Shares” and “—Redemption Rights” beginning on page 50. Members have no control over the distributions they may receive upon their shares and no means other than such distributions to realize income for their shares.

The declaration of distributions is at the discretion of our Manager.

Our Operating Agreement reflects our intention to effect a distribution of accumulated net earnings at least once annually, subject to the availability of funds for such purpose and the other terms and conditions described under the heading “Securities Being Offered—Dividends and Distributions” beginning on page 47. However, with limited exceptions, our Manager has the right unilaterally to modify the terms of our Operating Agreement, including the terms relating to payments of distributions. Our Manager also has the unilateral right to modify the terms of our Management Agreement relating to the Manager’s compensation, which would affect the availability of funds for distributions. See “Our Limited Liability Company Operating Agreement—Unilateral Modification” beginning on page 52 and “Our Management Agreement— Amendment, Modification, or Waiver” beginning on page 56. As a result, our Manager may never cause the declaration of a distribution, and our members may never receive a distribution, even if our business generates substantial profits.

You have limited voting rights.

Our members will not have any voting, consent or management rights relating to the management and operation of our Company, except to appoint a liquidator upon the dissolution of our Company if we do not have a Manager at that time.

Our Manager has broad authority to change the terms of our Operating Agreement or the Management Agreement.

With limited exceptions, our Manager may amend the Operating Agreement or the Management Agreement (including the Database IP license terms contained therein) unilaterally. Unless our Manager changes this provision with 30 days’ notice to our members, we generally, but not always, will be required to provide our members 30 days’ advance notice of such a unilateral modification, thereby providing members the opportunity to have us remove some or all of their Member Data from our Database before the effective date of those changes. See “Our Limited Liability Company Operating Agreement—Unilateral Modification” beginning on page 52 and “Our Management Agreement—Amendment, Modification, or Waiver” beginning on page 56.

There may be some states that restrict our ability to offer Shares to their residents.

We intend to offer Shares in this Offering in most states of the United States. There are some states that require issuers of securities to register as brokers as a condition to offering or selling securities to their residents unless the securities are sold by or through a registered broker-dealer or the issuer or the offer is otherwise exempt. We do not intend to retain the services of a broker in connection with offers and sales of the shares. For any state in which we would be required to register as a broker, we may seek to work with that state’s regulatory bodies to establish an exemption. If we are not able to establish an exemption, we may not qualify to register as a broker in certain states, or we may choose not to register in certain states. We reserve the right to not offer Shares in any states if we are unable to satisfy all applicable securities laws in such state. We are not currently offering shares to purchasers in Arizona, North Dakota or Texas. The inability to offer our shares in certain states may require us to purchase data similar to the Member Data from Luth Research or from third parties in order to serve our customers, and may also delay or impede our plans to scale our Database to make it more valuable to our customers.

If we offer our Shares in a state and such offering did not qualify for the intended exemption in the applicable jurisdiction, an investor may have the right to rescind its purchase of the Shares if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. If one or more investors were successful in seeking rescission, we could face demands that could adversely affect our business and operations. Additionally, we may become subject to fines and penalties imposed by the applicable governmental agencies.

We could become a “reporting company” with significant additional reporting obligations under the Exchange Act because we are not using a transfer agent for transactions in the Shares.

Under Regulation A, we will have limited ongoing reporting obligations to the public relative to the obligations of companies that are “reporting companies” for purposes of the Exchange Act. We believe we qualify for this more limited reporting regime for several reasons. We are aware, however, that the exemption that allows this lighter reporting is in part dependent on the use of a transfer agent with respect to a company’s securities. We do not intend to engage a transfer agent with respect to the shares. If we would otherwise be required to become a reporting company under the Exchange Act but for the exemption related to Regulation A issuers, it is possible that the SEC would require that we register under the Exchange Act and then file the full set of reports required of a reporting company. If so, we would need to spend considerable additional time and effort to provide the required reports. This could have a material adverse effect on our operations, and would require significant attention from management, which in turn could negatively affect our business.

Risks Related to Our Relationship with Our Manager

We are dependent on our Manager for all aspects of our business.

We are managed by our Manager pursuant to the terms of our Limited Liability Company Operating Agreement and the Management Agreement between us and our Manager. We do not have any officers or directors of our own and our members will have no voting rights with respect to the officers and directors of our Manager or the supervision of our Manager’s management of our Company. With only limited exceptions, our Manager has the complete discretion to operate our business as it sees fit.

Until such time as we generate sufficient revenues to cover our operating costs, we will be completely dependent on our Manager for operating costs. We are also dependent on our Manager for the development, maintenance and improvement of our Database IP, website, social media accounts and other assets.

Any failure of our Manager to fund our operations pending generation of revenues sufficient to offset our operating costs, to develop, maintain and improve our Database effectively, or to run and grow our business effectively will have a material adverse effect on the timing and amount of distributions available to members.

Our Manager’s status as a public benefit corporation may not result in the benefits that we anticipate.

Our Manager is a public benefit corporation under Delaware law. As a public benefit corporation, our Manager is required to balance the pecuniary interests of its shareholders, the best interests of those materially affected by its conduct, and the specific public benefit or public benefits identified in its certificate of incorporation. The specific public benefit of our Manager is to promote the creation and maintenance of a community-owned database containing consumers’ opinions and behavior data that is designed to improve the products and services available to the community and others. We cannot provide any assurance that our Manager will achieve its specific public benefit purpose. On the other hand, our Manager’s status as a public benefit corporation, and corresponding obligation to balance profits against the other factors and interests noted above, may negatively impact the financial return to our members.

As a public benefit corporation, our Manager is required to publicly disclose a report at least biennially on its overall public benefit performance and on its assessment of its success in achieving its specific public benefit purpose. If our Manager is not timely or is unable to provide this report, or if the report is not viewed favorably by parties doing business with us, our Manager or regulators or others reviewing our Manager’s credentials, our reputation may be harmed and our financial condition and results may suffer.

As a public benefit corporation, our Manager’s focus on a specific public benefit purpose and producing a positive effect for society may negatively influence our financial performance.

As a public benefit corporation, our Manager may take actions that it believes will be in the best interests of those stakeholders materially affected by its specific benefit purpose, even if those actions do not maximize the short- or medium-term financial results of us or our Manager. While we intend for this public benefit designation and obligation to provide an overall net benefit to us and our members, it could instead cause our Manager to make decisions and take actions without seeking to maximize the income generated from our Database, and hence available for distribution to our members. Our Manager’s pursuit of longer-term or non-pecuniary benefits may not materialize within the timeframe it expects or at all, yet may have an immediate negative effect on any amounts available for distribution to our members.

Our Manager may have conflicts of interest with us and has limited duties to us and our members; our Manager may favor its own interests or those of its equity holders to the detriment of us and our members.

The directors and officers of our Manager have a fiduciary duty to manage our Manager in a manner that is beneficial to its owners, subject to the public benefit stated in our Manager’s certificate of incorporation. Conflicts of interest may arise between our Manager, on the one hand, and us and our members, on the other hand. In resolving these conflicts of interest, our Manager may favor its own interests over our interests and the interests of our members. See “Interest of Management and Others in Certain Transactions and Conflicts of Interest—Conflicts of Interest” beginning on page 38 and “Our Limited Liability Company Operating Agreements—Fiduciary Duties” beginning on page 54. In particular, to maximize the value of our Manager’s outstanding equity or to further its public benefit in accordance with our Manager’s fiduciary duties, our Manager may elect unilaterally to modify our Management Agreement to increase the fees payable to our Manager, or take other actions in its management of our business, which may result in reduced or even no amounts being available for distribution to our Members. See “Our Management Agreement—Amendment, Modification, or Waiver” beginning on page 56.

Our Operating Agreement eliminates our Manager’s fiduciary duties to our members.

Our Operating Agreement contains provisions that eliminate, to the fullest extent permitted, the fiduciary duties our Manager owes members under Delaware law. For example, our Operating Agreement permits our Manager to make a number of decisions, in its individual capacity, as opposed to in its capacity as our Manager, or otherwise, free of fiduciary duties to us and our members other than the implied contractual covenant of good faith and fair dealing. This entitles our Manager to consider only the interests and factors that it desires, and it has no duty or obligation to give any consideration to any interest of, or factors affecting, us or our members. See “Our Limited Liability Company Operating Agreements—Fiduciary Duties” beginning on page 54.

Our Manager’s lack of fiduciary duties to us or our members applies to all aspects of our Company and our operations, including our Manager’s right to effect unilateral modifications to our Operating Agreement and Management Agreement. See “Our Limited Liability Company Operating Agreement—Unilateral Modification” beginning on page 52 and “Our Management Agreement—Amendment, Modification, or Waiver” beginning on page 56.

Our Management and Operating Agreements contain provisions, including mandatory arbitration, class action waivers, jury trial waivers, exclusive forums, and fee shifting provisions which could limit our members’ effective ability to obtain a favorable judgement from disputes with us.

To the maximum extent permitted by law, all claims or disputes arising under the Operating Agreement, Management Agreement or any related agreement, except for the excluded claims described in this paragraph, must be resolved by final and binding arbitration in San Diego, California before the American Arbitration Association. While corporations may not be able to enforce arbitration provisions in their bylaws against shareholders who did not specifically agree to them, binding arbitration provisions in limited liability company operating agreements have been upheld under Delaware law since members agree to be bound by their terms. None of the claims or disputes subject to mandatory arbitration may be brought as a class action, and the prevailing party in these claims and disputes will be entitled to recover fees and costs (including attorneys’ fees) from the other parties to the arbitration. Excluded claims refers to (a) compulsory or permissive cross-claims between or among the parties to those agreements that arise in a legal action brought by or against a non-party to the agreement, and (b) claims or counterclaims under the federal securities laws or the rules and regulations thereunder. These excluded claims are not subject to mandatory arbitration, the class action waiver, or the fee shifting provisions.

All proceedings against us or our Manager, whether or not excluded claims, including claims or counterclaims under the federal securities laws or the rules and regulations thereunder, must be brought in San Diego, California. By agreeing to the exclusive forum in San Diego, California, investors will not be deemed to have waived our or our Manager’s compliance with any federal securities laws or the rules and regulations thereunder.

The foregoing provisions could limit our members’ ability to obtain a favorable judgement from disputes with us or our Manager, including because:

●	The fee shifting provision (which applies to all claims except excluded claims) could dissuade a member from bringing a claim against us or our Manager, particularly if the claim is not a strong one, due to the need to reimburse us or our Manager for our potentially substantial fees and costs incurred in contesting that claim in the event we or our Manager prevails on that claim.
●	The class action waiver (which applies to all claims except excluded claims) means multiple members cannot share the costs of bringing a claim against us or our Manager, including the costs of discovery or of the arbitration. This may make it more difficult to find an attorney who would represent a member without being paid a non-contingent hourly fee, and may also result in a member having to pay substantial attorneys’ fees, to pursue a claim against us or our Manager, including with respect to the discovery process and the arbitration proceeding, compared to a class action brought against us on behalf of a large number of members who could share those costs.
●	In a dispute subject to mandatory arbitration (which applies to all claims except excluded claims), neither a jury trial, nor an appeal from an award, would be available, and a single arbitrator, rather than a judge and a jury of a member’s peers and potentially an appellate court or courts, would decide all the issues of fact and law in the dispute.
●	The requirement to bring any claim or dispute, whether subject to mandatory arbitration or an excluded claim, in San Diego, California could make bringing any claim against us or our Manager more difficult, time consuming and expensive for a member living in another city, state or country.

Because our Manager has the right to modify the provisions of our Operating Agreement and the Management Agreement unilaterally (with limited exceptions), our Manager may in the future add additional provisions to, or remove favorable provisions from, those agreements which would further limit, delay, restrict or make more expensive one or more members’ ability to obtain a favorable judgment from disputes with us or our Manager.

Because our Operating Agreement and Management Agreement limit the liability of our Manager and its officers, directors, and others, members may have no recourse for acts performed in good faith.

Under our Operating Agreement and Management Agreement, each of our Manager and its officers, directors, employees, agents, attorneys, accountants and representatives are not liable to us or our members for acts they perform in good faith, or for any non-action or failure to act, except for acts of willful misconduct or knowing violation of law as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction and except for certain claims under United States securities laws and the rules and regulations thereunder.

It may be difficult for our members to seek accountability for wrongdoing.

Given the elimination of fiduciary duties, governance provisions which could limit our members’ ability to obtain a favorable judgement and the unilateral discretion of our Manager to amend our Operating Agreement and Management Agreement, it may be difficult for our members to seek accountability for wrongdoing. Members will have fewer alternatives available to them then they would have if they were shareholders in a typical United States corporation. As a result of all of the above, members may have more difficulty in protecting their interests in the face of actions taken by our Manager and its officers, directors, employees, agents, attorneys, accountants and representatives.

Our members have no right to remove our Manager.

Unlike the holders of common stock in a corporation, members have extremely limited voting rights on matters affecting our business. Our Members have no right to remove our Manager or to supervise our Manager’s decisions, and will therefore generally have limited say in matters affecting our operations.

We must indemnify our Manager and its officers, directors and employees, to the fullest extent permitted by law, against liabilities, costs and expenses incurred by our Manager or these other persons.

We must indemnify our Manager and its officers, directors and employees, to the fullest extent permitted by law, against liabilities, costs and expenses incurred by our Manager or these other persons in connection with managing our Company. We must provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct in connection with the claim brought against them. Thus, we may be obligated to indemnify our Manager for its negligent and self-interested acts.

PLAN OF DISTRIBUTION

This is our initial public offering. We are offering up to $50,000,000 of unit-denominated common limited liability company interests in our Company, which we refer to as shares.

We are offering the shares directly, without an underwriter, broker or placement agent, and on a continuous basis. We do not have to sell any minimum amount of shares in order to accept your Member Data. We cannot assure you that all shares we are offering will be sold. We have not made any arrangement to place any Member Data in an escrow, trust, or similar account. The shares will not be listed on any securities exchange or automated quotation system, there will not be any public trading market for the shares, and the shares are non-transferable, except as may be required by law (for example, in the case of an individual’s bankruptcy or pursuant to a court order) or with our Manager’s consent (which our Manager does not currently anticipate granting). See “Our Limited Liability Company Operating Agreement –Transfer of Shares” and “—Redemption Rights” beginning on page 50. We have the right to reject any Member Data, in whole or in part, for any reason. The intended methods of offer include: website promotion, digital and other advertising, collaborations with third parties, email, telephone, direct mail solicitations and personal contacts. Shares must be purchased directly from us by completing the applicable purchase documentation and delivering such documentation together with the requisite Member Data to us through our website, installed software or other designated portal.

No underwriter, broker or dealer is involved in this Offering and there will be no underwriting, brokerage or dealer commissions paid in connection with this Offering. If an underwriter is later selected to assist in this Offering, we will be required to amend this Offering Circular to include the disclosures required regarding engaging an underwriter to assist in this Offering. Although we are not using a selling agent or finder in connection with this Offering, we will use a website as an online portal and information management tool in connection with this Offering, which can be accessed at https://www.SavvyShares.com.

We currently accept subscriptions to shares only via our website and through our App. An individual who wants to join our community creates an account on our website or through our App, at which point that individual becomes a member of our community. Additionally, this Offering will be available to existing members of the SurveySavvy.com website (“SurveySavvy”), which is owned and operated by Luth Research, which is under common control with our Manager. SurveySavvy members will be given a choice to participate in SavvyShares (if they meet the qualifications to participate in this offering) or in SurveySavvy, but not both. In the event a SurveySavvy member wishes to participate in SavvyShares, he or she will be given an option to close his or her SurveySavvy account and create a new account with SavvyShares. Likewise, if a SavvyShares member wishes to close his or her SavvyShares account, he or she will then be permitted to create or reopen a closed SurveySavvy account. Closing a SavvyShares account will require permanent redemption all shares of SavvyShares then owned.

A community member can select to contribute Member Data any time through our website or App. The community member is required to execute a Purchaser Consent prior to uploading Member Data. Software will automatically screen and validate the Member Data, which we aim to complete in less than 72 hours. Longer periods of time may be required in specific cases, such as when the qualifying Member Data is collected over periods of time. If their submitted Member Data is validated, eligible community members (currently, only United States residents) are provided the option to contribute the Member Data without consideration or to subscribe for shares. In the event the member elects to receive Shares for the contributed Member Data, the member is requested to complete and execute a subscription agreement and, upon completion and acceptance, will be issued the appropriate number of shares. We anticipate the acceptance procedure will normally complete less than 24 hours after submission of a complete subscription agreement, and the shares will be issued immediately upon completion of acceptance and data validation. In the event the Member Data is invalid, no shares will be issued. Otherwise, in the event the subscription agreement is not completed and executed within 30 days (or we reject the subscription agreement), no shares will be issued. During the data validation and acceptance period, the submitted Member Data may be available for delivery to customers. We reserve the right to use all Member Data collected even if the validation and procedures result in the conditions for share issuance not being met.

A community member may also participate in this Offering by downloading the mobile App for iOS or Android or the browser extension for desktop and laptop computers. Our mobile App will use a private VPN to route the member’s internet traffic. This design is intended to anonymize a member’s online presence to external parties by changing the member’s external IP address to the IP address of our VPN. Additionally, this design enables us to place a proxy behind the VPN to allow us to see the traffic and use it for data validation and subscription acceptance, as well as other activities.

Currently, Members who decide to use our App must opt-in to participate in data tracking in order to install the App and use its features, including survey participation. In the future, we plan to introduce an App that can be downloaded and installed freely and with an opt-in process within the App to enable the App to collect Member Data in the background from the member’s use of the device. We may introduce such Apps separately for iOS and Android devices.

In the event this Offering is oversubscribed or terminated prior to the sale of all of the shares, we intend to allocate shares in the offering based on the order in which we receive eligible contributions of Member Data, with shares being issued in exchange for all contributions until no shares remain available in this Offering. Once all of our available shares have been issued, we will no longer issue shares in this Offering. During the offering period and thereafter, we may also accept contributions of Member Data without the issuance of any shares, in which case we would treat the contributed Member Data as contributed without consideration.

As noted above, we may collaborate with third parties to offer opportunities for individuals to participate in this Offering. In no case will any such third parties receive any compensation tied directly or indirectly to persons joining the Database through these collaborations.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, seven days per week on our website, subject to planned or unplanned interruptions of website access, as well as on the SEC’s website at www.sec.gov.

If at any time we decide to change the $0.25 per share Purchase Price or our method of allocating shares for the various Member Data types (including the current amounts paid by Luth Research for certain types of Member Data as set forth on page 42 of this offering circular), we will file either an offering circular supplement under Rule 253(g)(2) or a post-qualification amendment, depending on the facts and circumstances at the time of such change. We anticipate we may change the allocation of shares for each type of Member Data to the extent that Luth Research changes the cash consideration for equivalent Member Data in the future (which Luth Research informs us it has no current intention to do). We have no current intention to change the $0.25 per share Purchase Price in the offering.

In addition to this Offering Circular, subject to the limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include information relating to our Company and our business, this Offering or public advertisements and audio-visual materials, in each case only as authorized by us. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to an investment in the shares, these materials will not give a complete understanding of this Offering, our Company or the shares and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the shares. All investors will be furnished with a current Offering Circular before or at the time of any written offers.

USE OF PROCEEDS

We are offering the shares in exchange for Member Data, which we will use to populate our Database. None of the proceeds will be used to compensate or otherwise make payments to the officers or directors of our Manager. Our Manager has provided and will continue to provide our start-up operational funding. We earn revenues by providing third parties with anonymized Member Data matching the party’s search parameters and through license fees, royalties and other payment streams derived from intellectual property acquired through collaborations with third parties with respect to Member Data.

DESCRIPTION OF BUSINESS

Our Company

We have built and offered our customers access to the world’s first and largest database of Member Data (as defined herein) owned (as described in this Offering Circular) by a community comprised of its members, which we refer to as our Database, and we are focused on growing and developing the Database. Our Database is and will be comprised of various types of data captured or delivered (depending on the methodology) and submitted into the Database, including behavior data tracked through our Apps, data obtained from self-reported surveys and interviews, and any other social or related data satisfying our requirements. Through member participation, we aim to create a dynamic, secure and longitudinal database along with a supporting ecosystem geared towards the compilation of survey and behavioral insights. By making the Database available to third parties, with our members’ consent, we aim to facilitate insights which lead to greater predictive power of behavioral information for customer applications. Privacy, data security and the trust of our members are core to our company’s mission and to the design of our Database.

We are a limited liability company managed by our Manager, a Delaware public benefit corporation. Our Manager will retain the rights to the Database IP (as defined below). Unlike the holders of common stock in a corporation, holders of our shares will have very limited rights, as described in further detail under “Securities Being Offered” on page 40, and will have no right to control our operations. We have chosen this structure as we feel it recognizes that our members are making a contribution of personal data rather than money, and they will have the ability to withdraw their contributions at any time (with reasonable notice) and for any reason. Our governance structure was therefore designed to mirror the rights that data contributors have in other businesses that obtain consumer data rights in exchange for benefits to consumers that evolve over time and at the discretion of the data recipient. Like such other businesses, we are incentivized to keep our platform attractive to members so that they allow us to retain our data rights and potentially contribute additional Member Data in consideration for additional shares. We believe that keeping our platform attractive will include, but will not be limited to, managing our company in a manner that maximizes funds for distributions to our members no less frequent than annually. However, we do not guarantee the frequency or amount of distributions to our members, and as discussed at “Our Limited Liability Company Operating Agreement—Distributions and Dividends,” our Manager has control over the frequency and amount of distributions.

Immediately following July 14, 2020, the date that our offering of shares under Regulation A was first qualified by the SEC, we commenced the offering of shares and related operations and began to solicit potential members to participate in our surveys and market research activities. As of May 31, 2021, we have issued 201,794 shares.

Behavior Data Opportunity

Our company’s commercial offering enables customers to obtain organizational knowledge of market conditions and competition through researching relevant market sectors. Our Database will support research for customers’ entry into new and established industries including, but not limited to, automotive, travel, financial services, retail, media and healthcare. Our Database will also support customers implementing effective strategies for the assessment of global environments, including foreign trade and investment barriers.

Today, data is captured and stored on almost every platform consumers use. For example, in the retail industry, mobile commerce (“M-Commerce”) is rapidly increasing as the volume and varieties of products researched and purchased on the mobile platforms increases. Smart-phone and tablet penetration is fast increasing in emerging markets and contributing significantly to online shopping growth.

Source: Lori Lewis/Lori Lewis Media.

The potential to understand the various paths that individuals take in making a decision requires an ability to identify, capture and organize sufficient data. Our Database enables this discovery activity for our customers.

Unlocking the Potential for Discovery

The Database aims to address four primary issues that have hindered research:

1.	The scale and scope of datasets have been inadequate for broad applicability to wider populations. For wider populations, researchers require larger sample sizes, more in depth data and greater diversity in gender, ethnicity, age and socioeconomic status.

2.	The representative sample data in existing databases often has inadequate structure for aggregation or for research into smaller market segments. Aggregation refers to combining data obtained through various discrete, customer-specified projects, to allow further research by others and broader insights.

3.	Data is often gathered using various indirect means (such as through product and service vendors) and de-identified, rendering such data siloed from other relevant data concerning the same individual. In many instances, subjects of the data have not consented to the data’s release for research.

4.	Data contributors are not typically compensated or otherwise rewarded for their data contributions and therefore have little to no engagement with the provision of their data for commercial or social purposes. We believe that people hold valuable behavior information and should be treated like owners and recognized and rewarded for their contributions to our mission.

People-Centric Model

Everyone has the potential to create research value as a study participant. We believe that empowered individuals will seek involvement as research partners when they have the opportunity to participate in ownership of the company that collects and monetizes the data. We believe that our members are empowered by the transparency of our business model, which plainly establishes both what rights members give to us and what compensation they receive from us in return. Other data collection methodologies are often very narrow (such as single surveys), offering very little opportunity for ongoing engagement, or require consumers to consent to very broad utilization of their data gathered via a consumer activity that, to the consumer, bears no relationship to the data he or she is giving away (for example, data gathered through search engines or social media applications). Our model not only transparently allows consumers to elect which data they wish to contribute to our Database in exchange for compensation, but also allows consumers to participate (through dividends) in any profitability of the company that receives and monetizes that data. We believe that our model will lead to significantly greater consumer engagement than traditional market research data collection models.

Through greater consumer engagement, we are aiming to unlock the potential for discovery with the largest aggregation of behavioral data ever assembled. By engaging individuals proactively and responsibly, our goal is to facilitate purpose-driven, deep engagement that will lead to an information-rich, active and longitudinal data community. Through a people-centered effort, we aim to achieve the scale and scope to enable research for a wide range of products and services, increasing our understanding of changing trends and habits. We believe our robust, scalable platform, with the ability to ingest data associated with variable collection methodologies, will have the statistical power to reveal the underpinnings of many social and environmental developments.

Industry Background

Our company competes in the data and insights industry. The industry includes traditional market research augmented with newer research methodologies, such as online analytics, consulting firm research, IT and telecom research, marketing reports and research, social media monitoring, social media communities, web analytics, sample panel providers and survey software and incremental artificial intelligence and machine learning.

In a report issued in March 2020 titled “Global Big Data Analytics Market Size, Market Share, Application Analysis, Regional Growth Trends, Key Players, Competitive Strategies and Forecast 2019 to 2017”, ResearchandMarkets.com stated an expectation that the Global Big Data Analytics Market would reach over $105 billion by 2027 and that an increasing volume of data and adoption of big data tools will aid in this growth during the forecast period of 2019 - 2027. According to the report; “The rapidly increasing volume and complexity of data are due to growing mobile data traffic, cloud-computing traffic and burgeoning development and adoption of technologies including IoT and AI, which is driving the growth of big data analytics market. Over 2.5 quintillion bytes of data generated every day. Data is created by every click, swipe, share, search, and stream, proliferating the demand for big data analytics market globally.” The report noted that “by 2020, 90% of business professionals and enterprise analytics say data and analytics are key to their organization's digital transformation initiatives.

Market Research

Market research is an organized effort to gather information about target markets or customers. Market research is one of the main factors used in industry to maintain competitiveness. Market research provides important information which helps to identify and analyze the needs of the market, the market size and the competitive landscape.

Market-research techniques encompass qualitative and quantitative techniques. Qualitative techniques are in-depth examination of opinions by a small group of people and include focus groups, in-depth interviews and ethnography (the scientific description of the customs of individual peoples and cultures). Quantitative techniques are the sampling of a representative group of people that can be applied to the entire population and include surveys and analysis of secondary data.

A substantial portion of the market research industry is now covered by digital, online and mobile technologies, including big data analytics, automation, artificial intelligence, do-it-yourself services, text and advanced analytics.

We believe that the popularity of direct-to-consumer (DTC) marketing channels, such as targeted ads on online platforms, signals a paradigm shift among consumers who are responding to individualized benefits and greater control over their purchasing decisions. Consumers have become more knowledgeable about their options, and now want more control over their personal information and decisions. Several trends are continuing to shape the DTC market including the growing demand for maximizing wellness, personalized monitoring and expanded digital access and control.

Privacy, Security and Trust Challenges

Privacy and data security concerns are paramount in the design of any study involving data.

Major market research industry associations promote strict requirements for gaining permission of respondents for their opinions and behavioral data. These requirements generally entail a double opt-in process. In this process, the first opt-in is the individual responding to an email or other invitation or deliberately going online to enroll, and the second opt-in is an additional consent to participate in particular research. The details of the participation should be apparent in the consent. The scope of the consent varies and may be narrow, such as completing a single survey, or may be broader, such as enabling current and future tracking for research information on a broad scale where the projects are yet to be defined. Data is often collected for a particular research study funded by a single market participant, but the same data may (with appropriate consent) be shared and/or re-examined by other investigators for further studies. Narrowly drawn consents have presented scalability problems and have limited the utility of historical datasets. We intend to follow all of these major industry consent protocols, including double opt-in, invitations that fully explain the extent of the data extracted and the participation requirements, support for questions or help with technology, validation of data, de-identification of data, secure delivery following a data leasing contract with client and a website that details participation and incentives.

In current marketing research and marketing practice, privacy is typically protected by concealing the identities of study participants, while certain types of data are shared freely. Standard data security controls are often sufficient for protecting identity data in isolation, but in many cases de-identified data can be combined with data available elsewhere to allow the identification of that data. In that regard, properly de-identified study data remains vulnerable to misuse.

There are a variety of reasons people participate in market research studies. Some people are motivated by an offered incentive, like discounted products, gift cards, points or cash. Others simply enjoy the opportunity to provide their opinions. Many consumers have a broader and more altruistic goal to improve products and services for society. In all cases, participation depends on a level of trust between the research participant and the investigators, including a belief that they are pursuing a shared goal. We believe that level of trust has been eroded in recent years by well-publicized examples of security compromises and the publicization of uses of personal data that were not envisioned by consumers when consenting to use of a digital service.

Data Challenges

Much of the web data collected by others remains limited and dependent on algorithms that extract small samples for research or marketing and then attempt to project those samples to larger markets. One reason for this limitation is incoherent and inconsistent codes hampering organized database and data management practices. Websites and web behaviors are profuse and categorizing even the most visited sites is daunting for most companies.

The technology exists today to track consumer behavior across websites and platforms. There are however numerous barriers to researchers obtaining such information, including limitations of consent and the deliberate siloing of such data by industry participants that are incentivized to keep such data proprietary.

Our Solution

We are building our Database by providing our members share ownership in our company as consideration for contributing personal and social data, including behavior and survey data for research, as described in this Offering Circular. New members can join our community and receive shares by contributing validated information and providing consent for such data to be used in population-wide research following de-identification processes. We will accept a wide range of Member Data, including surveys, personal interviews and tracking behavior on devices. In addition, we will collect social and environmental data from new and existing members through live participation opportunities. Our Database is extensible such that future Member Data inputs may be added.

Our Database will earn income through the sale of access to its de-identified data and research findings to our customers in research and other industries.

By combining all of these data collection capabilities in a single platform with a uniquely engaged consumer base, we will offer our customers unique analysis capabilities, including insights into why consumers make the choices they make.

Leveraging Broad Data Collection and Unique Engagement

As noted above, obtaining large volumes of high-quality research and behavior lifestyle data has been a major challenge in the data insights industry. Our platform will enable gathering data from multiple sources, with extensible, longitudinal capabilities, and with transparent consumer consent and without a structural data siloing incentive. Our platform allows data that is collected for a particular customer’s research needs to be aggregated and used for other analytical and research projects, thereby facilitating the improvement of products and services across broad marketplaces. Our members will transparently consent to our use of Member Data for both purposes. We believe that our members’ knowledge that their Member Data will be used for the improvement of goods and services available to everyone, combined with the ownership experience we will offer, will create a unique level of consumer engagement that will result in unprecedented scaling of our Database and a virtuous circle of increased value to our customers from that scaling.

We will encourage participants to remain active and engaged in the research process over time by providing regular data contribution opportunities and through regular communications, including updates on studies performed with our Database and results that have accrued to the public benefit through our management of the Database. These communications will include ongoing reports filed with the SEC and other member communications.

Offerings to Customers

By making our company member-owned, our members become participants in and beneficiaries of the economic success of their contributions. We believe this participation opportunity will encourage new members to join and existing members to actively participate and continue contributing Member Data to us for additional shares. As a member participates in more surveys, agrees to download and use our App to allow us to gather behavior data or participates in other research opportunities, that member’s ownership stake in our company increases. When brands or research organizations pay for Member Data in the Database, our profits from these transactions will enable dividends to our members proportionate to the number of shares held.

We believe that as our Database grows, it will become increasingly valuable to organizations and research industries. Unlike other companies currently marketing for panel or sharing panel data, proceeds generated by selling access to our Member Data will inure in part to the benefit of our member community. Members will always retain the ability to withdraw their Member Data from our Database by terminating their Purchaser Consent for all their Member Data or removing selected Member Data.

We believe that our community ownership model will address many of the challenges that exist today in data collection for insight and analysis, enabling us to obtain data at scale to allow valuable insights; to avoid data silos, and to establish trust through transparency and common purpose.

Public Service Vision

Our company was founded with a vision of public service to augment member’s potential financial remuneration. Trust in us by our members is paramount. We recognize our members are voluntarily placing some of their private data in our Database, and we understand we will need to work hard to earn and maintain the trust required to secure such contributions. Our operating agreement authorizes our Manager, a public benefit corporation, to make decisions that prioritize public welfare over profits. Nonetheless, we believe that what is in the interest of the public can also show significant financial returns in the long run.

Public benefit corporations are a relatively new class of corporations that are intended to produce a public benefit and to operate in a responsible and sustainable manner. Under Delaware law, public benefit corporations are required to identify in their certificate of incorporation the public benefit or benefits they will promote and their directors have a duty to manage the affairs of the corporation in a manner that balances the pecuniary interests of the stockholders, the best interests of those materially affected by the corporation’s conduct, and the specific public benefit or public benefits identified in the public benefit corporation’s certificate of incorporation. Public benefit corporations organized in Delaware are also required to assess their benefit performance internally and to disclose publicly at least biennially a report detailing their success in meeting their benefit objectives.

Our Manager’s public benefit, as provided in its certificate of incorporation, is to promote the creation and maintenance of a community-owned database containing consumers’ opinions and behavior data that is designed to improve the products and services available to the community and others.

We believe that broad-based collection and availability of consumer data has enormous potential to support the public good. Government and independent institutions, such as the National Institutes of Health and various non-profit foundations, have demonstrated the public benefit of consumer data by publishing studies conducted for the public good. We believe that the unique attributes of our Database can greatly increase the public benefit obtained from consumer data while providing appropriate safeguards for the privacy and security of the data.

App Technology

Our app data collection technology is a combination of proprietary techniques and third party tools that collectively categorize a consumers’ searches and visits to websites through a taxonomy linked to a customers’ products and services. We license the technology for the app on a non-exclusive basis from Luth Research (including a sublicense for the third party tools). We follow customer-specified taxonomies or assist customers in developing taxonomies, and we deploy third-party artificial intelligence and machine learning tools to keep up with the growing and changing business.

In some cases, we use secondary data sources to augment information collected through our App.

First Class Team in the Epicenter of Behavior Research

Our Manager’s executive team is comprised of experienced leaders in Market Research, data science, engineering, economics, and large-scale consumer engagement platforms. See “Directors, Officers and Significant Employees” beginning on page 32.

Competition

We will compete with other consumer survey panel companies. Consumer panels are groups of consumers that make up a community recruited by research companies and agencies, who are used as respondents to answer specific research questions and/or provide online data relating to products and services. Two large competitors in this space are Dynata and Toluna. Luth Research is also a competitor in this space, offering survey panel data generally obtained for cash compensation to panel members. In addition, there are many smaller panel companies that either have their own panel(s) or act as aggregators by utilizing industry partners. Many companies in the space utilize partner panels to complete projects for customers. Two of the largest aggregators are Lucid and Cint. Some of our competitors custom assemble panels by identifying a target audience and examining the marketplace of online publishers able to reach and recruit the target audience. We believe our unique consumer engagement model will enable us to compete favorably against other consumer survey panel companies.

We will also compete with other companies offering digital tracking. Currently, very few of the consumer survey panel companies provide a single-source digital tracking technology comparable to our App. We license such technology from Luth Research on a non-exclusive basis. Luth Research continues to use this technology for its business and is therefore a competitor of ours. Luth Research also has the ability to license this technology to others. Additional competitors in this space include ComScore, SimilarWeb, Nielsen and Ipsos. These companies purchase panelists from others to maintain an active user base. A significant challenge for digital tracking providers is assisting their customers in obtaining valuable insights from the plethora of data acquired. We believe we will compete favorably in this market through our uniquely engaged audience of panelists and through our technology.

We are promoting this Offering and the Database to Luth Research’s existing panelists, but we cannot assure you that any such panelists will choose to receive shares in lieu of the cash consideration that Luth Research has provided and will continue to provide during the pendency of this Offering.

Government Regulation

CCPA

In the United States, the California Consumer Privacy Act of 2018 (CCPA) became effective on January 1, 2020. The CCPA contains new obligations for businesses that collect personal information (which is broadly defined) about California residents. CCPA affords consumers expanded privacy protections and control over the collection, use and sharing of their personal information. For example, the CCPA gives California consumers (as defined by the law) expanded rights to access and delete their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used. The CCPA provides for civil penalties for violations (up to $7,500), as well as a private right of action for data breaches that is expected to increase data breach litigation. The laws relating to privacy and data security are evolving. Other states are considering laws like the CCPA.

European General Data Protection Regulation (GDPR)

The European General Data Protection Regulation, commonly referred to as the GDPR, went into effect in May 2018. The GDPR increases privacy rights for individuals in Europe, extends the scope of responsibilities for data controllers and data processors and imposes increased requirements and potential penalties on companies offering goods or services to individuals who are located in Europe or monitoring the behavior of such individuals (including by companies based outside of Europe). Noncompliance can result in penalties of up to the greater of €20 million, or 4% of global company revenues. While we are currently accepting only members who reside in the United States, and hence are currently not subject to the requirements of the GDPR, we have structured our policies and procedures to comply with the GDPR.

Employees

We have no full time employees. We are managed by our Manager. Currently, our Manager has one full-time employee and four part-time employees.

Legal Proceedings

We know of no existing or pending legal proceedings against us or our Manager, nor are we or our Manager involved as a plaintiff in any proceeding or pending litigation.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 404 Camino Del Rio South, Suite 505, San Diego, California 92108. We will pay the Manager a monthly service charge for use of these facilities. These facilities are co-located with Luth Research. The monthly charge was initially set at $35,000 per month. The Manager agreed to waive the Infrastructure Fee through December 31, 2020 and to reduce the Infrastructure Fee to $15,000 per month effective April 1, 2021. The Manager may adjust such charge annually or more frequently based on utilization by the Company. The Company intends to disclose any increase of this charge in a report filed with the SEC at least 30 days prior to the effective date of such modification. We believe this space is adequate to meet our near-term needs.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Overview

We were organized as a limited liability company under the laws of the State of Delaware on January 2, 2020. We are managed by SavvyShares PBC, Inc., a Delaware public benefit corporation, which we refer to as our Manager. We have entered into a management services agreement, which we refer to as the Management Agreement, with our Manager to provide business, operational and financial management services to us. The rights, duties and powers of our Manager are governed by the terms of the Management Agreement and the Company operating agreement, which we refer to as our Operating Agreement. We have built and are offering our customers access to the world’s first and largest database of Member Data (as defined herein) owned by a community comprised of its members, which we refer to as our Database, and we are focused on growing and developing the Database. Our Database is comprised of various types of data captured or delivered (depending on the methodology) and submitted into the Database, including behavioral data tracked through our Apps, data obtained from self-reported surveys and interviews, and any other social or related data satisfying our requirements, which we refer to as Member Data. Through member participation, we aim to create a dynamic, secure and longitudinal database along with a supporting ecosystem geared towards the compilation of survey and behavioral insights. By making the Database available to third parties, with our members’ consent, we aim to facilitate insights which lead to greater predictive power of behavioral information for customer applications. Privacy, data security and the trust of our members are core to our company’s mission and to the design of our Database.

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus and the risks to the international community as the virus spread globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The COVID-19 pandemic has negatively impacted the global economy, disrupted supply chains, and created significant volatility and disruption of financial markets. As a result of orders issued by federal, state and local health agencies, the Company’s business operations and those of its potential customers and data providers were significantly curtailed during 2020 and we have operated as a fully remote enterprise. The COVID-19 pandemic had a materially adverse impact on the Company’s business operations during 2020. In early 2021, health agencies in areas that we operate approved vaccines for combating the COVID-19 virus. While administration of the vaccines has begun, government-imposed restrictions aimed at mitigating the spread of the virus across the Company’s key markets and the related volatility are expected to continue to negatively impact its future operating results. While the Company expects the impacts of COVID-19 to continue to have an effect on its business, the extent of the impact will depend on future developments, including the duration of the pandemic and related government restrictions, all of which are uncertain and cannot be predicted. In addition, we cannot predict whether future developments associated with the COVID-19 pandemic will materially adversely affect our long-term liquidity position. We are actively monitoring the situation and the impact on financial condition, liquidity, operations, suppliers, industry and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity for fiscal year 2021 or beyond.

Operating Results

During the period from January 2, 2020 (inception) to October 7, 2020, our Manager was our sole member. As such, we have accounted for the expenses paid on our behalf by our Manager as our expenses with a corresponding credit to members’ share capital, in accordance with the guidance in Staff Accounting Bulletin Topic 5T – Accounting for expenses or liabilities paid by principal stockholder(s) (“SAB Topic 5T”).

At October 8, 2020, the expenses paid on our behalf by our Manager totaled $250,865. These expenses primarily consisted of all fees, costs and expenses incurred in connection with our organization and in connection with the initial offer and sale of our shares, including legal and accounting fees. Our Manager automatically resigned as, and ceased to be, a member on October 8, 2020 when the first contributor of data to SavvyShares LLC was admitted as a member. From October 8, 2020, we do not believe that SAB Topic 5T continues to apply and have ceased recording as our expenses those expenses that our Manager incurred on our behalf after our Manager resigned as a member and for which our Manager does not have a contractual right of reimbursement.

Immediately following July 14, 2020, the date that our offering of shares under Regulation A was first qualified by the SEC (which we refer to as the Qualification Date), we commenced the offering of shares and related operations and began to solicit potential members to participate in our surveys and market research activities. Because of the impact of the COVID-19 pandemic on the retail, travel and business information industries, and a weak market research industry, our ability to consummate sales of shares and operate at scale was delayed during 2020. We sold the small amount of Member Data we collected in exchange for shares during 2020 to our Manager. We anticipate that as the number of members in our database increases, we will gain the ability to (a) sell higher volumes of data to our Manager and (b) conduct market research projects directly for third party customers. However, we do not know when or if we will be able to conduct such direct market research operations.

Liquidity and Capital Resources

To date, all of our expenses have been covered by our Manager either by directly paying vendors or by advancing funds to us which we then used to pay vendors. Our Manager is not entitled to reimbursement for Member Acquisition Costs incurred for the one-year period beginning on the Qualification Date. “Member Acquisition Costs” means selling and marketing expenses for the recruitment of new Members or further acquisitions of shares by existing Members, including without limitation advertising and promotional expenditures (primarily online marketing) and compensation and other employee-related costs for personnel engaged in sales or marketing functions. As discussed in Operating Results above, we have accounted for the expenses paid on our behalf by our Manager as our expenses with a corresponding credit to member’s share capital, in accordance with the guidance in SAB Topic 5T. From October 8, 2020, we have ceased recording as our expenses those expenses that our Manager incurred on our behalf after our Manager resigned as a member and for which our Manager does not have a contractual right of reimbursement.

We are obligated to promptly reimburse our Manager for all our expenses advanced by our Manager, in accordance with our Management Agreement (which the Manager may modify unilaterally). Our dependence on our Manager for funding of these expenses raises substantial doubt about our ability to continue as a going concern.

Our Manager’s capacity to fund all of our organizational expenses and to fund our operational expenses and the development expenses through the time when we generate significant revenues from operations is dependent on our Manager’s existing cash resources and its ability to obtain additional capital financing from investors sufficient to meet our needs and the needs of our Manager’s other operations. Our Manager presently intends to seek equity or convertible debt capital from unaffiliated investors, but it presently has no financing commitments. Our Manager may also receive capital from Luth Research or its affiliate; however, Luth Research and its affiliates are not obligated to provide capital to our Manager. Our Manager believes that it will be able to raise capital that, combined with its existing cash resources, will be sufficient to fund all of our organizational expenses and to fund our operational expenses and the development expenses through the time when we generate significant revenues, at which time our revenues may be used to pay both our operational expenses and the management fee to our Manager (which management fee may then fund further development expenses). However, there can be no assurance that our Manager will be successful in its fundraising efforts. If our Manager is not successful in its intended fundraising efforts, our Manager may be required to delay various planned expenditures for development and marketing of our Database, which delays could materially adversely delay or eliminate generation of revenues and potentially jeopardize our ability to continue as a going concern.

We may not generate significant operating revenue for an indeterminate period of time, until third parties begin to pay us for services related to our Database. Upon generation of net revenue, we will be obligated to pay a management fee to our Manager.

The Manager has not committed to the Company to fund any particular amounts for any of these purposes. The Company’s dependence on the Manager for funding of these expenses raises substantial doubt about the Company’s ability to continue as a going concern.

Plan of Operations

Immediately following the Qualification Date, we commenced the offering of shares and related operations and began to solicit potential members to participate in our surveys and market research activities. During 2020, we generated $3,266 of revenue by selling Member Data to our Manager. We have not generated revenues from unrelated parties to date. Our only activities from January 2, 2020 (inception) through the Qualification Date were organizational activities and those necessary to prepare for the offering of our shares. We expect to incur increased expenses as a result of being a reporting company (for legal, financial reporting, accounting and auditing compliance). We will rely on our Manager to fund our plan of operations for the next twelve months. The Manager has not committed to the Company to fund any particular amounts for any of these purposes. The Company’s dependence on the Manager for funding of these expenses raises substantial doubt about the Company’s ability to continue as a going concern.

DIRECTORS, OFFICERS AND SIGNIFICANT EMPLOYEES

We do not have any directors, officers, or significant employees. We are managed by our Manager, and we sometimes refer to our Manager’s officers and directors as our officers and directors and as our management. Neither our Manager, nor our Manager’s directors, is elected by our members, and neither will be subject to re-election by our members in the future. Our Manager may not be removed by our members for any reason.

Our Manager has a board of directors consisting of one director. The following are the directors, key officers and significant employees of our Manager, who by virtue of their collective ownership of our Manager, control our Manager. No other person or entity controls our Manager.

Name	Position with Manager	Age	Term of Office	Approximate Hours per Week for Part-Time Employees
Roseanne Luth	Chief Executive Officer and Director	75	Since 2019	30

Janeen Hazel	President	52	Since 2019	30

Sean Miller	Vice President, Data Operations	35	Since 2020	30

Michael J. Berthelot	Chief Financial Officer	71	Since 2019	20

Roseanne Luth has been our Manager’s Chief Executive Officer (Principal Executive Officer) and Director since November 2019. Ms. Luth is a renowned pioneer in research methodologies and the founder and controlling shareholder of Luth Research, LLC. Luth Research is a privately held market research company founded in 1977 and located in San Diego. Luth Research currently has over 300 employees.

With more than 33 years of industry experience and superior execution, Ms. Luth’s vision is to advance the research industry to its highest and best potential by establishing the most scientifically valid, Internet-based, data collection service. To this end, in 2000, she launched SurveySavvy.com, the online component to Luth Research, which offers worldwide market research services.

Roseanne is a member of the American Marketing Association, ESOMAR (World Association of Opinion and Marketing Research Professionals), the Insights Association, and ARF (Advertising Research Foundation).

Ms. Luth serves on the board of directors of Commerce West Bank and the American Marketing Foundation, and previously served on the board of directors of the Council of American Survey Research Organizations (CASRO) from 2004 through 2010. In 2011, Ms. Luth was awarded the CASRO Hall of Honor Achievement Award in appreciation for her considerable contributions to education within the market research industry. She also served as chair of the San Diego Better Business Bureau in 1998 and was the first female president of the Executives’ Association of San Diego in 1998. Ms. Luth is a frequent speaker on topics regarding market research and online research panels.

Janeen Hazel has been our Manager’s President since November 2019. Ms. Hazel has been Luth Research’s Vice President of Marketing since 2010. Ms. Hazel has been in the business of advertising and market research for 30 years. Ms. Hazel was previously an account service manager at Capener, Matthews and Walcher, a public relations firm. Prior to her time at Capener, Matthews and Walcher, she held various roles at The Walt Disney Company, where she implemented sales tracking strategies for the Buena Vista Television department. Ms. Hazel holds a BA from the Marshall School of Business at the University of Southern California. Ms. Hazel is the daughter of Roseanne Luth.

Sean Miller has been our Manager’s Vice President, Data Operations since March 2020. In that role, Mr. Miller is primarily responsible for architecting and developing the engagement and data platform that invites, aggregates, and organizes Member Data; establishes members as shareholders; and enables market research insights across the de-identified Member Data. Prior to this role, Mr. Miller has been Vice President of Online Operations at Luth Research LLC since March 2010, leading the various teams responsible for panel management and recruitment, data collection and processing, as well as architecting the various data systems used to track and analyze incoming data. Mr. Miller attended the California State University, Northridge where he majored in Business Administration. Mr. Miller also holds various certifications related to Data Architecture, Python, and SQL programming.

Michael J. Berthelot has been our Manager’s Chief Financial Officer since January 2020. Since 2004, Mr. Berthelot has been Chief Executive Officer of Cito Capital, a provider of strategic consulting and advisory services to private and public companies in corporate governance, turnaround, acquisition and divestitures and capital raising. Mr. Berthelot has also served as Principal of Corporate Governance Advisors Inc., a provider of corporate governance reviews and board evaluations, since 2010. Mr. Berthelot serves as lead independent director of Fresh Del Monte Produce Inc. (NYSE: FDP). Mr. Berthelot served as CEO of two publicly traded companies: Pro-Dex Inc. (NASDAQ:PDEX) from 2012-2013 and TransTechnology Corporation (then NYSE:TT) from 1991-2004. Mr. Berthelot is also an adjunct professor at the Rady School of Management at the University of California San Diego where he teaches a graduate level course on corporate governance and the role of the CEO as well the New Business Venture module of the Education Perspective for Engineers and Scientists certificate program at the UCSD Extension Institute. Mr. Berthelot holds a Bachelor’s of Science in Accounting, cum laude, from the University of Akron, a Masters of Business Administration from Cleveland State University, and is a certified public accountant (Ohio).

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent persons, the functions that would have been performed by such committees are performed by our Manager. Thus, there is a potential conflict of interest in that our Manager has the authority to determine issues concerning its own and its management’s compensation and other audit issues that may affect management decisions.

Involvement in Certain Legal Proceedings

In the last five years,

●	no petition under the federal bankruptcy laws or any state insolvency law has been filed by or against, nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of, any director of executive officer of our Manager, or any partnership in which he or she was general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing, and
●	no director of executive officer of our Manager has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

COMPENSATION OF OUR MANAGER

The operation of our Company is managed by our Manager. Our Company does not have any directors, officers or employees. Pursuant to the Management Agreement, the Company is obligated to pay to the Manager a management fee (the “Management Fee”) calculated as the sum of 50% of the Net Revenues (defined below) of the Company. The following description of our Manager’s compensation is subject to our Manager’s right to modify the terms of the Management Agreement, including the terms relating to the Manager’s fees and other compensation, unilaterally. See “Our Management Agreement—Amendment, Modification, or Waiver” above beginning on page 56.

“Net Revenues” means (i) all revenue recognized by the Company from (a) discovery activities that derive value from the content contained in the Database and (b) license fees, royalties and other revenue derived from intellectual property acquired through collaborations with third parties with respect to Member Data, less (ii) Operational Expenses (as defined below). For this purpose, Operational Expenses do not include Organizational Expenses (as defined below), Operational Expenses borne by the Manager, the Management Fee or the value of shares issued for Member Data.

The Manager will determine the Management Fee with respect to Net Revenues for each fiscal quarter. The Management Fee is payable within ten (10) days following the closing of the Company’s books for each quarter, to the extent of available cash in the Company. To the extent sufficient cash is not available at a payment date, the unpaid portion of the Management Fee will accrue and be paid promptly following the Company’s receipt of cash sufficient to pay the amount in arrears.

The Manager is responsible for, and not entitled to reimbursement for, all fees, costs or expenses incurred by it on behalf of the Company in connection with organizing and managing the Company and in connection with the initial offer and sale of the shares, including printing, travel, filing fees, marketing expenses, legal and accounting fees, and similar fees incurred in connection with the investigation, evaluation, registration, qualification, issuance and sale thereof, such as costs incurred in qualifying for the exemption from registration pursuant to Regulation A under the Securities Act of 1933, as amended with the Securities and Exchange Commission, including any post-qualification amendments or supplements to the initial Regulation A offering statement (collectively, the “Organizational Expenses”).

The Company is obligated to reimburse the Manager promptly for all Operational Expenses (defined below) advanced by the Manager. Notwithstanding the foregoing, the Manager is not entitled to reimbursement for Operational Expenses paid by the Manager if such Operational Expenses would have been, but for the provisions of the Management Agreement denying reimbursement, accrued by the Company under generally accepted accounting principles on or before the date this Offering of Shares under Regulation A is first qualified with the SEC (the “Qualification Date”). “Operational Expenses” are all costs and expenses related to the Company’s operations, but excluding the Organizational Expenses, costs to develop Database IP (as defined below) and the Manager’s overhead and compensation related expenses not related to managing the business of the Company, including compensation and expenses of the officers, directors, employees, auditors, attorneys and other agents of the Manager and fees and expenses for administrative, bookkeeping, clerical and related support services, office space and facilities, utilities, telephone and email of the Manager, all of which are the responsibility of the Manager. Operational expenses include the costs and expenses of augmenting data in the Database with data obtained from third parties or from the Manager or its affiliates (other than the Company).

The Company may purchase rights to data from Luth Research (or another affiliate) to augment the Member Data in the Database. We will be subject to the same limitations and restrictions on the use of such data as Luth Research or the affiliate is subject, with no additional restrictions. The cost for such data will be the direct costs paid by Luth Research (or its affiliates), which will consist of the cash payments made in consideration of such data, plus ten percent (10%). The Company will reimburse the Manager for survey design, survey programming, project management and out of pocket costs (including partner fees, which are fees paid to third parties to provide panelists) in accordance with Luth Research’s standard rate sheet in effect at the time for each service (the “Direct Project Costs”). Direct Project Costs are included in Operational Expenses.

The Company is obligated to pay the Manager a monthly service charge for use of facilities, which is initially facilities used by Luth Research, including rent, utilities, property and casualty insurance, telephone, internet access, and information technology infrastructure (the “Infrastructure Fee”). The Infrastructure Fee was initially established at $35,000 per month. The Manager agreed to waive the Infrastructure Fee through December 31, 2020 and to reduce the Infrastructure Fee to $15,000 per month effective April 1, 2021. The Manager may adjust such charge annually or more frequently based on utilization by the Company. The Manager may implement any reduction in such charge with immediate effect and may implement any increase in such charge by either (a) treating such increase as an amendment to the Operating Agreement subject to the notice and other procedures set forth in the Operating Agreement or (b) disclosing the intended increased charge in a report filed with the SEC at least 30 days prior to the effective date of such increase. The Manager agreed to waive the Infrastructure Fee through December 31, 2020 and to reduce the Infrastructure Fee to $15,000 per month effective April 1, 2021.

The Manager will not be entitled to reimbursement for Member Acquisition Costs incurred for the one year period beginning on the Qualification Date. “Member Acquisition Costs” means selling and marketing expenses for the recruitment of new Members or further acquisitions of shares by existing Members, including without limitation advertising and promotional expenditures (primarily online marketing) and compensation and other employee-related costs (including stock-based compensation) for personnel engaged in sales or marketing functions.

The Manager develops and improves the Database at the Manager’s sole expense. The Manager will own all intellectual property, including U.S. and foreign patents and trade secrets, conceived or discovered by the Manager, solely or jointly with the Company, related to the Database (collectively, “Database IP”). Database IP does not include intellectual property rights the Company acquires from collaborations with third parties (other than the Manager) that obtain Access to the Database (“Collaboration IP”), which Collaboration IP will be owned by the Company. The Manager has non-exclusive rights to certain Database IP owned by Luth Research, including the right to sublicense such Database IP to the Company as described below. The Manager also licenses the digital-tracking technology from Luth Research on a non-exclusive basis. We license this technology from the Manager on a non-exclusive basis. Luth Research continues to use this technology for its business and also has the ability to license this technology to others.

The Company enjoys a non-exclusive license for the Database IP, which license will continue in perpetuity in the event of termination of the Management Agreement, the Manager ceasing to serve as manager of the Company or the dissolution of the Manager.

Our Manager may modify the terms of our Management Agreement, including the license terms (with limited exceptions), unilaterally.

Purchase and Sale of Data to Manager Affiliates

We may purchase rights to data from Luth Research (or another affiliate) to augment the Member Data in the Database. The cost for such data will be the direct costs paid by Luth Research (or its affiliate), which will consist of the cash payments made to panelists in consideration of such data, plus ten percent (10%). Our Manager, or an affiliate (including Luth Research) may purchase access to the Member Data in the Database for purposes of providing services to its customers for activities that our Manager or an affiliate is permitted to perform under our Management Agreement as described below under “Manager Operations Separate from the Company” beginning on page 37. The cost for such data will be the value of the shares issued by the Company for such Member Data, plus ten percent (10%). Any such payments to the Company will be considered revenues from a data discovery activity and are therefore subject to the management fee paid to our Manager. For the period ended December 31, 2020, the Company sold panel data aggregating $3,266 to the Manager and reflected an account receivable in that amount on its balance sheet as of December 31, 2020.

Our Manager’s right to modify the Management Agreement unilaterally applies to these terms for purchase and sale of data. See “Our Management Agreement—Amendment, Modification, or Waiver” above beginning on page 56.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the approximate beneficial ownership of our shares as of May 31, 2021 for each director, key officer and significant employee of our Manager and for the directors, key officers and significant employees of our Manager as a group. As of such date, 201,794 shares were outstanding. No person or group holds more than 10% of our shares.

Name of Beneficial Owner (1) (2)	Number of Shares Beneficially Owned	Percent of All Shares
Roseanne Luth	2	*

Janeen Hazel	4	*

Michael J. Berthelot	–	*

Sean Miller	140	*

All directors and executive officers of Manager as a group	146	*

* Represents less than 1% of our outstanding common shares

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.
(2)	Each listed beneficial owner has an address in care of our principal executive offices at 404 Camino Del Rio South, Suite 505, San Diego, California 92108.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS AND CONFLICTS OF INTEREST

Interest of Management and Others in Certain Transactions

Management Fee and Expenses

We anticipate conducting various transactions with our Manager and its affiliates, including but not limited to those specified in the Management Agreement. We are obligated to pay a Management Fee to the Manager and our Manager is obligated to pay for certain of our expenses. See “Compensation of our Manager” beginning on page 34. With limited exceptions, our Manager has the right to modify the Management Agreement unilaterally (i.e., without the consent of any of our members). Such modifications generally, but not always, require advance notice to members. See “Our Management Agreement – Amendment, Modification, or Waiver” beginning on page 56.

Purchase and Sale of Data to Manager Affiliates

We may purchase rights to data from Luth Research (or another affiliate) to augment the Member Data in the Database. We will be subject to the same limitations and restrictions on the use of such data as Luth Research or the affiliate is subject, with no additional restrictions. The cost for such data will be the direct costs paid by Luth Research (or its affiliate), which will consist of the cash payments made to panelists in consideration of such data, plus ten percent (10%). Our Manager, or an affiliate (including Luth Research) may purchase access to the Member Data in the Database for purposes of providing services to its customers for activities that our Manager or an affiliate is permitted to perform under our Management Agreement as described below under “Manager Operations Separate from the Company.” The cost for such data will be the value of the shares issued by the Company for such Member Data, plus ten percent (10%). Any such payments to the Company will be considered revenues from a data discovery activity and are therefore subject to the management fee paid to our Manager. The Manager’s right to a management fee with respect to such activity could result in an effective benefit to Luth Research’s controlling shareholder (in her capacity as owner of our Manager) compared to Luth Research serving the associated customer for its own account (to the extent it is not restricted from doing so). See “Manager Operations Separate from the Company” below and “Our Management Agreement –Data Acquisition and Provision” beginning on page 57.

Our Manager’s right to modify the Management Agreement unilaterally applies to these terms for purchase and sale of data. See “Our Management Agreement—Amendment, Modification, or Waiver” above beginning on page 56.

Manager Operations Separate from the Company

The Company will earn revenues from data discovery activities that derive value from the content contained in the Database, such as (i) providing to third parties access to the Database for population-level or representative sampling, (ii) making available to these customers, directly or through the Manager, contact information for Members who have elected to allow the sharing of such contact information, (iii) communication and member engagement services provided to Customers following an activity that identifies or provides contact information of members, and (iv) professional services such as survey design, marketing consultation or project management. The Management Agreement indicates that certain activities are not data discovery activities and permits the Manager in its sole discretion to choose to conduct such activities for its own or for its affiliate’s account or for customers without accounting to the Company for the revenues derived from such activities. Excluded activities are:

●	assisting third parties in collecting longitudinal data of identified members that is at the time of initial collection outside the Database;
●	the offer or sale of value added goods and services to members (other than shares) for consideration other than Member Data, whether by the Manager, an affiliate of the Manager or a third party offering goods or services that may be of interest to our members;
●	the acquisition of data, whether or not similar to Member Data, for cash or other non-share consideration, which data may include data obtained by the following methods that the Company does not intend to use for the Database: qualitative research methods such as in-depth interviews, ethnography (observing or interacting with a study’s participants in their real-life environment), content analysis and case study research;
●	providing data, whether or not similar to the Member Data, to third parties for population-level or representative sampling, including data from the Database, provided that less than 50% of the total data for the project is derived from the Database; and
●	any and all other activities of the Manager that do not derive direct value from the content of the Database.

Our Manager currently intends to engage in each of the activities identified in the first four bullets above and it may in the future seek opportunities to engage in further activities consistent with its stated public benefit that do not derive direct value from the content of the Database.

Database Development and Intellectual Property License

The Manager develops and improves the Database at the Manager’s sole expense. The Manager will own all intellectual property, including U.S. and foreign patents and trade secrets, conceived or discovered by the Manager, solely or jointly with the Company, related to the Database (collectively, “Database IP”). Database IP does not include intellectual property rights the Company acquires from collaborations with third parties (other than the Manager) that obtain access to the Database (“Collaboration IP”), which Collaboration IP will be owned by the Company. The Manager has non-exclusive rights to certain Database IP owned by Luth Research, including the right to sublicense such Database IP to the Company as described below.

The Manager also licenses the digital-tracking technology from Luth Research on a non-exclusive basis. We license this technology from the Manager on a non-exclusive basis. Luth Research continues to use this technology for its business and also has the ability to license this technology to others.

The Company enjoys a non-exclusive license for the Database IP, which license will continue in perpetuity in the event of termination of the Management Agreement, the Manager ceasing to serve as manager of the Company or the dissolution of the Manager.

Our Manager may modify the terms of our Management Agreement, including the license terms (with limited exceptions), unilaterally. See “Our Management Agreement—Amendment, Modification, or Waiver” above beginning on page 56.

Other Intellectual Property

The Manager or its affiliates own certain trademarks, trade dress, logos, internet domain names, websites and associated software and social media accounts created for the Company. Our Company has an exclusive license to all those assets but the Manager has reserved a non-exclusive right to use those assets in connection with its operations (or those of its affiliates) that are separate from those of the Company. Our Manager may modify the terms of our Management Agreement, including the license terms (with limited exceptions), unilaterally. See “Our Management Agreement—Amendment, Modification, or Waiver” above beginning on page 56.

Except as noted immediately above, there are no transactions or currently proposed transactions since our inception to which we were or will be a participant and the amount involved exceeded or will exceed the lesser of $120,000 or 1% of our total assets, and in which any member of our Manager or 10% beneficial owner, promoter (or immediate family member of the foregoing persons) of our Company had or will have a direct or indirect material interest.

Conflicts of Interest

Fiduciary Duties

The directors and officers of our Manager have a fiduciary duty to manage our Manager in a manner that is beneficial to its owners, subject to the public benefit stated in our Manager’s certificate of incorporation. Currently, the Manager is wholly-owned by Roseanne Luth. The Manager’s public benefit is to promote the creation and maintenance of a community-owned database containing consumers’ opinions and behavior data that is designed to improve the products and services available to the community and others. Conflicts of interest may arise between our Manager, on the one hand, and us and our members, on the other hand. In resolving these conflicts of interest, our Manager may favor its own interests over our interests and the interests of our members.

Our Operating Agreement contains provisions that eliminate the fiduciary standards to which our Manager would otherwise be held by state fiduciary duty law. For example, our Operating Agreement permits our Manager to make a number of decisions, in its individual capacity, as opposed to in its capacity as our Manager, or otherwise, free of fiduciary duties to us and our members other than the implied contractual covenant of good faith and fair dealing, which means that a court will enforce the reasonable expectations of the parties where the language in our Operating Agreement does not provide for a clear course of action. This entitles our Manager to consider only the interests and factors that it desires, and it has no duty or obligation to give any consideration to any interest of, or factors affecting, us or our members.

Incumbency of Manager and Changes to Operating Agreement or Management Agreement

Our Members have no right to remove our Manager or to consent to changes to our Operating Agreement (subject to limited exceptions) or the Management Agreement, which our Manager may make unilaterally. Accordingly members will have very limited say in matters affecting our operations and very limited recourse against us.

Indemnification Matters

We must indemnify our Manager and its officers, directors and employees, to the fullest extent permitted by law, against liabilities, costs and expenses incurred by our Manager or these other persons. We must provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. Thus, our Manager could be indemnified for its negligent acts if it met the requirements set forth above.

SECURITIES BEING OFFERED

The shares represent limited liability company interests in our Company. See “Our Limited Liability Company Operating Agreement” below beginning on page 49. The discussion below regarding the rights of holders of shares relates to our current Operating Agreement and is qualified by our Manager’s right to modify the provisions of our Operating Agreement (with limited exceptions) unilaterally, without the consent of any of our members. See “Our Limited Liability Company Operating Agreement—Unilateral Modification” beginning on page 52. Currently no shares are outstanding.

Unlike the holders of common stock in a corporation, our members have extremely limited rights and remedies, which primarily consist of a member’s right to cause the redemption of all or some of his or her shares by terminating his or her Purchaser Consent or having us remove selected Member Data from our Database and resign as a member of our Company. See “Our Limited Liability Company Operating Agreement” beginning on page 49. Compared to stockholders in a typical public Delaware corporation, the holders of our shares will have very limited rights, as summarized in the following table and as further described below:

	Common Stock	Our Shares
Consideration for Shares	Flexible, but generally cash (for investors) or services (for employees or contractors).	Grant of a limited, non-exclusive right to use Member Data.

Voting Power	Generally entitled to elect and remove directors and to vote on major issues, including proposals for fundamental changes affecting the company, such as mergers or liquidation, and amendments to the certificate of incorporation (such as authorizing new classes of stock or increasing the number of authorized shares of stock).	No voting rights relating to the management and operation of the Company or the issuance of new classes of equity, except to appoint a liquidator upon the dissolution of our Company if the Company does not have a Manager at that time.

Mergers; Conversions	Requires the approval of the stockholders if the company is a party, except for certain “short form” mergers between a parent corporation and a 90% held subsidiary.	Does not require the approval of any members.

Dissolution	Requires the approval of the stockholders or a court order.	Does not require the approval of any members.

Transfers	Right to transfer ownership of shares, subject to applicable securities laws.	No right to transfer shares, except as may be required by law (for example, in the case of an individual’s bankruptcy or pursuant to a court order) or with our Manager’s consent (which our Manager does not currently anticipate granting). See “Our Limited Liability Company Operating Agreement – Transfer of Shares” and “—Redemption Rights” beginning on page 50.

Dividends/Distributions	Subject to the board of directors authorizing a dividend and subject to any dividend preference of any other classes of stock, shares are entitled to an equal share of distributions of company assets, including in the event of a liquidation of the company.	While our Operating Agreement provides that the Company will effect a distribution of accumulated net earnings at least once annually, subject to the availability of sufficient funds, our Manager may unilaterally modify the terms of our Operating Agreement, including the terms relating to payments of distributions, and hence may reduce or eliminate the payment of distributions on shares, including in the case of a liquidation of our Company. See “Our Limited Liability Company Operating Agreement – Distributions and Dividends” beginning on page 49.

Right to Sue

Officers and directors are subject to fiduciary duties to the stockholders. Stockholders can bring derivative actions in the name of the corporation against officers or directors who have breached their fiduciary duties to the stockholders.

Generally no specific restrictions on bringing class actions, no arbitration requirements, no fee-shifting provisions, and no waiver of jury trial. Venue may be defined in government documents.

Neither we nor our Manager is subject to any fiduciary duties to our members, and our members cannot bring derivative actions against us or our Manager. Our Operating Agreement limits venue for claims against our Company or our Manager to San Diego, California, requires mandatory arbitration except for a few types of exempt claims, and precludes members’ right to bring any claim as a class action or to a jury trial. In addition, the prevailing party in any arbitration may be entitled to recover his, her or its fees and expenses.

Fixed Terms	Generally requires the consent of a majority of outstanding shares to modify the terms of a class of shares.	With limited exceptions, our Manager may unilaterally modify the terms of our Operating Agreement, which govern the rights of our members.

Limited Liability of Stockholder	Stockholders liability generally limited to invested capital and distributions received unlawfully.	Members’ liability limited to distributions received unlawfully.

Information Rights	A stockholder is entitled to view a corporation’s stock ledger, a list of its stockholders, and its other books and records for any purpose reasonably related to the stockholder’s interest as a stockholder.	Members may not view the member list or a members’ contact information, and review of books and records is limited to our organizational documents and financial statements.

Redemption Right	Generally no right to redeem shares.	Effective right to redeem shares by terminating the member’s Purchaser Consent (to redeem all shares issued to the member) or requesting us to remove selected Member Data (to redeem the shares issued to the member in exchange for that selected Member Data).

Power of Attorney	Generally none provided except for an optional limited proxy in connection with shareholder meetings.	Each member grants a limited power of attorney to our Manager by virtue of becoming a member.

Consideration

To receive shares, a member must provide us with Member Data in the form described below. The number of shares offered for each type of Member Data is based on the cash value of equivalent Member Data contributions as established in bona fide transactions between Luth Research and its panel members providing equivalent data (or in the absence of such bona fide sales, as determined by an accepted standard), with each share equivalent to $0.25 in cash value offered by Luth Research for equivalent data. See “—Value of Consideration” below. We refer to $0.25 as the Purchase Price. In lieu of any fractional share to which a member would otherwise be entitled based on this valuation methodology, we will round up to the next full share.

Data Type	Definition	Frequency of Share Issuance	Opt in Process	Data Collection Process	Validation
Member Data through our App	Member Data obtained from software that is installed on the Member’s device(s) (desktop computers, phones and/or tablets) which enables us to see what a Member does on his or her device and online. Member Data through our App includes responses to surveys required for active participation.	For each device type on which the App is installed (limit of one device of each type), shares are earned at the end of each full calendar month of validated active participation. Device types include phone, tablet and desktop computer.

Download and install App after agreeing to Privacy Policy, Terms and Conditions and Purchaser Consent. A Member can opt out at any time by uninstalling the software, which will not result in removal of any Member Data previously collected or a redemption of shares previously earned.

If a Member wishes to remove Member Data previously provided through our App, the Member must follow our redemption procedures.

Member Data will be passively collected as long as the Member keeps the App installed and active on his or her device. The application will continually send us data in real-time as the member uses the device. The App will periodically send surveys that must be attempted in order to be deemed active for validation. The App will be dormant and will not send us any data when the Member does not use his or her device with the App installed.

Member Data is validated by looking for normal usage patterns involving the usage of websites and other applications on the device. Members who do not exhibit these normal usage patterns will not earn shares. As an example, if a Member installs our App but does not use the device, this will not reflect a normal usage pattern and the Member will not earn shares for the month in which such usage was abnormal.

Normal usage patterns currently include:

● data collected must be spread across at least 21 days in a calendar month with at least 7 days of actual usage data received per device;

● application kept up to date with the latest software version and updates;

● attempting all requested surveys displayed on the dashboard. (Members will receive repeated emails notifying them of surveys requiring completion;

● providing quality responses demonstrating attention to survey.

We reserve the right to use all Member Data collected through our App even if the conditions for share issuance are not met.

Data Type	Definition	Frequency of Share Issuance	Opt in Process	Data Collection Process	Validation
Custom Research Projects

Customer-specified projects that require data collected through our App with additional consumer participation requirements. Additional requirements may include:

●  installing App on multiple devices at once

●  transmitting data through the App for a specific time period

●  performing certain tracked actions such as interacting with certain websites;

●  replying to specific surveys or filling our survey-based daily diaries; or

●  additional requirements defined on a per project basis.

Single issuance upon completion of project and validation. Shares issued for a custom research project are in addition to shares issued for general App usage.

Agree to participate in specific project following installation of App, including agreement to any additional custom requirements.

A member can opt out of a specific project at any time by declining the upfront participation requirements or emailing support and requesting to be removed from further project specific communication or discontinuing participation part way through the project. Opting out will not result in removal of any Member Data previously collected for the project.

If a Member wishes to remove Member Data previously provided through our App, the Member must follow the our redemption procedures.

Member Data will be passively collected as long as the Member keeps the App installed and active on his or her device. The App will continually send us data in real-time as the member uses the device. The App will be dormant and will not send us any data when the Member does not use his or her device with the App installed.

Each project may also incorporate other elements of data collection as defined in the individual project description and opt in.

Same as above plus confirmation that all participation requirements have been completed.

Survey Participation	Member Data obtained from online survey forms completed by the Member.	Single issuance upon completion of survey and validation.

Creating an account on our website and then responding to email notifications received about survey opportunities. Notifications will also appear on the Member’s list of available surveys on our website and in the Surveys section of our App. A Member must explicitly consent to our data policies associated with each survey to be completed by agreeing to the terms and conditions of the survey prior to starting the survey. A Member can opt out of receiving survey notifications by unsubscribing his or her email address or by initiating an opt out request via our website.

If a Member wishes to remove Member Data previously provided through surveys, the Member must follow our redemption procedures.

Once a Member accesses a link to start a survey, he or she will be asked a series of questions via an online form. The beginning of each survey will typically contain a screening section which contains a limited number of questions to determine if the Member is eligible for the survey. We may determine that a Member is not eligible for a particular survey based on these questions, in which case no shares will be issued for such survey.

We reserve the right to use information received through screening sections even if the member is deemed ineligible or the member chooses not to complete the survey, such that the member will not receive shares for that survey.

All survey responses go through a validation procedure to ensure the Member provided quality responses demonstrating attention to the survey. Surveys containing nonsensical responses or conflicting responses will not be accepted. Surveys that our completed in less than 1/3 the median survey time may also be rejected. Certain surveys will have further validation requirements determined by the customer.

We reserve the right to use all Member Data collected through our App even if the conditions for share issuance are not met.

Data Type	Definition	Frequency of Share Issuance	Opt in Process	Data Collection Process	Validation
Live participation	Member participation in in-person focus groups, one-on-one or other personal interviews or other in-person methodologies, such as “shop-alongs” (where a professional accompanies a member to a store to observe behaviors) or ethnographic observation in the home where a professional observes behavior in usage of a product or habits in the home.	Single issuance upon validation and completion of opportunity.

Creating an account on our website and then responding to email or telephone call notifications received about other participation opportunities. Notifications will also appear on the Member’s list of available opportunities on our website and in an opportunities section of our App.

Prior to participation, a telephone call with screening questions is administered to ensure qualification for the project. If the member qualifies, an invitation is sent followed by a reminder to participate. A Member must explicitly consent to our data policies associated with each live participation opportunity.

A Member can opt of receiving these notifications by unsubscribing their email address or by initiating an opt out request via our website or our App.

A Member may call our customer service desk after viewing the opportunity or may receive an email or a phone call regarding the live participation opportunity. If the Member remains interested after receiving a description of the project, he or she will be asked screening questions to determine eligibility. If eligible, the Member will be invited to a particular location at a particular date and time. Certain focus groups may be conducted using customer-provided tools for electronic participation.

We reserve the right to use information received through screening questions even if the member is deemed ineligible or the member chooses not to participate in the opportunity, such that the member will not receive shares for that opportunity.

All participants go through a validation procedure on site to ensure the participant provided valid information. Representatives of our company will manually check the validation procedure before commencement of the live participation opportunity.

Value of Consideration

The shares will be offered in exchange for specific types of data described under “Securities Being Offered—Consideration” directly above. Luth Research currently offers cash incentives for all types of data that we accept as Member Data. We will therefore allocate the number of shares offered for each Member Data type based on the cash value paid by Luth Research to its panel members providing equivalent data to Luth Research, with each share equivalent to $0.25 in cash value. In lieu of any fractional share to which a member would otherwise be entitled, we will round up to the next full share. We have no current intention of changing the $0.25 per share Purchase Price in the offering.

The table below shows the current cash amounts paid by Luth Research for certain types of Member Data. These cash amounts have been in effect since 2015 and Luth Research has paid out to unrelated third parties amounts in all categories indicated below.

In Office Incentive Rates

Focus Groups
Length	30 Min	60 Min	90 Min	2 Hours	2.5 Hours	3 Hours	3.5 Hours	4 Hours
Incentives	$50- $300	$100 - $450	$100 - $500	$100 - $600	$125 - $650	$150 - $700	$175 - $750	$200 - $800

Low Incidence Telephone Survey Incentive Rates*

Telephone Quantitative Consumer
Length	5	10	15	20	25	30	40	45
Incentives	$12	$18	$24	$32	$4	$48	$56	$64

Telephone Quantitative B2B
Length	5	10	15	20	25	30	40	45
Incentives	$18	$26	$34	$42	$52	$56	$66	$78

Online Survey Incentive Rates*+

Consumers
Length	10	15	20	25	30	35	40	45
Incentives	$1	$1	$2	$2	$3	$4	$4	$5

Professionals
Length	10	15	20	25	30	35	40	45
Incentives	$2	$4	$5	$7	$8	$9	$10	$12

B2B
Length	10	15	20	25	30	35	40	45
Incentives	$2	$5	$7	$8	$10	$12	$13	$15

Monthly App Participation
$5 per month per device type (limit of one device of each type); maximum of $15 per month

Device Types
$5 per month for a Computer/Laptop $5 per month for a Phone $5 per month for a Tablet

*Length measured in Minutes

+ The rate structure (that is, consumers, professionals or B2B) is determined based on the request of a customer and through the eligibility and verification processes described under “Securities Being Offered—Consideration” directly above.

For the equivalent Member Data provided to our company, we will issue 4 shares for each dollar value indicated in the table (which Luth Research may change from time to time). The number of shares offered for each class of Member Data will be indicated at the opt in consent stage for each Member Data collection. We will give our members 30 days’ advance notice if the number of shares offered for App usage is modified. We selected a $0.25 value for the shares as a convenient unit that will enable us generally to value data contributions in whole shares without the need to round up to the next whole share. We have no current intention of changing the $0.25 per share Purchase Price in the offering.

In certain circumstances, such as a customer requirement for Member Data from a specialized subset of our members, there may not have been bona fide transactions with Luth Research for the same Member Data. In those cases, the Manager will determine the share allocation based on the relative value of the Member Data to the customer(s) that seek(s) such data compared to the most similar Member Data type for which Luth Research has had bona fide transactions within a reasonable period of time. For example, we may determine, in consultation with a third party customer, that the share allocation for a particular survey to be completed by members with specialized qualifications will be higher than would be represented by the baseline rates in the foregoing table. The higher share allocation would be determined based on the relative value to the third party customer of the survey to a comparable survey acquired from a general panelist audience. Such relative value will typically be supported by additional fees paid to the company for the engagement compared to fees paid for an engagement that gathers Member Data at baseline rates.

Purchaser Consent

By purchasing any shares in this Offering, a purchaser will grant us certain limited rights to use his or her Member Data, which we refer to as the Purchaser Consent. See “Purchaser Consent” beginning on page 58. Subject to certain exceptions at the election of a member, including the affirmative election by a member to grant us a permanent right to use (donate) that Member Data in connection with the redemption of the associated shares, either by the member or by us, our right to use such Member Data will be cancelled and the associated data may be removed from our Database or archived. See “Our Limited Liability Company Operating Agreement—Redemption Rights” beginning on page 50.

Voting Rights

Our members will not have any voting, consent or management rights relating to the management and operation of our Company, except to appoint a liquidator upon the dissolution of our Company if we do not have a Manager at that time. See “Our Limited Liability Company Operating Agreement— Meetings; Approvals” beginning on page 53.

Dividends and Distributions

We are required under our Operating Agreement to effect a distribution of accumulated net earnings at least once annually, subject to the availability of sufficient funds for such purpose. Our Manager may elect not to make an annual distribution if, after payment of all estimated costs to be incurred in effecting the distribution, the distribution would be less than $0.25 per share. Upon request of a member, our Company may accrue declared distributions in an account for the benefit of the member. The member may then request payout from the account at any time.

Distributions may never be declared and our Manager has the unilateral right to modify the terms of our Operating Agreement relating to distributions, generally, but not always, with advance notice to members. See “Risks Related to our Securities—The declaration of distributions is at the discretion of our Manager” on page 15, “Our Limited Liability Company Operating Agreement—Distributions and Dividends” beginning on page 49 and “—Unilateral Modification” beginning on page 52. While our Manager currently does not intend to modify the distribution provisions of our Operating Agreement to reduce or eliminate the frequency or amount of distributions to our members, as noted, our Manager has the unilateral right to do so. Examples of possible modifications include increasing the minimum distribution amount if our distribution costs increase, providing for non-cash distributions to our members (such as non-cash payments received from researchers), or reflecting the creation and issuance of a new class of limited liability company interests.

Redemption Rights

A member will have the right at any time to terminate (revoke) his or her Purchaser Consent for all Member Data contributed by that member, in which case all shares issued to that member will be redeemed, or to remove selected Member Data for which we issued shares to that member, in which case those shares will be redeemed. Upon certain other events, such as the death of a member, a fraudulent data submission or an invalid data submission, or an attempted or involuntary transfer of shares, we will either automatically redeem the affected shares, or have the option to redeem them.

Subject to certain exceptions at the election of a member, including the affirmative election by a member to donate the Member Data to us, if any shares are redeemed, either by a member or by us, our right to use the associated Member Data will be cancelled and the data may, at the member’s election, be removed from our Database or archived. See “Our Limited Liability Company Operating Agreement—Redemption Rights” beginning on page 50.

Transfer of Shares

The shares are non-transferable, except as may be required by law (for example, in the case of an individual’s bankruptcy or pursuant to a court order) or with our Manager’s consent (which our Manager does not currently anticipate granting). See “Our Limited Liability Company Operating Agreement—Transfer of Shares” and “—Redemption Rights” beginning on page 50.

OUR LIMITED LIABILITY COMPANY OPERATING AGREEMENT

The following is a summary of certain provisions of our Limited Liability Company Operating Agreement, or our Operating Agreement, which should be read in conjunction with the actual agreement, a copy of which is filed with this Offering Circular. The following description of our Operating Agreement is subject to our Manager’s right to modify its terms unilaterally (with limited exceptions), generally, but not always, with advance notice to members. See “—Unilateral Modification” below.

Organization and Duration

We are a Delaware limited liability company formed by our Manager on January 2, 2020.

Purpose

Generally under our Operating Agreement, our purpose is to build, operate, maintain, manage and use our Database on behalf of our community and to take any other action permitted by or in accordance with our Operating Agreement.

U.S. Federal Income Tax Status as a Corporation

We have elected to be treated as a corporation for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations” beginning on page 65.

Management

Our Manager will conduct and exercise full control over, and make all decisions with respect to, all activities, affairs and business of our Company (including all decisions relating to the authorization and issuance of additional classes or series of equity securities and the issuance of additional shares).

Our members will not have any management rights or the right to replace our Manager. See below under the heading “—Meetings; Approvals”.

We have no officers, directors or employees. Accordingly, we sometimes refer to our Manager’s officers, directors and employees as our officers, directors and employees. Our Manager and its officers, directors and key personnel may engage in other or new business interests independent from our business, including competitive businesses, and need only devote as much of their time and attention to our Company as may be reasonably required to promote our purposes.

Our Manager will be paid a management fee, as described below under the heading “Compensation to Our Manager”.

Distributions and Dividends

We are required under our Operating Agreement to effect a distribution of accumulated net earnings at least once annually, subject to the availability of sufficient “Distributable Cash”. “Distributable Cash” means, with respect to any annual period, all unrestricted cash and cash equivalents held by us, reduced by (i) cash disbursements due or coming due with respect to operations (including any fees, expenses, royalties or other amounts paid pursuant to the Management Agreement), (ii) capital improvements and replacements (as determined by the Manager), and (iii) reserves in such amounts and for such time periods as the Manager in good faith determines are reasonably necessary for the proper operation, improvement and expansion of our business and operations, including our estimated expenses and any contingent or unforeseen liabilities.

The Manager may elect not to make an annual distribution if, after payment of all estimated costs to be incurred in effecting the distribution, the distribution would be less than $0.25 per share. Under the LLC Act, we may not make a dividend or distribution to a member if, after giving effect to the dividend, all of our liabilities exceed the fair value of our assets.

Distributions may never be declared and our Manager has the unilateral right to modify the terms of our Operating Agreement relating to distributions, generally, but not always, with advance notice to members. See “—Unilateral Modification” beginning on page 52 below. Our Manager also has the right to modify the terms of our Management Agreement relating to the Manager’s compensation unilaterally, which would affect the availability of funds for distributions. Accordingly, the frequency of distributions and the amount of cash available for distribution may be reduced from the timing and amounts described above or entirely eliminated. See “—Unilateral Modification” below beginning on page 52. While our Manager currently does not intend to modify the distribution provisions of our Operating Agreement to reduce or eliminate the frequency or amount of distributions to our members, as noted, our Manager has the unilateral right to do so. Examples of possible modifications include increasing the minimum distribution amount if our distribution costs increase, providing for non-cash distributions to our members (such as non-cash payments received from researchers), or reflecting the creation and issuance of a new class of limited liability company interests.

We will comply with any applicable tax withholding obligations in connection with making distributions. See “Certain U.S. Federal Income Tax Considerations” beginning on page 65.

Transfer Shares

No member may transfer his or her shares, or any interest therein, except with the prior written consent of our Company, which may be granted or withheld in our Manager’s sole discretion. Our Company will not recognize a purported transfer without the Manager’s consent. Since a member has the right to cause the redemption of shares issued for that member’s Member Data by revoking his or her Purchaser Consent or requesting us to remove that Member Data, our Manager does not currently anticipate granting consent to any share transfers. In the event of an involuntary transfer of shares, we may or will redeem the shares transferred as set forth under the heading “—Redemption of Shares” below.

Redemption Rights

If any shares previously issued to a member are redeemed, as described below, we will cancel the shares and the prior holder of those shares will not be entitled to any further distributions on those shares, even if we had accumulated earnings at the time of redemption.

Retention of Member Data/termination of Purchaser Consent upon redemption

Upon a Holder Redemption or a Company Redemption (both of which are described below), the affected member may in certain circumstances elect from two or more of these options:

●	To have his or her Member Data removed, which we refer to as a Data Removal. In this case, the member’s Member Data will be removed, or removed, from our Database (subject to retaining an archival copy if, and for so long as, required by law), and the Purchaser Consent as it relates to such Member Data (but not any other Member Data not removed) will automatically terminate. We will immediately prevent the removed Member Data from being included in the results delivered to any customer, including results of any new queries run against the Database, and we will remove such Member Data from any previously delivered results that we still control, such as those for which the researcher retains temporary, limited access to the results on our servers (which we refer to as a “sandboxed” area of our servers). Previously collected, fully de-identified or aggregated data no longer associated with the Member can and will still remain in the system for usage and data validity purposes. The process to remove a member’s removed data from all relevant sandboxed areas may take up to 30 days. Upon removal from a sandboxed area, the researcher will be aware that data was removed and may be able to identify a specific data file identification number associated with the removed data. We will not be able to remove the inclusion of any Member Data in any results previously delivered that we do not control. See further detail below under “Privacy Policy—Data Protection” below.
●	To request a Data Archive, as described below. In this case, we will effect a Data Removal of the selected Member Data but retain a quarantined copy of that Member Data. The member may then later decide to re-activate those Member Data in exchange for the re-issuance of the same number of shares which were redeemed.
●	To grant us a permanent, irrevocable (except as required by law) Purchaser Consent to use the Member Data, which we refer to as a Data Donation.

Note that at this time, a member will need to contact Customer Service to effect a Data Archive or Data Donation.

Holder Redemption

A member has the right at any time to terminate his or her Purchaser Consent, which will automatically cause the redemption of all shares issued to that member and a Data Removal of all of that member’s Member Data, or to request a Data Removal of selected (or all) of the member’s Member Data, which will cause the automatic redemption of all shares issued to that member in exchange for that selected (or all) Member Data. We refer to either member action as a Holder Redemption. A member’s decision to terminate his or her Purchaser Consent or to request us to remove certain Member Data may be inspired by our Manager’s authority to modify the terms of the Management Agreement or our Operating Agreement without member approval. We are required to give our members 30 days’ advance notice of certain modifications which may adversely affect any member, thereby giving members the ability to effect a Data Removal of all or selected portions of their Member Data from the Database before the effective date of the changes. See “—Unilateral Modification” below.

Company Redemption

1.	Attempted Transfer by Holder

Upon an attempted voluntary transfer of shares by a holder, we may in our discretion redeem those shares, in which event we will effect a Data Removal.

2.	Involuntary Transfer – Holder Death

If we receive notice that a holder has died, we will redeem the holder’s shares upon request of an authorized representative of the deceased member. We will also provide holders the option at any time to elect, upon their death, to make a Data Donation of all or any part of their contributed Member Data. In such case, we will effect the Data Donation upon notice of the member’s death and we will not effect a Data Removal even if requested to do so by the authorized representative of the deceased member.

3.	Involuntary transfer – Other

If we receive notice of any other type of involuntary transfer, whether by order or decree (such as in the case of the entry of a final judgment in a divorce or attachment proceeding), bankruptcy, or otherwise, we will automatically redeem the holder’s shares unless prohibited by applicable law (for example, the bankruptcy code or a court order). We will provide holders the option at any time to elect, upon the occurrence of any of those events, to Data Archive, or make a Data Donation, of all or any part of the holder’s contributed Member Data. Absent such an election, or if the Company believes effecting the holder’s election would violate applicable law or an applicable order, the Company will effect a Data Removal.

4.	Unacceptable Member Data

We screen Member Data upon submission for shares in order to filter out invalid data. If we discover after acceptance that a member has submitted invalid, inaccurate, unusable or inappropriate Member Data, including if the Member Data relate to a person other than the member, we will redeem the shares issued for those Member Data and effect a Data Removal of those Member Data. Generally we expect to redeem only the shares issued in exchange for the affected Member Data; however, we may elect to redeem the shares issued to the holder for any or all of the holder’s other contributed Member Data, in which case we will also effect a Data Removal of those Member Data.

5.	Undesired Member Data Types

If we determine that a certain type or class of Member Data is no longer desirable for the Company to maintain in any Database, we may redeem all shares issued in connection with the contribution of that class or type of Member Data, in which case we will also effect a Data Removal of those Member Data.

Additional Redemptions

In the event of any Holder Redemption or Company Redemption, we will redeem additional shares held by the same holder as follows:

●	In the event some (but not all) shares issued in connection with the contribution of particular Member Data are to be redeemed, we will also redeem all other shares issued in connection with the contribution of that Member Data.
●	In the event the contribution of a particular type of Member Data is conditioned upon the contribution of other specified types of Member Data, and all of the shares issued for the contribution of those specified types of Member Data are being redeemed, then we will also redeem all of the shares issued for that particular type of Member Data.

Limited Liability

Holders of our shares have limited liability other than as set forth in the Delaware Limited Liability Company Act, or the LLC Act. The LLC Act provides that a member who receives a dividend or distribution and knew at the time of the dividend or distribution that it was made in violation of the LLC Act will be liable to us for the amount of the dividend or distribution for a period of three years from the date of the dividend.

Capital Structure

Prior to the first sale of shares in this Offering, our Manager held the sole membership interest in our Company, and no person or entity other than the key management team members identified under “Management” on page 49 above had voting or dispositive control over such membership interest. Our Manager no longer has any membership interest in our Company but will continue to control our company as our Manager. Our capital structure consists only of shares, which are the shares being sold in this Offering. We are authorized to issue an unlimited number of additional shares and to create additional classes or series of securities, which may have rights superior to those of the shares. Our members do not have preemptive or preferential rights to acquire additional shares or other securities issued by our Company.

Our Members

Our shareholders are members of our Company and have minimal rights of members of limited liability companies under the LLC Act or our Operating Agreement.

A shareholder may resign as a member at any time by terminating his or her Purchaser Consent or SavvyShares account or requesting us to remove all of his or her Member Data. See above under the heading “—Redemption Rights – Holder Redemptions”.

Dissolution and Winding Up

We will be dissolved and wound up only upon:

●	One hundred eighty days after the resignation or dissolution of the Manager, unless prior to that date a successor manager is appointed under our Operating Agreement and the Management Agreement;
●	upon the approval of the Manager; or
●	the entry of a decree of dissolution of the Company.

Exculpation and Indemnification

To the maximum extent permitted by law, neither our Manager nor its affiliates, officers, directors, employees, agents, lawyers, accountants or representatives will be liable to our Company or any member for any act or omission performed or omitted by our Manager.

We must indemnify our Manager and its officers, director, partners, members, employees and affiliates, and any other person who serves at the request of the Manager on behalf of the Company as an officer, advisor, director, member or employee of any other company, to the fullest extent permitted by law, against any loss, expense, damage, claim, liability, obligation, judgment or injury suffered or sustained by reason of any act, omission or alleged act or omission arising out of their respective activities on behalf of our Company or in furtherance of its interests. We must provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. Thus, our Manager could be indemnified for its negligent acts if it met the requirements set forth above.

Unilateral Modification

With limited exceptions described below, our Manager has the right to modify the terms and provisions of the Operating Agreement, including the distribution provisions, without the consent of any of our members. If the Operating Agreement does not specifically authorize the Manager to make the modification to the Operating Agreement, and the modification may reasonably have an adverse effect on the rights or obligations of any member, we are obligated to provide our members not less than 30 days’ advance notice of the modification, thereby giving members the opportunity to terminate their Purchaser Consent or remove selected Member Data before the effective date of the changes. Our Manager may elect unilaterally to modify the Operating Agreement to eliminate the obligation to provide advance notice for those types of modifications, but only upon providing our members not less than 30 days’ advance notice of this modification.

The Operating Agreement specifically authorizes the Manager to make the following modifications to the Operating Agreement:

●	authorize and create new classes of equity securities, including limited liability company interests, options and warrants;
●	admit new members; and
●	update the schedule of members to reflect the addition, substitution, resignation or removal of members.

If our Manager reasonably believes that a modification will not have an adverse effect on the rights or obligations of any member, we are not required to give advance notice of the modification to members. A member will always have the right to terminate his or her Purchaser Consent, which will cause a Data Removal of all of the members’ Member Data, and to have us effect a Data Removal of the selected Member Data.

Our Manager does not have the right to modify or waive the following provisions of our Operating Agreement in a manner adverse to any then current member without the consent of each member affected:

●	Provisions limiting the liability of our members for debts, obligations and liabilities of our Company
●	The basic right of a member to terminate his or her Purchaser Consent, or have us remove any portion of his or her Member Data from our Database, subject only to reasonable notice provisions (in which case the shares issued in exchange for the contribution of the affected Member Data will be redeemed) and our right to remove additional Member Data of that member (and redeem the shares issued in connection with the contribution of that additional Member Data).

Meetings; Approvals

Our members will not have any voting, consent or management rights relating to the management and operation of our Company, except to appoint a liquidator upon the dissolution of our Company if we do not have a Manager at that time.

Under the terms of our Operating Agreement, we are not required to hold meetings of our members except if necessary to appoint a liquidator or as required by the LLC Act. In those cases, or if our Manager elects to call a meeting of our members, our Company may hold a member meeting by notice specifying the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, as determined by the Manager. All notices of meetings of members shall be sent or otherwise given in accordance with our Operating Agreement not less than 10 nor more than 60 calendar days before the date of the meeting. If indicated in the meeting notice, members entitled to vote on matters at a meeting may participate by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.

Any previously scheduled meeting of the members may be postponed, and any meeting of the members may be canceled, by the Manager upon notice to the members given prior to the date previously scheduled for such meeting of members. In the case of a postponement, the new date must be not less than 10 nor more than 60 calendar days after the date of the notice.

Members may vote either in person or by proxy at meetings. The holders of a ten percent of the outstanding shares represented in person or by proxy will constitute a quorum unless any action by the members requires approval by holders of a greater percentage of the shares, in which case the quorum will be the greater percentage.

All matters submitted to the members for approval will be determined by a majority of the votes cast by holders of the shares entitled to vote, except where a greater percentage is required by applicable laws or by our Operating Agreement.

Any notice, demand, request, report or proxy material required or permitted to be given or made by us to members under our Operating Agreement will be delivered to the record holder who is entitled to vote at such meeting.

Any action required or permitted to be taken by our members may be taken by any consent in writing by members holding at least the number of outstanding shares as would otherwise be necessary to take any such action at a meeting at which all shares were present.

In the event our Manager elects to request an advisory vote from our members, the vote will not be binding on our Company. An advisory vote need not be by meeting or written consent, need not have a quorum, and may be conducted entirely online through our Company’s website.

Fiduciary Duties

Our Manager is not accountable to our members as a fiduciary. As permitted by the LLC Act, we have eliminated the fiduciary duties owed by the Manager to our members, except for the contractual covenant of good faith and fair dealing.

Waiver of Liability

Under our Operating Agreement, each of our Manager and its officers, directors, employees, agents, attorneys, accountants and representatives are not liable to us or our members for acts they perform in good faith, or for any non-action or failure to act, except for acts of willful misconduct or knowing violation of law as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction and except for certain claims under United States securities laws and the rules and regulations thereunder.

Agreement to be Bound by Operating Agreement; Power of Attorney

By purchasing one of our shares, you will be admitted as a member of our Company and will be deemed to have agreed to be bound by the terms of our Operating Agreement. Under that agreement, each member and each person who acquires a share from a member grants to our Manager a power of attorney, among other things, to execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our Manager the authority to make authorized amendments to, and to make consents and waivers under and in accordance with, our Operating Agreement, and to dissolve our Company. Such power of attorney shall be irrevocable and deemed coupled with an interest and shall survive a member’s death, incompetency, disability, dissolution, bankruptcy or termination.

Books and Records

We are required to keep appropriate books of our business at our principal offices. The books are maintained for both tax and financial reporting purposes. Our fiscal year-end is December 31.

We will furnish or make available to our members an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. We intend to furnish or make available to record holders of shares a semi-annual report (or quarterly reports, if required) containing financial statements and a report on those financial statements by our independent public accountants. We will be deemed to have made a report available if we have either filed it with the SEC and the report is publicly available or made the report available on any publicly available website we maintain.

Right to Inspect Books and Records

In addition to the reports referred to above in “—Books and Records,” our Operating Agreement provides that a member can, for a purpose reasonably related to his interest as a member, upon reasonable demand and at his own expense, have furnished to him:

●	a copy of our Operating Agreement and Certificate of Formation, and all amendments thereto; and
●	copies of the financial statements referred to above under “—Books and Records.”

Our Manager may, and intends to, keep confidential from our members information that it believes to be personal information or in the nature of trade secrets or other information, the disclosure of which our Manager believes in good faith is not in our best interests, information that could damage our Company or the Manager or information that we or the Manager are required by law, by agreements with a third party to keep confidential (other than agreements with affiliates that are designed to circumvent the above obligations). These provisions are deemed to replace the default provisions under Section 18-305 of the LLC Act.

No member has the right to access or inspect any other member’s Member Data.

No Property or Partition Rights

No member may partition any of our property, own or use any of our particular or individual assets, or have the right to receive property other than cash in return for his or her contributions, loans or advances or upon dissolution.

Information Requests From Members

In order for our Company to comply with applicable laws, or to comply with our obligations to third parties who desire to receive Member Data from our Database, each member agrees to provide our Manager additional documentation verifying, among other things, his or her identity. Requests for documentation may be made at any time during which our Company holds Member Data of a member or former member. Our Manager may provide that information, or report the failure to comply with requests, to governmental authorities without notifying the affected member.

Confidentiality

Unless our Manager gives its prior written consent, each member agrees to maintain the confidentiality of any non-public information and documents relating to our Company, our Manager, or our Database, subject to certain exceptions. Our Company will maintain Member Data in accordance with our privacy policy applicable to Member Data, as described under “Privacy Policy” beginning on page 60.

Arbitration; Governing Law; Class Actions

To the maximum extent permitted by law, all claims or disputes arising under the Operating Agreement, Management Agreement or any related agreement, except for the excluded claims described in this paragraph, must be resolved by final and binding arbitration in San Diego, California before the American Arbitration Association. While corporations may not be able to enforce arbitration provisions in their bylaws against shareholders who did not specifically agree to them, operating agreement binding arbitration provisions have been upheld under Delaware law since members agree to be bound by their terms. None of the claims or disputes subject to mandatory arbitration may be brought as a class action, and the prevailing party in these claims and disputes will be entitled to recover fees and costs (including attorneys’ fees) from the other parties to the arbitration. The following types of claims are excluded from mandatory arbitration (and hence the class action waiver and the fee shifting provisions): (a) compulsory or permissive cross-claims between or among the parties to those agreements that arise in a legal action brought by or against a non-party to the agreement, and (b) claims or counterclaims under the federal securities laws or the rules and regulations thereunder. To the extent that claims or disputes arising under the Operating Agreement, the Management Agreement or any related agreement are subject to the California Consumer Privacy Act (“CCPA”), the CCPA may prohibit mandatory arbitration and class action waivers associated with such claims.

All proceedings against us or our Manager, whether or not excluded claims, including claims under the federal securities laws or the rules and regulations thereunder, must be brought in San Diego, California. By agreeing to the exclusive forum in San Diego, California, investors will not be deemed to have waived our or our Manager’s compliance with any federal securities laws or the rules and regulations thereunder.

The Operating Agreement is governed by Delaware law.

To the extent that the transfer of any share is required by law, the provisions in this section would apply to transferees.

OUR MANAGEMENT AGREEMENT

SavvyShares PBC serves as our Manager under the Management Agreement between our Manager and our Company. The following description of the Management Agreement below is subject to our Manager’s right to modify its terms unilaterally, generally, but not always, with advance notice to the members. See “—Amendment, Modification, or Waiver” below.

Services

Under the terms of the Management Agreement, the Manager will, among other things: (i) promote the creation and maintenance of a community-owned database containing consumers’ opinions and behavior data that is designed to improve the products and services available to the community and others, consistent with the Manager’s public benefit, (ii) make the Database dynamic, secure, and longitudinal, (iii) promote a supporting ecosystem for the Database, and (iv) generate revenue from which to make distributions to Members. The Manager will have the sole discretion as to the emphasis to be placed upon each of these goals.

License

Under license terms forming part of the Management Agreement, our Manager grants us a non-exclusive, royalty-free, fully paid up, non-sublicensable, non-transferable, perpetual, worldwide right and license to use all of the intellectual property relating to the Database that the Manager owns. That license does not include intellectual property rights the Manager acquires from collaborations with third parties that obtain access to the Database.

While the foregoing describes the current terms of our license, our Manager may modify the terms of our Management Agreement, including the license terms (with limited exceptions), unilaterally. See “—Amendment, Modification, or Waiver” below beginning on page 56.

Effectiveness and Termination

The Management Agreement became effective on January 2, 2020. Unless earlier terminated as described below, the Management Agreement will remain in effect perpetually.

The Management Agreement may be only be terminated by the Manager upon thirty (30) days prior notice. The Management Agreement may not be terminated by the Company.

Amendment, Modification, or Waiver

Our Manager may modify any terms and conditions of the Management Agreement unilaterally, including our license to use the Database IP and the compensation paid to our Manager. While certain amendments relating to the license terms, including modifying the trigger events which change the terms of the intellectual property license in favor of our Company, require our consent, our consent is also provided by our Manager. We are required to give our members 30 days’ advance notice of any modification which may reasonably have an adverse effect on the rights or obligations of our Company, thereby providing members the opportunity to terminate their Purchaser Consent or have us remove selected Member Data before the effective date of the modification. Our Manager may elect unilaterally to modify the Management Agreement to eliminate the obligation to provide advance notice of those types of modifications, but only upon providing our members not less than 30 days’ advance notice of this modification.

If our Manager reasonably believes that a modification will not have an adverse effect on the rights or obligations of our Company, we are not required to give advance notice of the modification to members. A member will always have the right to terminate his or her Purchaser Consent, at which point we will effect a Data Removal of all of his or her Member Data and redeem all of his or her shares, or to have us remove selected Member Data, at which point we will effect a Data Removal of that Member Data and redeem the associated shares.

Management Fee

We are obligated to pay the Management Fee to our Manager. See “Compensation of our Manager” beginning on page 34.

Data Acquisition and Provision

We may purchase rights to data from Luth Research (or another affiliate) to augment the Member Data in the Database. We will be subject to the same limitations and restrictions on the use of such data as Luth Research or the affiliate is subject, with no additional restrictions. The cost for such data will be the direct costs paid by Luth Research (or its affiliate), which will consist of the cash payments made to panelists in consideration of such data, plus ten percent (10%). Our Manager, or an affiliate (including Luth Research) may purchase access to the Member Data in the Database for purposes of providing services to its customers for activities that our Manager or an affiliate is permitted to perform under our Management Agreement as described above under “Manager Operations Separate from the Company” beginning on page 37. The cost for such data will be the value of the shares issued by the Company for such Member Data, plus ten percent (10%). Any such payments to the Company will be considered revenues from a data discovery activity and are therefore subject to the management fee paid to our Manager.

Indemnification

We must indemnify our Manager and its officers, director, partners, members, employees and affiliates, and any other person who serves at the request of the Manager on behalf of the Company as an officer, advisor, director, member or employee of any other company, to the fullest extent permitted by law, against any loss, expense, damage, claim, liability, obligation, judgment or injury suffered or sustained by reason of any act, omission or alleged act or omission arising out of their respective activities on behalf of our Company or in furtherance of its interests. We must provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. Thus, our Manager could be indemnified for its negligent acts if it met the requirements set forth above.

Waiver of Liability

Under our Management Agreement, each of our Manager and its officers, directors, employees, agents, attorneys, accountants and representatives are not liable to us or our members for acts they perform in good faith, or for any non-action or failure to act, except for acts of willful misconduct or knowing violation of law as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction. To the extent that any of these provisions would apply to any claims under the federal securities laws or the rules and regulations thereunder, by our company agreeing to these provisions, investors will not be deemed to have waived our Manager’s or our company’s compliance with any federal securities laws or the rules and regulations thereunder.

Arbitration; Governing Law; Class Actions

To the maximum extent permitted by law, all claims or disputes arising under the Management Agreement will be resolved by final and binding arbitration in San Diego, California before the American Arbitration Association and no member will have the right to bring any claim against our Company or our Manager as a class action. Additionally, the prevailing party in any arbitration or lawsuit will be entitled to recover reasonable attorneys’ fees. Given that our Manager controls us, and that we have no officers or directors, it is unlikely that our Manager would cause our company to initiate claims against our Manager to enforce the terms of the Management Agreement. With the exception of exercising the right to terminate their Purchaser Consent or to remove selected Member Data, members will have no effective recourse for any breaches by our Manager of the Management Agreement.

Organization of the Manager

We are managed by our Manager, SavvyShares PBC, a Delaware Public Benefit Corporation, with principal executive offices located at 404 Camino Del Rio South, Suite 505, San Diego, California 92108.

PURCHASER CONSENT

For purposes of the Purchaser Consent, Privacy Policy and Terms and Conditions, we refer to Member Data (that is, data about your survey responses or behavior) as Shared Data, and to any personal Member Data (for example, your name, contact information, payment information) as Personal Data. Personal Data may or may not include your Shared Data and all Member Data is either Personal Data or Shared Data.

By purchasing a share in this Offering, you will grant us a revocable right to use your Member Data in accordance with the Purchaser Consent. You must also agree to be bound by our Privacy Policy and our Terms and Conditions for our website and other technology platforms, including our App. With respect to your Member Data, in general, the Purchaser Consent, Privacy Policy and Terms and Conditions collectively contain your agreement that, for as long as you do not withdraw access to your Member Data by terminating your Purchaser Consent or requesting us to remove selected Member Data, your de-identified Member Data can be used in population-level or representative sampling, using queries and data access policies which we believe prevent any specific individual from being reasonably identified.

For members who download and install our App, we collect information for research purposes aimed at understanding how you interact with your device and browse the internet, including the types of entertainment you watch or advertisements you see or the searches you conduct. Member Data will be passively collected as long as you keep the App installed and active on your device. The App will continually send us data in real-time as you use the device. The App will periodically send surveys that must be attempted in order to be deemed active for validation. See “Securities Being Offered—Consideration” above at page 42 for further information on our data collection policies for the App.

For members who provide Member Data via surveys or other methods of participation, we may collect information such as, but not limited to, Personal Data revealing racial or ethnic origin, political opinions, religious or philosophical beliefs, or trade union membership, data concerning health or data concerning your sex life or sexual orientation. You must explicitly consent to our data policies associated with each survey to be completed by agreeing to the terms and conditions of the survey prior to starting the survey. See “Securities Being Offered—Consideration” above at page 42 for further information on our data collection policies for surveys.

We may also use your Member Data to improve our operational services, and as otherwise required by law. Further detail is provided below under “Privacy Policy.”

We use cookies and similar technologies to collect website usage data and to operate our services. Cookies are required for most parts of our services such as taking surveys, accessing your member portal and requesting payment. We use both session cookies and persistent cookies to better understand how you interact with our services, to monitor aggregate usage patterns, and to personalize and otherwise operate our services such as by providing account security, preventing fraud, and remembering your website preferences.

We require information about your signup and current location, which we get from signals such as your IP address or device settings to prevent fraud and to securely and reliably set up and maintain your account. Subject to your settings, we may collect, use, and store additional information about your location—such as your current precise position to operate or personalize our services including with more relevant surveys and additional research opportunities.

A member may at any time terminate his or her Purchaser Consent, or elect to have selected Member Data removed, which will have the effect of revoking his or her Purchaser Consent as it relates to such Member Data (but not any other Member Data not removed). See “Our Limited Liability Company Operating Agreement—Redemption Rights” above. Please note that your continued consent to our use of your Shared Data is required for your continued ownership of any shares issued to you in connection with the contribution of that Shared Data. If you elect to remove selected Shared Data for which you were issued ownership shares in our company, we will redeem (i.e., cancel) those shares, and may also elect to cancel certain other shares that may have been issued to you. See “Securities Being Offered—Consideration” beginning on page 42 above. If you terminate your Purchaser Consent or delete your SavvyShares account, we will redeem all shares issued to you. We believe this is the best way to be fair to other members of our community who have not revoked access to their Member Data. Additionally, if, for any period of time, for any reason, we are unable to issue shares pursuant to this offering, we, or an affiliate, reserve the right to offer cash in exchange for Member Data to members during such period.

We will strive to apply the industry’s best practices and state-of-the-art technology to protect your information, including those identified under “Privacy Policy – Data Protection” below. But neither we, nor anyone else, can completely guarantee the long-term security of data. While we have implemented precautions designed to avoid the potential for researchers or other third parties to learn the identity of any member who contributed a particular item or set of Member Data, we cannot provide absolute assurance that a researcher or other third party may not be able to circumvent our protections and learn or verify the identity of a specific member. See “Risk Factors—Risks Related to the Company—Privacy concerns relating to our Database could damage our reputation...” above.

We may update the Purchaser Consent from time-to-time by notifying you of the proposed changes at least 30 days before their effectiveness to provide you with the opportunity to terminate your Purchaser Consent or remove some or all of your Member Data if you do not want your Member Data to be bound by the revised terms. If you do not take one of those actions after receiving notice of those proposed changes, to the maximum extent permitted by applicable law, you will be bound by the new terms when they become effective. However, none of the changes to the Purchaser Consent may, without your explicit consent, adversely affect your basic right to terminate your Purchaser Consent (subject to the redemption of all your shares) or to remove some or all of your Member Data (subject to the redemption of shares issued therefor). When a member agrees to the Purchaser Consent, the then current versions of the Purchaser Consent, Privacy Policy and Terms and Conditions will apply to both current and prior contributions of Member Data, and to the extent the current version is inconsistent with any prior Purchaser Consent to which the member agreed (including the Privacy Policy and Terms and Conditions provided at that time) in connection with prior Member Data contributions, including any amendments to the Purchaser Consent (and Privacy Policy and Terms and Conditions), the member will agree that the current version of the Purchaser Consent (and corresponding Privacy Policy and Terms and Conditions) will govern our use of those prior data contributions after the date the member agrees to the Purchaser Consent.

In the event of a change in control or ownership of our Company or our Manager, the new controlling or owning party will have the same rights to use your Shared Data provided in the Purchaser Consent as we and our Manager have.

PRIVACY POLICY

Our Philosophy

The privacy and security of Member Data is of the utmost importance. We understand and respect the sensitive nature of the information that our members provide to us, and we strive to be transparent in our collection, use and disclosure of this information and to ask for your explicit consent to share such sensitive information with third-parties. We are committed to providing a secure, private, and safe environment and our policies are designed to conform to the standards of the Insights Association Code of Standards and Ethics for Market Research and Data Analytics, the ICC/ESOMAR International Code of Marketing and Social Research Practice and the Children’s Online Privacy Protection Act of 1998 (COPPA) and the California Consumer Privacy Act (CCPA).

Collection and Use of Member Data

We will use your Member Data only in the following ways:

●	Registration Information: We collect Personal Data such as your name, address, email address, and IP address during the registration process. This allows us to verify your eligibility, to determine which surveys are appropriate for you, and to contact you regarding participation in surveys. Subject to your settings, we may collect, use, and store additional information about your location, including your current precise position, to operate or personalize our services including with more relevant surveys and additional research opportunities. You can opt out of receiving survey notifications by unsubscribing your email address as provided in a given communication or by contacting us.
●	Survey Participation: For members who provide Member Data via surveys or other methods of participation, we may collect information such as, but not limited to, personal data revealing racial or ethnic origin, political opinions, religious or philosophical beliefs, or trade union membership, data concerning health or data concerning your sex life or sexual orientation. This data will vary from survey to survey, but in such cases you know what data we’re collecting because you provide it to us during the survey. You must explicitly consent to any specific terms and conditions associated with an individual survey, including any terms relating to Personal Data, prior to starting the survey. Member Data from surveys is included, in deidentified form, in the Database, and our clients and affiliates may access that deidentified information in connection with services provided by us or our affiliates.
●	Behavioral Data: Our App tracks web behaviors and browsing activities, including the types of entertainment you watch or advertisements you see or the searches you conduct. We use the information we collect through the App to identify online trends, and this data is included in deidentified form in the Database. Member Data will be passively collected as long as you keep the App installed and active on your device. The App will continually send us data in real-time as you use the device. The App will periodically send surveys that must be attempted in order to be deemed active for validation. If the App is installed, but you do not use your device, the App may still collect limited data, such as traffic from web pages in open browser windows or background traffic on a mobile device, such as background checks for updates when the device is sleeping. Member Data collected this way is included in the Database, and our clients and affiliates may access that deidentified information in connection with services provided by us or our affiliates. In addition to data collected by the App, SavvyShares may allow third parties, subject to agreements with SavvyShares, to independently track a member’s web behaviors and browsing activities (for example, through the use of a tracking cookie), but only with a member’s consent. The scope of such third-party data collection will not exceed the scope described in the Privacy Policy.
●	Live Participation: Members may also participate in in-person focus groups, one-on-one or other personal interviews or other in-person methodologies or ethnographic observation in the home where a professional observes behavior in usage of a product or habits in the home. Prior to participation, a telephone call with screening questions is administered to ensure qualification for the project. If the member qualifies, an invitation is sent followed by a reminder to participate. A member must explicitly consent to our data policies associated with each live participation opportunity.
●	Social Networks and Social Media: We may provide optional integrations into social networks to provide better services to SavvyShares members. This integration may require authentication and linking of certain Personal Data from these social networks. We do not have control over those social networks’ use of your Personal Data.
●	Improvement of the Services: We will also use your Member Data as necessary to improve our operational services and your experience as a member.
●	Data Augmentation: In some cases, we may use secondary data sources to augment Member Data collected through our Platform.
●	As Required by Law: We may use or disclose Member Data, including Personal Data, as required by law or legal process, for example, in responding to a court-issued subpoena. Where allowed by law and where reasonably possible, we will notify you in advance of any such proposed use or disclosure of your Member Data.
●	Enforcement of Agreements: We may use your data to enforce our Terms and Conditions, any member Subscription Agreement, or our Operating Agreement, including, in each case, investigations of potential violations.

Cookies

We use cookies and similar technologies to collect website usage data and to operate our services. Cookies are required for most parts of our services such as taking surveys, accessing your member portal and requesting payment. We use both session cookies and persistent cookies to better understand how you interact with our services, to monitor aggregate usage patterns, and to personalize and otherwise operate our services such as by providing account security, preventing fraud, and remembering your website preferences.

Sharing of Member Data

We may also share your Member Data in the following ways:

●	Clients: We share de-identified Member Data about you in connection with our clients’ access to the Database, or as part of research results we deliver to our clients, to help our clients get insights into how better to deliver their goods and services. In certain circumstances, and with your consent, we may also share certain Personal Data with such clients.

●	Affiliates: We may also share Member Data, including Personal Data, with our Manager or our affiliates, as necessary to operate our business.

●	Third Party Service Providers: We may also share Personal Data, subject to confidentiality agreements, with third-party service providers who help us make our services available to you and clients. Such service providers include, for example, Amazon Web Services, Google Analytics, Melissa Data (for address verification), third-party data matching services, service providers who facilitate payment, and other third parties who help us deliver our services and manage our relationship with you.

Information Retention

We make efforts to ensure that Personal Data we receive, process, or maintain is accurate, complete, and reliable. We rely on the accuracy of the information provided directly to us but accept responsibility for the management and confidentiality of the Personal Data collected. In general, we keep Personal Data only as long as we need it to provide the services you requested.

We may also process information on behalf of third parties who have engaged us. We keep Personal Data processed on behalf of third parties for as long as needed to provide services to the third party in question. However, we reserve the right to retain Personal Data for any period required by law or to comply with our legal obligations, resolve disputes, and enforce our agreements.

Data Protection

We take the security and privacy of Member Data very seriously. We will use technical, physical, and administrative controls to protect member Personal Data and Shared Data from unauthorized access or disclosure and to ensure the appropriate use of this information. No Personal Data will be associated with survey responses or provided to clients or third parties without a member’s prior consent.

Third Party Websites and Services

Our website, App and communications to you may contain other links to external websites or other third-party services. These are provided for your convenience only, and we do not have control over the content or privacy and security practices and policies of such third parties or third-party sites. Any Personal Data you provide in such areas, and on such linked pages, is provided directly to that third party and is subject to that third party’s privacy policy.

Do Not Track

Some browsers have a “do not track” feature that lets you tell websites you do not want to have your online activities tracked. Because these features are not yet uniform, we do not presently respond to “do not track” signals. We will however treat any “do not sell” or similar signals as opt-out requests under CCPA.

Children’s Privacy

Our Database is not designed for, intended to attract, or directed toward minors, which we define as those under the age of 18.

Modification

We may update the Privacy Policy as it applies to our use of Member Data from time-to-time by notifying you of the proposed changes at least 30 days before their effectiveness to provide you with the opportunity to terminate your Purchaser Consent or remove some or all of your Member Data if you do not want your Member Data to be bound by the revised terms. If you do not take one of those actions after receiving notice of those proposed changes, to the maximum extent permitted by applicable law, you will be bound by the new terms when they become effective.

TERMS AND CONDITIONS

Our Terms and Conditions (Terms) govern your use of our App and our website (collectively, the Platform), as accessed from time to time by you. Below is a summary of certain material Terms that govern a member’s use of the Platform.

Ownership, License

The App is the intellectual property of and is owned by Luth Research and its licensors and suppliers. Luth Research licenses the App to the Manager (the “Manager”) which in turn licenses the App to us. The structure, organization and code of the App are the valuable trade secrets and confidential information of Luth Research and its licensors and suppliers. All other materials, software, designs, technology, text, images, and other intellectual property (collectively, “Materials”) contained in the Platform are the property of SavvyShares, the Manager, Luth Research or a third-party licensor. A user may not modify, alter or change any Materials, or distribute, publish, transmit, reuse, repost, or use the content displayed on the Platform for public or commercial purposes, including, without limitation, any text, images, audio, or video included in the Platform. Unauthorized use of the Materials is strictly prohibited and is a violation of the rights of SavvyShares, the Manager, Luth Research, and/or third parties, including, without limitation, under copyright laws, trademark laws, and the laws of privacy and publicity. The Platform may also contain many of the valuable trademarks, names, titles, logos, images, designs, copyrights, and other proprietary materials (the “Trademarks”) owned and registered by SavvyShares, our Manager, Luth Research or other SavvyShares affiliates, or a third-party licensor.

Member Account

We require additional options to secure your Member account including two-factor authentication which you activate during the sign-up process and can update in settings.

Third Party Content

The Platform may include links to other sites and resources on the Internet. These third-party links are governed by their own terms and privacy policies. Because we have no control over such third-party sites and resources, all users agree that we are not responsible for the availability of such external sites or resources and do not endorse and are not responsible or liable for any content, advertising, products, or other materials on or available from such sites or resources.

The Platform may otherwise display some content that is not from us. This content is the sole responsibility of the entity that makes it available. We may review content to determine whether it is illegal or violates our policies, and we may remove or refuse to display content that we reasonably believe violates our policies or the law.

Access to the Platform

A user may not be able to access or use the Platform: (a) during planned downtime for upgrades and maintenance to the Platform (of which we will notify users in advance); or (b) during any unavailability caused by circumstances beyond our reasonable control.

Access and Interference

A user may not use the Platform if (1) they are under 18 years of age, or (2) they are barred from using the Platform under the laws of the jurisdiction in which they are a resident. Furthermore, a user agrees they will not:

●	Attempt to decipher, decompile, disassemble, or reverse-engineer any of the software comprising or in any way making up a part of the Platform;
●	Solicit login information or other Personal Data of another Member, or access an account, belonging to someone else without legal authorization to do so;
●	Use the Platform for the purpose of gathering information to file a legal claim against a third party;
●	Attempt to breach any security or authentication measures of the Platform;
●	Avoid, bypass, remove, deactivate, impair, descramble or otherwise circumvent any technological measure implemented by SavvyShares or any other third party to protect the Platform;
●	Interfere or attempt to interfere with any other person’s use of the Platform;
●	Defame, abuse, stalk, threaten, intimidate, harass or otherwise violate the legal rights of any Member or employee, staff or agent of SavvyShares, the Manager, or any affiliate of SavvyShares;
●	Do anything that could disable, damage, tamper with, impair or otherwise cause interruptions to the proper working of the Platform;
●	Use any robot, spider, scraper or other automated means to access, data-mine, data-crawl, scrap or index the Platform in any manner;
●	Post or transmit any file which contains viruses, worms, Trojan horses or any other contaminating or destructive features, or that otherwise interfere with the proper working of the Platform;
●	Provide any false personal information in your account, create more than one account, transfer your account or create an account for anyone other than yourself (unless legally authorized to do so);
●	Do anything that is illegal, infringing, fraudulent, malicious or could expose SavvyShares or Members to harm or liability; or
●	Use the Platform, or facilitate or encourage anyone else to use the Platform, in any way that violates the Terms or any applicable law or regulation.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the shares, but does not purport to be a complete analysis of all potential tax effects and does not address the effects of any state, local, alternative minimum, estate, gift or non-U.S. tax laws. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations issued thereunder, and judicial and administrative interpretations thereof, each as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect and to differing interpretations, all of which could result in U.S. federal income tax considerations different from those described below. No rulings from the Internal Revenue Service (“IRS”) have been or are expected to be sought with respect to the matters discussed below. The discussion below is not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the shares or that any such position would not be sustained.

This discussion does not address all of the U.S. federal income tax considerations that might be relevant to a beneficial owner in light of such beneficial owner’s particular circumstances. This discussion is limited to holders who hold the shares as capital assets within the meaning of Section 1221 of the Code.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of shares that is (i) a foreign corporation, (ii) a nonresident alien individual, or (iii) a foreign estate or trust that in each case is not subject to U.S. federal income tax on a net-income basis on income or gain. Special rules may apply to certain non-U.S. shareholders such as “controlled foreign corporations,” or, in certain circumstances, individuals who are U.S. expatriates. Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

We intend, and this summary assumes, that all shares issued pursuant to the offering either will be exempt from or will comply with the requirements of Section 409A of the Code regarding nonqualified deferred compensation such that its income inclusion and tax penalty provisions will not apply to the shareholders. The offering and any issuance of shares made under the offering will be administered consistently with this intent.

Prospective investors considering the purchase of shares should consult their own tax advisors concerning the particular U.S. federal income tax consequences to them of the ownership of the shares in light of their specific situation, as well as the consequences to them arising under the laws of any other taxing jurisdiction.

Classification of the Company

The Company has elected to be treated as a corporation for U.S. federal and state income tax purposes. The following discussion presumes that the Company is taxable as a corporation.

U.S. Shareholders

The following discussion is a summary of certain U.S. federal income tax considerations applicable to a U.S. shareholder of shares.

Issuance of Shares

The receipt of shares by a shareholder in exchange for Member Data should result in the recognition of ordinary income by the shareholder in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares (i.e., zero). The holding period for such shares will commence just after the date the shares are purchased. Any income recognized at such time by a shareholder should not be subject to income tax withholding by the Company under the assumption that the shareholder is not an employee of the Company.

The shareholder’s basis in the shares will be equal to the purchase price (i.e., zero), increased by the amount of ordinary income recognized.

The Company believes that the issuance of shares either meets the requirements of Code Section 409A, or qualifies for an applicable exemption, and the offering is expected to avoid its adverse tax consequences.

Distributions to U.S. Shareholders

Distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions made on our shares that are treated as dividends generally will be included in a U.S. shareholder’s income as ordinary dividend income. With respect to noncorporate taxpayers, including individuals, such dividends are generally subject to reduced tax rates of U.S. federal income tax provided certain holding period requirements are satisfied.

Amounts not treated as dividends for U.S. federal income tax purposes will constitute a non-taxable return of capital and first be applied against and reduce a U.S. shareholder’s adjusted tax basis in its shares, but not below zero. Any excess will be treated as capital gain and will be treated as described below.

Sale or Taxable Disposition of Shares by U.S. Shareholders

Upon the sale, exchange or other taxable disposition of our shares, a U.S. shareholder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or exchange and (ii) the U.S. shareholder’s adjusted tax basis in the shares. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in the shares is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain noncorporate U.S. shareholders, including individuals, will generally be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Medicare Contributions Tax

Certain U.S. shareholders who are individuals, estates or certain trusts must pay a 3.8% tax on the U.S. person’s “net investment income.” Net investment income generally includes, among other things, dividend income and net gains from the disposition of our shares. A U.S. holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our shares.

Certain U.S. Federal Income Tax Considerations Applicable to Non-U.S. shareholders

Distributions to Non-U.S. Shareholders

Distributions of cash or property, if any, paid to a non-U.S. shareholder of our shares will constitute “dividends” for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. If the amount of a distribution exceeds both our current and accumulated earnings and profits, such excess will first constitute a nontaxable return of capital, which will reduce the shareholder’s tax basis in our shares, but not below zero. Any excess will be treated as gain from the sale of our shares and will be treated as described below.

Subject to the following paragraphs, dividends on our shares generally will be subject to U.S. federal withholding tax at a 30% gross rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty. We may withhold up to 30% of either (i) the gross amount of the entire distribution, even if the amount of the distribution is greater than the amount constituting a dividend, as described above or (ii) the amount of the distribution we project will be a dividend, based upon a reasonable estimate of both our current and our accumulated earnings and profits for the taxable year in which the distribution is made. If tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, then a non-U.S. shareholder may obtain a refund of that excess amount by timely filing a claim for refund with the IRS.

To claim the benefit of a reduced rate of or an exemption from U.S. federal withholding tax under an applicable income tax treaty, a non-U.S. shareholder will be required (i) to satisfy certain certification requirements, which may be made by providing us or our agent with a properly executed and completed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying, under penalty of perjury, that the holder qualifies for treaty benefits and is not a U.S. person or (ii) if our shares are held through certain non-U.S. intermediaries, to satisfy the relevant certification requirements of the applicable Treasury Regulations. Special certification and other requirements apply to certain non-U.S. shareholders that are pass-through entities. Non-U.S. shareholders that do not timely provide us or our paying agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. shareholders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty.

Dividends that are effectively connected with the conduct of a trade or business by the non-U.S. shareholder within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment, or a fixed base in the case of an individual non-U.S. holder, that is maintained by the non-U.S. shareholder in the United States), or “effectively connected dividends”, are not subject to the U.S. federal withholding tax, provided that the non-U.S. shareholder certifies, under penalty of perjury, that the dividends paid to such shareholder are effectively connected dividends on a properly executed and completed IRS Form W-8ECI (or other applicable form). Instead, any such dividends will be subject to U.S. federal income tax on a net income basis in a manner similar to that which would apply if the non-U.S. shareholder were a U.S. shareholder.

Corporate non-U.S. shareholders who receive effectively connected dividends may also be subject to an additional “branch profits tax” at a gross rate of 30% on their earnings and profits for the taxable year that are effectively connected with the shareholder’s conduct of a trade or business within the United States, subject to any exemption or reduction provided by an applicable income tax treaty.

Sale or Taxable Disposition of Shares by Non-U.S. Shareholders

Any gain realized on the sale, exchange or other taxable disposition of our shares generally will not be subject to U.S. federal income tax unless:

●	the gain is effectively connected with the conduct of a trade or business by the non-U.S. shareholder within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment, or fixed base in the case of an individual non-U.S. shareholder, that is maintained by the non-U.S. shareholder in the United States); or
●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of such disposition and the non-U.S. holder’s holding period in our shares.

A non-U.S. shareholder described in the first bullet point above generally will be subject to U.S. federal income tax on the net gain derived from the sale or other taxable disposition under applicable U.S. federal income tax rates as if the shareholder were a U.S. shareholder. If the non-U.S. shareholder is a corporation, then the gain may also, under certain circumstances, be subject to the “branch profits” tax discussed above.

With respect to the second bullet point, although there can be no assurance, we believe we are not, have not been and will not become a “United States real property holding corporation” for U.S. federal income tax purposes. In the event that we are or become a United States real property holding corporation at any time during the applicable period described in the second bullet point above, any gain recognized on a sale or other taxable disposition of our shares may be subject to U.S. federal income tax, including any applicable withholding tax.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends on our shares and the proceeds from a sale or other taxable disposition of our shares. Copies of information returns may be made available to the tax authorities of the country in which a non-U.S. shareholder resides or is incorporated under the provisions of a specific treaty or agreement.

You may be subject to backup withholding with respect to dividends paid on our shares or with respect to proceeds received from a disposition of the shares. Certain shareholders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. You will be subject to backup withholding if you are not otherwise exempt and you:

●	fail to furnish your taxpayer identification number, or TIN, which, for an individual, is ordinarily his or her social security number;
●	furnish an incorrect TIN;
●	are notified by the IRS that you have failed to properly report payments of interest or dividends; or
●	fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding.

Backup withholding is not an additional tax, but rather is a method of tax collection. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

A non-U.S. shareholder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding tax requirements. The certification procedures required to claim a reduced rate of withholding under an income tax treaty will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a non-U.S. shareholder may be allowed as a credit against such shareholder’s U.S. federal income tax liability and may entitle such non-U.S. shareholder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Compliance Act Considerations

Under the Foreign Account Tax Compliance Act provisions of the Code and related Treasury guidance, or FATCA, a withholding tax of 30% will be imposed in certain circumstances on payments of dividends on our shares. In the case of payments made to a “foreign financial institution” (as defined for FATCA purposes), as a beneficial owner or as an intermediary, the tax generally will be imposed, subject to certain exceptions, unless such institution (i) enters into (or is otherwise subject to) and complies with a reporting agreement with the U.S. government, or FATCA Agreement or (ii) complies with applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction in either case to, among other things, collect and provide to the U.S. or other relevant tax authorities certain information regarding U.S. account holders of such institution. In the case of payments made to a foreign entity that is not a financial institution, the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification that it does not have any “substantial” U.S. owners (generally, any specified U.S. person that directly or indirectly owns more than a 10% of such entity) or that identifies its “substantial” U.S. owners. If our shares are held through a foreign financial institution that enters into (or is otherwise subject to) a FATCA Agreement, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) may be required, subject to applicable exceptions, to withhold such tax on payments of dividends described above made to (i) a person (including an individual) that fails to comply with certain information requests or (ii) a foreign financial institution that has not complied with its obligations under FATCA. Each non-U.S. holder should consult its own tax advisor regarding the application of FATCA to an investment in our shares.

LEGAL MATTERS

The validity of the issuance of our shares offered by this Offering Circular has been passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, San Diego, California.

EXPERTS

The balance sheet of SavvyShares, LLC, as of December 31, 2020 and the related statements of operations, changes in members’ capital, and cash flows for the period from January 2, 2020 (inception) through December 31, 2020, and related notes to such financial statements included in this Offering Circular have been audited by Mayer Hoffman McCann P.C., independent public accountants, as stated in their report appearing herein, which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing in giving said report.

F-1

Independent Auditors’ Report

To the Members

SavvyShares, LLC

We have audited the accompanying financial statements of SavvyShares, LLC, a Delaware limited liability company, which comprise the balance sheet as of December 31, 2020, and the related statements of operations, changes in members’ capital and cash flows for the period from January 2, 2020 (inception) to December 31, 2020, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SavvyShares, LLC as of December 31, 2020, and the results of its operations and its cash flows for the period from January 2, 2020 (inception) to December 31, 2020, in accordance with accounting principles generally accepted in the United States of America.

Matter of Emphasis

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses and is dependent on additional financing to fund operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

April 30, 2021

F-2

SavvyShares LLC

Balance Sheet

As of December 31, 2020

ASSETS
Current Assets
Cash	$820
Due from Manager	3,266
Total Current Assets		4,086

Total Assets		$4,086

LIABILITIES AND MEMBERS’ CAPITAL

LIABILITIES
Current Liabilities
Accounts payable	$213
Due to Manager	62,476
Shares Issuable to Members	1,214
Total Current Liabilities		63,903
Total Liabilities		$63,903

MEMBERS’ CAPITAL
Members’ Share Capital	(59,817)
Total Members’ Capital		(59,817)

TOTAL LIABILITIES AND MEMBERS’ CAPITAL		$4,086

The accompanying notes are an integral part of these financial statements.

F-3

SavvyShares LLC

Statement of Operations

For the period from January 2, 2020 (inception) to December 31, 2020

Revenue	$3,266
Cost of Services provided	(2,969)
Gross Profit	297

Selling, General & Administrative Expenses	312,733

Net Loss	$(312,436)

The accompanying notes are integral part of these financial statements.

F-4

SavvyShares LLC

Statement of Changes in Members’ Capital

For the period from January 2, 2020 (inception) to December 31, 2020

Balance as of January 2, 2020 (inception)	$–
Contributions by Manager paid directly to vendors	250,865
Issuance of shares to Members	1,755
Net loss	(312,436)
Balance as of December 31, 2020	$(59,817)

The accompanying notes are an integral part of these financial statements

F-5

SavvyShares LLC

Statement of Cash Flows

For the period from January 2, 2020 (inception) to December 31, 2020

Cash Flows From Operating Activities
Net Loss	$(312,436)
Shares issued or issuable	2,969
Increase in due from Manager	(3,266)
Increase in accounts payable	213
Net Cash used in Operating Activities	$(314,275)

Cash Flows from Financing Activities
Contributions from Manager paid directly to vendors	$250,865
Due to Manager	62,475
Net Cash provided by Financing Activities	$315,095

Net Increase in Cash	$820

Cash at Beginning of Period	$–
Cash at End of Period	$820

The accompanying notes are an integral part of these financial statements.

F-6

SavvyShares LLC

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2020

1. Organization and Purpose

SavvyShares LLC (the “Company”), a Delaware limited liability company, was formed on January 2, 2020. The Company was formed to build, operate, maintain, use and otherwise deal with databases comprised of member data that is licensed to the Company (collectively, the “Database”). Immediately following July 14, 2020, the date (the “Qualification Date”) that the Company’s offering of shares under Regulation A was first qualified by the Securities and Exchange Commission (“SEC”), the Company commenced the offering of shares and related operations and began to solicit potential members to participate in its surveys and market research activities.

The Company has entered into a management services agreement (the “Management Agreement”) with SavvyShares PBC (the “Manager”), a Delaware public benefit corporation, to provide business, operational and financial management services to the Company. The rights, duties and powers of the Manager are governed by the Management Agreement and Company operating agreement (“Operating Agreement”). The Manager, acting alone, has the power and authority to act for and bind the Company. The Management Agreement may not be terminated by the Company and can be terminated by the Manager with thirty days’ written notice.

2. Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not generated significant revenues and has only minimal amounts of cash or liquid assets as of December 31, 2020.

The Company has no plans to raise capital to fund its operations, and it is therefore dependent on the Manager for all Organizational Expenses (defined in Note 8 – Expenses) and presently dependent on the Manager for all Operational Expenses (defined in Note 8 – Expenses). The Company is also dependent on the Manager for all costs associated with development, improvement and maintenance of the Database (“Development Expenses”). The Manager is not entitled to reimbursement for Organizational Expenses or Development Expenses. The Manager is not entitled to reimbursement for Operational Expenses paid by the Manager that are or would have been, but for the provisions of the Management Agreement denying such reimbursement, accrued by the Company on or before the Qualification Date (see Note 8 – Expenses). The Manager is entitled to reimbursement for Operational Expenses accrued by the Company after the Qualification Date. The Manager will not be entitled to reimbursement for Member Acquisition Costs (as defined below in Note 8 – Expenses) incurred for the one-year period beginning on the Qualification Date.

The Manager has not committed to the Company to fund any particular amounts for any of these purposes. The Company’s dependence on the Manager for funding of these expenses raises substantial doubt about the Company’s ability to continue as a going concern.

The Manager’s ability to fund all of the Organizational Expenses and to fund Operational Expenses and Development Expenses through the time when the Company generates significant revenues from operations is dependent on the Manager’s existing cash resources and the ability of the Manager to obtain additional capital financing from investors sufficient to meet the needs of the Company and the Manager’s other operations. The Manager presently intends to seek equity or convertible debt capital from unaffiliated investors, but it presently has no financing commitments. The Manager has in the past and may also in the future receive capital from Luth Research, LLC (“Luth Research”), a company under common control of the majority owner of our Manager; however, Luth Research is not obligated to provide capital to our Manager. The Manager believes that it will be able to raise capital that, combined with its existing cash resources, will be sufficient to fund all of the Organizational Expenses and to fund Operational Expenses and Development Expenses through the time when the Company generates significant revenues, at which time revenues earned by the Company may be used to pay both Operational Expenses and the management fee to the Manager (which management fee may then fund Member Acquisition Costs that are the responsibility of the Manager and further Development Expenses). However, there can be no assurance that the Manager will be successful in its fundraising efforts. If the Manager is not successful in its intended fundraising efforts, the Company will be required to delay various planned expenditures for development of the Database, which delays could adversely delay generation of revenues and potentially jeopardize the Company’s ability to continue as a going concern.

F-7

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus and the risks to the international community as the virus spread globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The COVID-19 pandemic has negatively impacted the global economy, disrupted supply chains, and created significant volatility and disruption of financial markets. As a result of orders issued by federal, state and local health agencies, the Company’s business operations and those of its potential customers and data providers were significantly curtailed during 2020 and the Company has operated as a fully remote enterprise. The COVID-19 pandemic had a materially adverse impact on the Company’s business operations during 2020. In early 2021, health agencies in areas that the Company operates approved vaccines for combating the COVID-19 virus. While administration of the vaccines has begun, government-imposed restrictions aimed at mitigating the spread of the virus across the Company’s key markets and the related volatility are expected to continue to negatively impact its future operating results. While the Company expects the impacts of COVID-19 to continue to have an effect on its business, the extent of the impact will depend on future developments, including the duration of the pandemic and related government restrictions, all of which are uncertain and cannot be predicted. In addition, the Company cannot predict whether future developments associated with the COVID-19 pandemic will materially adversely affect its long-term liquidity position. The Company is actively monitoring the situation and the impact on financial condition, liquidity, operations, suppliers, industry and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company is not able to estimate the effects of the COVID-19 outbreak on its results of operations, financial condition, or liquidity for fiscal year 2021 or beyond.

s ability to continue as a going concern.

3. Summary of Significant Accounting Policies

The following is a summary of significant accounting policies applied by the Company in preparation of its financial statements. The policies are in accordance with the accounting principles generally accepted in the United States of America (“GAAP”) and are presented in U.S. dollars.

Revenue Recognition - The Company follows the provisions of the FASB’s ASC Topic 606, “Revenue from Contracts with Customers”. Under ASC Topic 606, there is a five-step process to revenue recognition as follows: 1) Identify the contract, 2) Identify the separate performance obligations, 3) Determine the total transaction price, 4) Allocate the transaction price to the performance obligations, and 5) Recognize revenues as the performance obligations are satisfied at a point in time or over time.

The Company generally recognizes revenues when the research data is transferred to the customer at a point in time upon completion of service which is when the performance obligation is satisfied.

Use of Estimates - The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes – The Company has elected to be taxed as a corporation and uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements. The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense. The Company may in the future become subject to federal, state, and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

F-8

Recent Accounting Pronouncements – Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying balance sheet. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

4. Members’ Capital

Pursuant to the Operating Agreement, the Company is authorized to issue an unlimited amount of unit-denominated common limited liability company interests, which it refers to as shares. Pursuant to its offering circular, filed with the SEC pursuant to Rule 252(g)(2) on July 14, 2020, the Company may issue up to 200,000,000 shares for an aggregate, maximum gross dollar offering of $50,000,000 in an offering (the “Offering”) qualified under Regulation A under the Securities Act of 1933, as amended (the “Securities Act”). The shares are not offered for cash but in exchange for specific categories of data obtained from self-reported surveys and interviews, behavior data obtained from third parties with a member’s consent, and any other social or related data satisfying the Company’s requirements, which is referred to as Member Data (“Member Data”). The aggregate offering price or aggregate sales for the Company’s shares is based on the fair value of Member Data as established by an accepted standard. At December 31, 2020 the Company has issued 7,018 shares at a fair value of $0.25 per share and 4,858 shares at a fair value of $0.25 per share have been earned but have not yet been issued.

The shares are non-transferable, except as may be required by law, and are not listed for trading on any exchange or automated quotation system. The members do not have any voting, consent or management rights relating to the management and operation of the Company, except to appoint a liquidator upon the dissolution of the Company if the Company does not have a Manager at that time.

A member may resign as a member for all purposes at any time by redeeming all of its shares. A member may, at any time and from time to time, elect to terminate the Company’s license to use the Member Data he or she contributed to the Company by written notice to the Company made in accordance with the then current Member Data policies, in which case the Shares issued in exchange for the Company’s original rights to such Member Data will be redeemed. A member will automatically cease to be a member for all purposes immediately upon such member ceasing to own of record any shares.

From January 2, 2020 to October 7, 2020, the Manager was the sole member of the Company. In accordance with the Operating Agreement, the Manager automatically resigned as, and ceased to be, a member upon another person being admitted as a member of the Company. Accordingly, the Company accounts for the expenses paid on its behalf by the Manager while the Manager was the sole member as expenses of the Company with a corresponding credit to Members’ Share Capital, in accordance with the guidance in SAB Topic 5T. On October 8, 2020, the Company admitted a person other than the Manager as a member. As a result, the Manager automatically resigned as a member. Once an investor became a member, the sole relationship between the Company and the Manager is the contractual services relationship that exists pursuant to the Operating Agreement and the Management Agreement and the manager provisions of the Delaware Limited Liability Company Act (Chapter 18 of Title 6 of the Delaware Code), and the Company does not believe that the guidance in SAB Topic 5T continues to apply on or after October 7, 2020. Accordingly, the Company has not recorded as expenses of the Company those expenses that the Manager incurred after the Manager was no longer a member and for which the Manager does not have a contractual right of reimbursement. For the period commencing January 2, 2020 and ended on October 7, 2020, expenses covered by the Manager on the Company’s behalf were $250,865 and have been recorded as a contribution to Members Capital. For the period ended December 31, 2020, the Manager provided cash advances to the Company aggregating $62,476 which have been recorded as a liability Due to Manager.

5. Company Operating Agreement

The Manager was the sole initial member. The Manager automatically resigned as, and ceased to be, a member upon the admittance of another person as a member of the Company on October 8, 2020. In the event the Company would otherwise have no member, the Manager will automatically be admitted as a member, but will again automatically resign upon the subsequent admission of another Person as a member of the Company as provided in the immediately preceding sentence. In its capacity as initial member, the Manager had no obligation to make any contribution to, or pay any liabilities of, the Company, and has no right or entitlement to any distributions from the Company.

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Contributions

An individual may be admitted as a member and issued Shares by contributing Member Data, as defined in the Operating Agreement, to the Company in accordance with the Company’s Member Data policies, subject to the Manager accepting such contribution. Members have no obligation to contribute funds to the capital of the Company or to make additional contributions. A member may, in such member’s discretion, make additional contributions of Member Data in return for additional Shares from time to time in accordance with the Company’s Member Data policies, subject to the Manager accepting such contribution.

Distributions

The Manager intends for the Company to distribute (i) distributable cash from operations (but excluding proceeds from the sale of all or substantially all of the Company’s assets) for each annual period no less frequently than once per annum; provided that if the estimated distribution per Share is not expected to exceed $0.25, as adjusted appropriately for any Share dividend, Share split, combination or other similar recapitalization with respect to the Company’s equity, the Manager may elect to not make a distribution in such annual period, and (ii) proceeds, if any, realized by or available to the Company (after deducting therefrom an amount for addition to a reserve for contingencies, working capital, and the payment of unreserved or unfunded Company obligations, such amounts to be established by the Manager in its discretion) net proceeds from the sale of all or substantially all of the Company’s assets within thirty days following the receipt by the Company of such proceeds.

Upon a member’s resignation or termination as a member or partial redemption of Shares, the member will no longer be entitled to any further distributions with respect to the Shares redeemed, irrespective of whether distributable cash was available for distribution at or prior to such time.

6. Related Party Transactions

The Company anticipates conducting various transactions with the Manager, a related party, including but not limited to those specified in the Management Agreement (see Note 8) and with Luth Research. The Company and the Manager are under common control with Luth Research. The Company will follow the accounting and disclosure requirements under ASC 850-10-50 with regards to any related party transactions and relationships.

As of December 31, 2020, the Manager had made cash advances aggregating $62,476 to the Company which have been recorded as a liability Due to Manager. During the period year ended December 31, 2020 the Company had sales of Member Data to the Manager totaling $3,266 and reported accounts receivable from the Manager in that amount as of December 31, 2020. Sales of Member Data to related parties are priced at cost plus a margin of 10%.

The Company is obligated to pay the Manager a monthly service charge (the “Infrastructure Fee”) for use of facilities, which will initially be facilities used and provided by Luth Research, including rent, utilities, property and casualty insurance, telephone, internet access, and information technology infrastructure. The Infrastructure Fee was initially established at $35,000 per month and may be adjusted by the Manager annually or more frequently based on utilization by the Company. The Manager may implement any reduction in such charge with immediate effect and may implement any increase in such charge by either (a) treating such increase as an amendment to the Operating Agreement subject to the notice and other procedures set forth in the Operating Agreement or (b) disclosing the intended increased charge in a report filed with the SEC at least 30 days prior to the effective date of such increase. As a result of disruption to the businesses of the Manager and Luth Research due to the COVID-19 pandemic and the implementation of quarantine and other restrictions on workplaces during most of 2020, the Manager and Luth Research determined that it was more efficient to adopt a permanent remote work environment and as a result expects to move out of their current shared offices sometime in 2021. The Manager agreed to waive the Infrastructure Fee through December 31, 2020 and to reduce the Infrastructure Fee to $15,000 per month effective April 1, 2021

7. Shares Issuable to Members

At December 31, 2020, 4,858 shares have been earned but not yet issued. These shares have been recorded as a current liability of $1,214 on the balance sheet.

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8. Management Agreement

Management Fee

The Company is obligated to pay to the Manager a management fee (the “Management Fee”) calculated as the sum of 50% of the Net Revenues (defined below) of the Company.

“Net Revenues” means (i) all revenue recognized by the Company from (a) discovery activities that derive value from the content contained in the Database and (b) license fees, royalties and other revenue derived from intellectual property acquired through collaborations with third parties with respect to Member Data, less (ii) Operational Expenses. For this purpose, Operational Expenses do not include Organizational Expenses, Operational Expenses borne by the Manager (See Note 8 – Expenses) or the Management Fee. See also Note 8 –Manager Operations Separate from the Company, concerning activities that the Manager may conduct that do not generate revenue for the Company and are therefore excluded from Net Revenues.

The Manager will determine the Management Fee with respect to Net Revenues for each fiscal quarter. The Management Fee is payable within ten (10) days following the closing of the Company’s books for each quarter, to the extent of available cash in the Company. To the extent sufficient cash is not available at a payment date, the unpaid portion of the Management Fee will accrue and be paid promptly following the Company’s receipt of cash sufficient to pay the amount in arrears. During the year ended December 31, 2020 no Management Fee was earned or payable.

Manager Operations Separate from the Company

The Company will earn revenues from data discovery activities that derive value from the content contained in the Database, such as (i) providing to third parties (collectively, “Customers”), access to the Database for population-level or representative sampling, (ii) making available to Customers, directly or through the Manager, contact information for Members who have elected to allow the sharing of such contact information, (iii) communication and member engagement services provided to Customers following an activity that identifies or provides contact information of members, (iv) providing data, whether or not similar to the Member Data, to third parties for population-level or representative sampling, including data from the Database, provided that less than 50% of the total data for the project is derived from the Database (i.e. Luth Research may purchase access to the Member Data in the Database for purposes of providing services to its customers). The cost for such data will be the value of the shares issued by the Company for such Member Data, plus ten percent (10%) and any such payments to the Company will be considered revenues from a data discovery activity); and (v) professional services such as survey design, marketing consultation or project management. The Management Agreement indicates that certain activities are not data discovery activities and permits the Manager in its sole discretion to choose to conduct such activities for its own or for its affiliate’s account or for Customers without accounting to the Company for the revenues derived from such activities.

Database Development and Intellectual Property License

Pursuant to the Management Agreement, the Manager develops and improves the Database at the Manager’s sole expense. The Manager will own all intellectual property, including U.S. and foreign patents and trade secrets, conceived or discovered by the Manager, solely or jointly with the Company, related to the Database (collectively, “Database IP”). Database IP does not include intellectual property rights the Company acquires from collaborations with third parties (other than the Manager) that obtain Access to the Database (“Collaboration IP”), which Collaboration IP will be owned by the Company. The Manager has non-exclusive rights to certain Database IP owned by Luth Research, including the right to sublicense such Database IP to the Company.

The Company enjoys a non-exclusive license for the Database IP, which license will continue in perpetuity in the event of termination of the Management Agreement, the Manager ceasing to serve as manager of the Company or the dissolution of the Manager.

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Other Intellectual Property

The Manager owns or has license rights from Luth Research for certain trademarks, trade dress, logos, internet domain names, websites and associated software and social media accounts created for the Company. The Company has an exclusive license to all such properties but the Manager and Luth Research each have reserved a non-exclusive right to use such properties in connection with its operations that are separate from those of the Company.

Expenses

The Manager is responsible for, and not entitled to reimbursement for, all fees, costs or expenses incurred by it on behalf of the Company in connection with organizing and managing the Company and in connection with the initial offer and sale of the Shares, including printing, travel, filing fees, marketing expenses, legal and accounting fees, and similar fees incurred in connection with the investigation, evaluation, registration, qualification, issuance and sale thereof, such as costs incurred in qualifying for the exemption from registration pursuant to Regulation A under the Securities Act of 1933, as amended (the “Securities Act”) with the SEC, including any post-qualification amendments or supplements to the initial Regulation A offering statement (collectively, the “Organizational Expenses”).

The Company is obligated to reimburse the Manager promptly for all Operational Expenses (defined below) advanced by the Manager. Notwithstanding the foregoing, the Manager is not entitled to reimbursement for Operational Expenses paid by the Manager if such Operational Expenses are or would have been, but for the provisions of the Management Agreement denying reimbursement, accrued by the Company under generally accepted accounting principles on or before the Qualification Date. “Operational Expenses” are all costs and expenses related to the Company’s operations, but excluding the Organizational Expenses, costs to develop Database IP and the Manager’s overhead and compensation related expenses not related to managing the business of the Company, including compensation and expenses of the officers, directors, employees, auditors, attorneys and other agents of the Manager and fees and expenses for administrative, bookkeeping, clerical and related support services, office space and facilities, utilities, telephone and email of the Manager, all of which are the responsibility of the Manager. Operational expenses include the costs and expenses of augmenting data in the Database with data obtained from third parties or from the Manager or its affiliates (other than the Company). The Company will reimburse the Manager for survey design, survey programming, project management and out of pocket costs (including partner fees, which are fees paid to third parties to provide panelists) in accordance with Luth Research’s standard rate sheet in effect at the time for each service (the “Direct Project Costs”). Direct Project Costs are included in Operational Expenses.

Additionally, the Manager will not be entitled to reimbursement for Member Acquisition Costs incurred for the one-year period beginning on the Qualification Date, July 14, 2020. “Member Acquisition Costs” means selling and marketing expenses for the recruitment of new Members or further acquisitions of Shares by existing Members, including without limitation advertising and promotional expenditures (primarily online marketing) and compensation and other employee-related costs (including stock-based compensation) for personnel engaged in sales or marketing functions.

The Company is obligated to pay the Manager a monthly service charge (the “Infrastructure Fee”) for use of facilities, which is initially facilities used and provided by Luth Research, including rent, utilities, property and casualty insurance, telephone, internet access, and information technology infrastructure. The Infrastructure Fee was initially established at $35,000 per month and the Manager may adjust such charge annually or more frequently based on utilization by the Company. The Manager may implement any reduction in such charge with immediate effect and may implement any increase in such charge by either (a) treating such increase as an amendment to the Operating Agreement subject to the notice and other procedures set forth in the Operating Agreement or (b) disclosing the intended increased charge in a report filed with the SEC at least 30 days prior to the effective date of such increase. As a result of disruption to the businesses of the Manager and Luth Research due to the COVID-19 pandemic and the implementation of quarantine and other restrictions on workplaces during most of 2020, the Manager and Luth Research determined that it was more efficient to adopt a permanent remote work environment and as a result expects to move out of their current shared offices sometime in 2021. The Manager agreed to waive the Infrastructure Fee through December 31, 2020 and to reduce the Infrastructure Fee to $15,000 per month effective April 1, 2021.

For the period commencing January 2, 2020 and ended on October 7, 2020, expenses covered by the Manager on the Company’s behalf were $250,865 and have been recorded as a contribution to Members Capital. For the period ended December 31, 2020, the Company sold panel data aggregating $3,266 to the Manager and reflected an account receivable in that amount on its balance sheet as of December 31, 2020. The Manager provided cash advances to the Company aggregating $62,476 which have been recorded as a liability Due to Manager.

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Purchase and Sale of Data to Manager Affiliates

The Company may purchase rights to data from Luth Research (or another affiliate) to augment the Member Data in the Database. The cost for such data will be the direct costs paid by Luth Research (or its affiliates), which will consist of the cash payments made in consideration of such data, plus ten percent (10%). The Manager, or an affiliate (including Luth Research) may purchase access to the Member Data in the Database for purposes of providing services to its customers for activities that the Manager or an affiliate is permitted to perform under the Management Agreement. The cost for such data will be the value of the shares issued by the Company for such Member Data, plus ten percent (10%). Any such payments to the Company will be considered revenues from a data discovery activity and are therefore subject to the management fee paid to the Manager. For the period ended December 31, 2020, the Company sold panel data aggregating $3,266 to the Manager and reflected an account receivable in that amount on its balance sheet as of December 31, 2020.

9. Income Taxes

The Company accounts for income taxes under the asset and liability method. Deferred income taxes reflect the temporary differences between assets and liabilities recognized for financial reporting purposes and amounts recognized for income tax reporting purposes, net operating loss carryforwards, and other tax credits measured by applying currently enacted tax laws. Valuation allowances are provided when necessary to reduce deferred tax assets to an amount that is more likely than not to be realized.

The Company has evaluated the available evidence supporting the realization of its gross deferred tax assets including the amount and timing of future taxable income and has determined that it is more likely than not that the $93,160 deferred tax assets related to the net operating loss carryforwards will not be fully realized and has established a full valuation allowance against those assets as of December 31, 2020.

At December 31, 2020, the Company has federal and state (California) net operating loss carryforwards of approximately $312,436 and $311,636, respectively, which are available to offset future taxable income. The federal carryforwards are carried forward indefinitely and the state carryforwards will begin to expire by December 31, 2038. In addition, net operating loss carryforwards may be limited in the event of changes in ownership as defined by Internal Revenue Code Section 382.

The Financial Accounting Standards Board provides guidance regarding how uncertain tax positions that have been taken or are expected to be taken on a company’s tax return should be recognized, measured, presented, and disclosed in the financial statements. The Company believes that it has not taken any significant uncertain tax positions. Generally, the tax returns and amount of taxable income of the Company are subject to examination by federal and state taxing authorities during the three and four-year period, respectively, prior to the period covered by the financial statements.

10. Subsequent Events

The Company has evaluated subsequent events through April 30, 2021, the date these financial statements were available to be issued.

The Manager agreed to waive the Infrastructure Fee through December 31, 2020 and to reduce the Infrastructure Fee to $15,000 per month effective April 1, 2021 as discussed in Note 6.

F-13

PART III

Index to Exhibits

Number	Exhibit

2a	Certificate of Formation of the Company, filed January 2, 2020 (incorporated by reference to Exhibit 2(a) to the Company’s Form 1-A filed on April 20, 2020)

2b	Limited Liability Company Operating Agreement of the Company, effective as of January 2, 2020 (incorporated by reference to Exhibit 2(b) to the Company’s Form 1-A filed on April 20, 2020)

4a	Form of Subscription Agreement, including form of Purchaser Consent, form of Privacy Policy and form of Terms and Conditions (incorporated by reference to Exhibit 4(a) to the Company’s Form 1-A/A filed on July 8, 2020)

6a	Amended and Restated Management Agreement, dated as of January 2, 2020, by and between SavvyShares PBC and the Company, including Amended and Restated Intellectual Property License Terms (incorporated by reference to Exhibit 6(a) to the Company’s Form 1-A filed on April 20, 2020)

11a*	Consent of Mayer Hoffman McCann P.C.

12a	Opinion of Sheppard, Mullin Richter and Hampton LLP (incorporated by reference to Exhibit 12(a) to the Company’s Form 1-A/A filed on July 8, 2020)

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 25, 2021.

SavvyShares LLC

By:	SavvyShares PBC
Its Manager

By:	/s/ Roseanne Luth
Roseanne Luth Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roseanne Luth	Chief Executive Officer and	June 25, 2021
Roseanne Luth	Director of SavvyShares PBC (Principal Executive Officer)

/s/ Michael J. Berthelot	Chief Financial Officer	June 25, 2021
Michael J. Berthelot	(Principal Financial Officer and Principal Accounting Officer) of SavvyShares PBC

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